Filed Pursuant to Rule 424(b)(5)
Registration No. 333-187144

Prospectus Supplement

(to Prospectus dated March 22, 2013)

7,250,000 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to 7,250,000 shares of our common stock, par value $0.001 per share.

Our common stock is quoted on The NASDAQ Global Market under the symbol “CEMP.” On June 13, 2013, the last reported sale price of our common stock on The NASDAQ Global Market was $8.13 per share.

An existing security holder affiliated with one of our directors has agreed to purchase an aggregate of $1.855 million, or 265,000 shares, in this offering at the public offering price of $7.00 per share.

Investing in our securities involves a high degree of risk. Before buying any shares you should read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page S-12.

	Per Share	Total
Public offering price	$7.00	$50,750,000
Underwriting discounts and commissions	$0.42	$3,045,000
Proceeds to us (before expenses)	$6.58	$47,705,000

We have granted a 30-day option to the underwriters to purchase up to 1,087,500 additional shares of our common stock (15% of the shares sold) solely to cover over-allotment amounts, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares is expected to be made on or about June 19, 2013.

Barclays	Stifel	Cowen and Company

Needham & Company	SunTrust Robinson Humphrey

The date of this prospectus supplement is June 14, 2013

Cempra, Inc. and other trademarks or service marks of Cempra appearing in this prospectus supplement and the accompanying prospectus are the property of Cempra. This prospectus supplement and the accompanying prospectus may refer to brand names, trademarks, service marks or trade names of other companies and organizations, and those brand names, trademarks, service marks and trade names are the property of their respective holders.

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ABOUT THIS PROSPECTUS SUPPLEMENT

On March 8, 2013, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 (File No. 333-187144) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on March 22, 2013. Under this shelf registration process, we may, from time to time, sell up to $100.0 million in the aggregate of common stock, preferred stock, warrants, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, of which $ million will be sold in this offering in the form of shares of common stock.

This prospectus supplement describes the specific terms of an offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. We have not authorized anyone to provide you with any other information. If you receive any information not authorized by us, you should not rely on it. We are not making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” of this prospectus supplement, before investing in our common stock.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Our primary executive offices are located at 6340 Quadrangle Drive, Suite 100, Chapel Hill, NC 27517-8149, and our telephone number is (919) 313-6601. Our website address is http://www.cempra.com. The information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus supplement.

Unless the context otherwise requires, “Cempra,” the “company,” “we,” “us,” “our” and similar names refer to Cempra, Inc.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein and therein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “may,” “might,” “should,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s current judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to: the costs, timing, regulatory review and results of our studies and clinical trials; the results of studies of our product candidates conducted by others; our need to obtain additional funding and our ability to obtain future funding on acceptable terms; our ability to obtain FDA approval of our product candidates; our dependence on the success of solithromycin and Taksta; our anticipated capital expenditures and our estimates regarding our capital requirements; the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties; the unpredictability of the size of the markets for, and market acceptance of, any of our products, including solithromycin and Taksta; our ability to produce and sell any approved products and the price we are able realize for those products; our ability to retain and hire necessary employees and to staff our operations appropriately; our ability to compete in our industry; innovation by our competitors; and our ability to stay abreast of and comply with new or modified laws and regulations that currently apply or become applicable to our business. Please also see the discussion of risks and uncertainties under “Risk Factors” beginning on page S-12 of this prospectus supplement and page 11 of the accompanying prospectus, in our most recent Annual Report on Form 10-K, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, as filed with the SEC and which are incorporated herein by reference.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement or the accompanying prospectus or in any document incorporated herein or therein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the accompanying prospectus or the date of the document incorporated by reference herein or therein. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

Overview

We are a clinical-stage pharmaceutical company focused on developing antibiotics to meet critical medical needs in the treatment of infectious diseases, particularly respiratory tract infections and chronic staphylococcal infections. Our lead program is solithromycin (CEM-101), which we are developing in both oral and intravenous, or IV, formulations initially for the treatment of community acquired bacterial pneumonia, or CABP, one of the most serious infections of the respiratory tract. We are also developing solithromycin in a powder form for suspension for use in pediatric patients. We have completed a successful Phase 2 clinical trial of the oral formulation for the treatment of CABP, demonstrating a favorable safety and tolerability profile and comparable efficacy to the current standard of care, levofloxacin, a respiratory fluoroquinolone. Based on FDA guidance, we will need two Phase 3 trials to support our planned NDA for solithromycin to treat CABP: one trial with oral solithromycin, which we initiated in December 2012, and another trial with IV solithromycin stepping down to oral solithromycin. This development program was finalized with the FDA at our end of Phase 2 meeting for solithromycin, which occurred in May 2013, and we plan to initiate the second trial in the fourth quarter of 2013, subject to receipt of the necessary funding. We are also pursuing a second indication, bacterial urethritis, primarily gonorrhea, for which there is an urgent public health need. In October 2012, we released data from a Phase 2 study in which solithromycin was demonstrated to be highly effective in treating uncomplicated gonorrhea.

Our second program is Taksta, an antibiotic known as fusidic acid, that has been used for decades outside the U.S., including western Europe. We are developing Taksta in the U.S. as an oral treatment for long term treatment of prosthetic joint infections caused by staphylococci, including S. aureus and methicillin-resistant Staphylococcus aureus, or MRSA. Taksta successfully completed a Phase 2 clinical trial in patients with acute bacterial skin and skin structure infections, or ABSSSI, which is frequently caused by MRSA, demonstrating a favorable safety and tolerability profile and comparable efficacy to linezolid (sold under the brand name Zyvox®), the only oral antibiotic for the treatment of MRSA approved by the U.S. Food and Drug Administration, or FDA. Having shown that Taksta is well tolerated and is active against current strains of MRSA in the U.S., in December 2012, we initiated a Phase 2 trial with Taksta in patients with prosthetic joint infections, which is also primarily caused by staphylococci and for which safe, oral antibiotics for long term use are not currently available. We expect to announce interim data from this trial at the end of 2013.

We have global rights to solithromycin (other than the Association of South East Asian Nations, or ASEAN, countries, which are Brunei Darussalam, Cambodia, Indonesia, Laos, Malaysia, Myanmar (Burma), the Philippines, Singapore, Thailand and Vietnam). We have all rights to Taksta in the U.S. and are developing Taksta exclusively for the U.S. market.

Our goal is to develop differentiated antibiotics. We believe there are two main challenges that antibiotic candidates must overcome to be considered truly differentiated from currently-available antibiotics and those in development. The first is spectrum of activity. In addition to having activity against bacteria that have become resistant to generic antibiotics, one should focus on “the right spectrum” rather than broad spectrum. The right spectrum means an antibiotic that is active against most or all of the pathogens that are involved in a particular infection and could reduce the need for polytherapy. It also means that collateral damage to important bacteria such as gut flora is limited so that unintended side effects do not occur. We believe that solithromycin fits this profile as it is active against many key CABP pathogens as well as against pneumococcal strains resistant to other macrolides. The second is that there are many generic antibiotics. To compete effectively, each of our products will have to be sufficiently differentiated, based on efficacy, safety, dosing flexibility, and/or other factors, from competing products to enable it to address a meaningful market.

Despite the many antibiotics available and the size of the market for antibiotics, we believe this market has significant critical needs for several reasons. First, the effectiveness of many antibiotics has declined worldwide due to bacterial resistance to the currently available antibiotics. The World Health Organization has stated that antibiotic resistance is one of the greatest health care challenges for the future. Second, many existing antibiotics have known side effects, which limit their use. Third, some antibiotics do not have sufficient potency to adequately fight bacteria. Finally, many of the existing antibiotics used to treat serious infections are difficult or inconvenient to administer, often requiring hospitalization for IV treatment. The clinical data we have generated suggest that solithromycin and Taksta address each of these challenges. As a result, we believe solithromycin and Taksta have the potential to meet this large and growing need.

Solithromycin (CEM-101)

Solithromycin is a potent new macrolide that we are developing in oral and IV formulations for the treatment of respiratory tract infections, including CABP, which is one of the most common serious infectious diseases of the respiratory tract, and bacterial urethritis, including gonorrhea, the second most common infectious disease in the world. We are also developing solithromycin in a powder form for suspension for use in pediatric patients. Historically, macrolides, including azithromycin, have been among the most frequently prescribed drugs for respiratory tract infections because of their combination of spectrum of antibacterial activity, safety for use in adult and pediatric patients, availability in oral and IV formulations, and strong anti-inflammatory properties. Spectrum of activity refers to the antibiotic’s ability to show activity against a range of bacterial types. The effectiveness of macrolides for treating serious respiratory tract infections such as CABP, however, has declined due to resistance issues related to earlier generations of macrolides. Macrolide use for serious infections has generally been replaced by fluoroquinolones, including levofloxacin, despite this class having a less desirable safety and tolerability profile than macrolides. Solithromycin is being developed for moderate to moderately severe CABP. We are also developing solithromycin as a treatment for bacterial urethritis, including gonorrhea. As with respiratory tract pathogens, Neisseria gonorrheae, has become resistant to macrolides, including azithromycin and other classes of antibiotics, such as the formerly recommended cefixime. We believe solithromycin, with its unique chemical structure, retains and improves upon the beneficial features of macrolides and can overcome the shortcomings of existing therapies.

Our Phase 1 and Phase 2 clinical trials and pre-clinical studies to date have shown that solithromycin has the following attributes:

•	favorable safety and tolerability profile;

•	comparable efficacy to the current standard of care;

•	potent activity against a broad range of bacteria with excellent tissue distribution and intracellular activity;

•	lower incidence of resistance development;

•	potential for IV, oral and suspension formulations that may allow it to be used in broad patient populations and settings;

•	potential for pediatric development; and

•	anti-inflammatory qualities to help patients feel better sooner during treatment.

In the third quarter of 2011, we completed a successful Phase 2 clinical trial in 132 CABP patients comparing the oral formulation of solithromycin to levofloxacin, a fluoroquinolone which is the current standard of care. In this trial, solithromycin demonstrated efficacy comparable to levofloxacin and a favorable safety and tolerability profile, with a lower incidence of treatment emergent adverse events than levofloxacin.

We designed our pivotal Phase 3 trial for oral solithromycin to treat CABP based on comments we received from the FDA. Based on FDA guidance, we will need two Phase 3 trials to support our planned NDA for solithromycin to treat CABP: one trial with oral solithromycin and another trial with IV solithromycin stepping down to oral solithromycin. These trials will be randomized, double-blinded studies conducted against a respiratory fluoroquinolone, moxifloxacin (Avelox®), for which we will have to show non-inferiority for efficacy and acceptable safety and tolerability. Non-inferiority for efficacy means solithromycin will have to prove it is statistically as effective as a comparator drug within a pre-defined margin. In 2011, the FDA clarified the guidance for the clinical development of therapies for the treatment of CABP. We have designed our Phase 3 trials to meet FDA guidelines. The FDA reviewed and provided comments on our oral Phase 3 trial protocol and we began the Phase 3 trial with oral solithromycin in December 2012. In October 2012, we reported results from our Phase 1 trial for the IV formulation of solithromycin in which we demonstrated that IV solithromycin demonstrated good systemic tolerability, showed a favorable pharmacokinetic (PK) profile and achieved high plasma concentrations. Based on this study, for the Phase 3 IV-to-oral step down trial, patients will be administered 400 mg by IV for up to seven days, and then switched to oral dosing based upon protocol-defined clinical criteria. Patients will then receive an 800 mg loading dose on the first day of oral administration followed by 400 mg once daily for a total of seven days of treatment. We finalized the overall development program for solithromycin for CABP with the FDA at our end of Phase 2 meeting for solithromycin, which occurred in May of 2013 and plan to initiate the IV-to-oral trial in the fourth quarter of 2013, subject to available resources. We anticipate announcing data from the oral trial in mid-2014.

In addition, we are studying solithromycin for the treatment of bacterial urethritis, including uncomplicated gonorrhea. The current standard of treatment for gonorrhea is a single intramuscular injection of ceftriaxone. Until recently, cefixime (Suprax®) had been recommended for oral treatment of patients as well as for treatment of their potentially infected partners. However, as of August 2012, the Centers for Disease Control and Prevention, or CDC, no longer recommends cefixime for the treatment of gonorrhea, which leaves no oral treatment option. In our preclinical studies, solithromycin has demonstrated in vitro activity against most drug-resistant gonococcal bacteria. In our Phase 2 open-label study begun in June 2012, we enrolled a total of 59 patients with suspected gonococcal infection. The first 28 patients received a single oral dose of 1200 mg. In October 2012, we reported that the primary endpoint of bacterial eradication as measured by conversion from positive baseline urethral or cervical cultures to negative at seven days was achieved in 100% of then evaluable patients (22 patients with positive baseline cultures). Pharyngeal and rectal gonococcal infections were also cleared in this study. We continued the study with an additional 31 patients with suspected gonococcal infection with a lower dose, a single oral dose of 1000 mg of solithromycin. Of the 31 patients, 21 patients were culture proven for gonorrhea and all were successfully treated (100% efficacy). Thus microbiological eradication of gonococci was achieved in 100% of all 43 evaluable patients at both dose levels. Because this is a second indication for which we intend to seek regulatory approval, we anticipate that a single Phase 3 trial in bacterial urethritis/cervicitis (primarily gonorrhea) will be sufficient for FDA approval for this indication. We also are conducting diagnostic tests to characterize concomitant infections with Chlamydia trachomatis and Mycoplasma genitalium on clinical samples from these patients.

Taksta

Taksta is an oral therapy that we are developing in the U.S. for the treatment of prosthetic joint infections, which are frequently caused by staphylococci, including S. aureus, MRSA, coagulase negative staphylococci and other gram-positive bacteria. Taksta is a novel and proprietary dosing regimen of fusidic acid developed by us. Fusidic acid, or fusidate sodium, is an approved antibiotic with a long-established safety and efficacy profile that has been sold by Leo Laboratories, Ltd. primarily for staphylococcal infections, including skin, soft tissue and bone infections, for several decades in Europe and other countries outside the U.S. We believe Taksta has the potential to be used in hospital and community settings on both a short-term and chronic basis. Since prosthetic joint infection is primarily treated with a combination of IV and oral drugs, we believe that Taksta would enable outpatient treatment of many patients who would otherwise require hospitalization, which we also believe would provide pharmacoeconomic advantages, be well received by doctors and be more convenient for patients. In May 2013, we were issued a patent for our proprietary dosing regimen, which has been shown with pharmacodynamics experiments to limit resistance development. In addition, in the Phase 2 study for ABSSSI, Taksta was well tolerated and no resistant strains were isolated. Further, fusidic acid is eligible for market exclusivity under the Drug Price Competition and Patent Term Restoration Act, also known as the Hatch-Waxman Act. If approved for prosthetic joint infections, Taksta could be eligible for orphan drug status in the U.S., which would provide seven years of market exclusivity. Taksta may also be eligible for an additional five years of exclusivity based upon the

Generating Incentives for Antibiotics Now, or GAIN Act, since MRSA is listed in the law as a qualified infectious disease pathogen. Therefore, Taksta could qualify for as much as 12 years of exclusivity in total for some label indications. Taksta also could receive an additional six months of exclusivity if approved for pediatric indications. There is no guarantee, however, that Taksta will receive any of these exclusivities from the FDA.

According to a survey of physicians conducted by Decision Resources, S. aureus, including MRSA, is the most important pathogen of concern in patients with osteomyelitis and prosthetic joint infection. Bone infections often begin with skin infections where bacteria enter the bloodstream through breaks in the skin or mucous membrane that occur as a result of a wound or due to a surgical, medical or dental procedure.

Our clinical trials and pre-clinical studies to date, as well as historical data from outside the U.S., have shown that Taksta has the following attributes:

•	established safety profile;

•	comparable efficacy to the only FDA-approved oral treatment for MRSA;

•	ability to be used orally as a treatment for all types of S. aureus, including MRSA;

•	lower frequency of resistance development due to our loading dose regimen; and

•	potential to be used in patient populations not well served by current treatments.

In 2010, we successfully completed a Phase 2 clinical trial with Taksta in ABSSSI patients. In this trial, the Taksta loading dose regimen demonstrated efficacy, safety and tolerability that was comparable to linezolid. Like ABSSSI, prosthetic joint infections are often caused by S. aureus, including MRSA. In December 2012, we initiated an open label Phase 2 trial of Taksta in patients with prosthetic joint infections. We expect to report interim data from this trial at the end of 2013.

Earlier Stage Pipeline Programs

Our earlier stage programs include developing other uses for solithromycin and Taksta, as well as the development of newly discovered compounds as antibiotics and for the treatment of other diseases.

Solithromycin. In the future we may pursue secondary indications for solithromycin to treat other respiratory tract infections such as pharyngitis, sinusitis and chronic bronchitis, as well as other infectious diseases such as infections in cystic fibrosis, or CF, patients, otitis media (middle ear infection), Helicobacter gastritis, malaria, tuberculosis, eye infections and chronic obstructive pulmonary disease, or COPD. Of these additional indications, we are currently most interested in CF infections. In CF, the second most common bacteria that infects the lung is S. aureus, against which solithromycin has demonstrated activity. In addition, our pre-clinical work suggests that solithromycin is likely to have greater anti-inflammatory properties than azithromycin, which is commonly used in CF patients for its anti-inflammatory properties. Solithromycin has also been demonstrated to have in vitro activity against enterocci, including vancomycin resistant enterocci (VRE).

Taksta. Given the historical use of fusidic acid and its safety profile, we believe Taksta can also address osteomyelitis and infections related to CF, all of which tend to require long-term or chronic treatment, as well as ABSSSI that generally requires seven to 14 days of treatment. Fusidic acid is used in certain countries in Europe to treat S. aureus infections in CF patients and is active against 40 S. aureus strains isolated from CF clinics in the U.S. All S. aureus strains were susceptible to fusidic acid. A CF patient has been treated under our compassionate use program for approximately 11 months with some demonstrated symptomatic relief.

Other Research Programs. Shortly after our inception, we entered into a collaborative research and development and license agreement with Optimer Pharmaceuticals, Inc., or Optimer. The license agreement gives us exclusive access to a library of over 500 macrolide compounds, which we have further expanded through our own discovery efforts. Macrolides are complex structures which can be chemically modified to eliminate their antibacterial activities. We intend to use our extensive macrolide library to develop drugs with no antibiotic effect and replace off-label use of older macrolides in inflammatory conditions and other indications such as diabetic gastroparesis. Several compounds have been identified through our screening programs that could potentially address therapeutic needs in the areas of inflammation, diabetic gastroparesis and cancer. We believe that partnering these candidates in the pre-clinical stage can result in viable candidates for non-antibiotic drugs.

We are conducting pre-clinical studies for the use of macrolides in treating diabetic gastroparesis, which is related to a lack of neural response in the gastrointestinal tract of diabetic patients, and gastroesophageal reflux disease, or GERD, both likely to be helped by addressing motilin function. Motilin is a hormone released in the upper small intestine that helps control the pattern of smooth muscle contractions that initiate in the stomach and carry through to the small and large intestines. Erythromycin and related antibiotics have known activity as motilin agonists. Through our screening program, we have selected a lead candidate that is active in the motilin receptor binding assay, functional assays using cloned human motilin receptor in mammalian cells, as well as in rabbit duodenal strip contraction assays. These compounds have been optimized for pharmacokinetic properties and oral bioavailability and are in pre-clinical development.

Our Commercialization Strategy

We will pursue commercialization strategies intended to maximize the value of each product. We plan to develop our product candidates through late-stage clinical studies and, upon approval, either sell our products directly through our own hospital-based sales force, which we would need to assemble, or through partnerships, which we would need to negotiate with larger pharmaceutical companies.

Solithromycin. The solithromycin opportunity is planned to be maximized by having both a hospital-based sales force and a primary care sales force. We believe we could build a sales force to sell directly to the hospital market. A large pharmaceutical company with an established commercial organization may be better positioned to maximize solithromycin sales in the primary care market. There may be an opportunity to partner with a large pharmaceutical company in a manner that enables us to retain either promotion or co-promotion rights in certain markets, such as the hospital market. We believe solithromycin represents an attractive commercialization opportunity outside the U.S. and we plan to seek commercial partners in selected regions as appropriate. To that end, in May 2013, we entered into a license agreement with Toyama Chemical Co., Ltd., whereby we licensed to Toyama the exclusive right, with the right to sublicense, to make, use and sell any product in Japan that incorporates solithromycin as its sole active pharmaceutical ingredient, or API, for human therapeutic uses, other than for ophthalmic indications or any condition, disease or affliction of the ophthalmic tissues. Under this agreement, Toyama is to initiate certain clinical trials, obtain regulatory approval and launch and commercialize approved licensed products in Japan. We also plan to conduct the necessary trials to establish the utility of solithromycin for the treatment of a broader variety of respiratory and other infections including sinusitis, bronchitis and other forms of pneumonia.

Taksta. The initial market for Taksta is planned to be in the treatment of prosthetic joint infections. Patients with prosthetic joint infections are generally admitted to the hospital to begin antibiotic treatment and determine whether a debridement procedure that retains the prosthetic joint will be performed or whether the prosthetic joint will be removed. Following whatever procedure is necessary, patients are discharged and treated on an outpatient basis. Subject to finding a collaborative partner, the next planned market for Taksta would be in the U.S. in the hospital emergency department for treatment of ABSSSI infections. Both markets could also be addressed by the same hospital-based sales force we may build to sell solithromycin. Secondary markets for Taksta could include dermatology, podiatry, plastic surgery and pediatrics community practices in the U.S., which may be best addressed by a larger pharmaceutical partner. We also plan, through clinical trials, regulatory filings and publications, to expand the data establishing the utility of Taksta for the treatment of a wide variety of serious infections including osteomyelitis, especially in the pediatric population.

The Limitations Associated with Antibiotics

The widespread use of antibiotics has led to development of resistant strains of bacteria, which limits the effectiveness of existing drugs. This led the World Health Organization to state in 2010 that antibiotic resistance is one of the three greatest threats to human health. The CDC estimates that more than 70% of U.S. hospital infections are resistant to at least one of the antibiotics most commonly used to treat them.

Antibiotic resistance is primarily caused by genetic mutations in bacteria selected by exposure to antibiotics where the drug does not kill all of the bacteria. In addition to mutated bacteria being resistant to the drug used for treatment, many bacterial strains can also be cross-resistant, meaning that the use of a particular treatment to address one kind of bacteria can result in resistance to other kinds of bacteria as well as to other antibiotics. As a result, the effectiveness of many antibiotics has declined, limiting physicians’ options to treat serious infections and creating a global health issue. For example, it is estimated that in the U.S. 44% of pneumococci, the primary pathogen involved in respiratory tract infections, are resistant to azithromycin and other older macrolides commonly used to treat them. Antibiotic resistance has a significant impact on mortality and contributes heavily to health care system costs worldwide.

In addition to resistance issues, current antibiotic therapies also have other limitations, including serious side effects. These side effects may include: severe allergic reaction, decreased blood pressure, nausea and vomiting, suppression of platelets, pain and inflammation at the site of injection, muscle, renal and oto toxicities, optic and peripheral neuropathies and headaches. Some of these side effects may be significant enough to require that therapy be discontinued or not used. As a result, some treatments require clinicians to closely monitor patients’ blood levels and other parameters, increasing the expense and inconvenience of treatment.

Further, many of the existing antibiotics used to treat serious infections are difficult or inconvenient to administer. Many drugs are given twice daily for seven to 14 days or more and patients can be hospitalized for much or all of this period or require in-home IV therapy. While IV treatment delivers the drug more rapidly and in a larger dose than is possible orally, once a patient is stabilized, a step-down to oral treatment allows for more convenient and cost-effective out-patient treatment. We believe that there is a need for new antibiotics that have improved potency and pharmacokinetics, effectiveness against resistant bacterial strains, improved side effect profiles and more flexible administration formulations, including IV-to-oral step down treatments.

The FDA has issued proposed guidelines for CABP that impact the development of new antibiotics by recommending certain protocol elements, measures and endpoints for clinical trials. Recent public FDA discussions have evolved toward requiring that new drugs demonstrate non-inferiority to the current standard of care for the disease to be treated, within a predetermined non-inferiority margin. We believe the FDA guidance is helpful in clarifying the regulatory pathway for our product candidates and, given the data that we have gathered to date on our product candidates, reinforces our belief that our product candidates can establish non-inferiority while also demonstrating efficacy against susceptible and resistant bacterial strains and improved safety. Our clinical trials for solithromycin have been designed with these guidelines in mind.

On June 12, 2013, the FDA issued a proposed rule listing pathogens that would be eligible for drug development incentives under the Generating Antibiotic Incentives Now (GAIN) Act. The pathogens proposed for eligibility include Campylobacter, Enterococcus, Neisseria gonorrhoeae, Streptococcus agalactiae, Streptococcus pneumoniae, Streptococcus pyogenes, the Mycobacterium tuberculosis complex of species and non-tuberculous Mycobacteria species. Solithromycin has demonstrated activity against all of these pathogens. There can be no assurances that the FDA proposal, which is subject to a public comment period, will become a final rule or that, if passed, the final rule will include any or all of the above-mentioned pathogens.

Recent Developments

End of Phase 2 Meeting

In May 2013, we had our End of Phase 2 meeting with the FDA on our overall development plan for solithromycin for both CABP and urethritis. We believe that meeting has provided us with clear direction toward approval of solithromycin for CABP as well as preliminary feedback on the trial design for the uncomplicated gonococcal infection indication.

The Phase 3 solithromycin clinical program in CABP will be planned to consist of an oral trial and an IV-to-oral clinical trial. In designing these trials, we followed the CABP guidance that the FDA proposed in a November, 2011. The FDA provided comments on the Phase 3 oral CABP protocol in June 2012, and we launched this ongoing global study in December 2012. This study compares five days of oral solithromycin with seven days of oral moxifloxacin. FDA responses prior to and at the End of Phase 2 meeting addressed the second Phase 3 study, which is the planned IV-to-oral step-down trial.

In the IV-to-oral Phase 3 trial, approximately 800 patients with Port II to Port IV CABP will be randomized to either a 400 mg IV dose of solithromycin or 400 mg IV dose of moxifloxacin. The investigator will switch patients to oral administration of the assigned antibiotic (solithromycin or moxifloxacin) based on protocol-defined clinical criteria. Patients randomized to solithromycin will receive an 800 mg loading dose on the first day of oral administration followed by 400 mg once daily for a total of seven days of treatment, while patients randomized to moxifloxacin will receive 400 mg once daily for a total of seven days of treatment.

The primary outcome analysis in both Phase 3 trials is non-inferiority, or NI, in the early clinical response rates, or ECR. ECR is defined as improvement at 72 hours after the first dose of study drug in at least two of the following four symptoms: cough, shortness of breath, chest pain and sputum production in the Intent-To-Treat, or ITT, population. Each study is designed to provide 90% power to demonstrate NI in ECR rates of solithromycin versus moxifloxacin utilizing a 10% margin. A co-primary outcome analysis will assess NI in ECR rates of in the pooled microbiological ITT, or mITT, population from the two studies. Secondary endpoints include the clinical success rate at the short-term follow-up visit five to 10 days following the last dose of study drug in the ITT and clinically evaluable populations, and a comparison of safety and tolerability of solithromycin compared to moxifloxacin.

We believe a single Phase 3 study of solithromycin in uncomplicated gonococcal infection would likely be sufficient if the Phase 3 CABP trials are successful. This study would be planned to include 250 patients who receive solithromycin, of which 150 are males. Treatment of chlamydia may be included as a secondary endpoint. The specific protocol remains under discussion.

Toyama License

On May 8, 2013, we entered into a license agreement with Toyama Chemical Co., Ltd., whereby we licensed to Toyama the exclusive right, with the right to sublicense, to make, use and sell any product in Japan that incorporates solithromycin, our lead compound, as its sole active pharmaceutical ingredient, or API, for human therapeutic uses, other than for ophthalmic indications or any condition, disease or affliction of the ophthalmic tissues. Toyama also has a nonexclusive license in Japan and certain other countries, with the right to sublicense, to manufacture or have manufactured API for solithromycin for use in manufacturing such products, subject to limitations and obligations of the concurrently executed supply agreement discussed below. Toyama has granted us certain rights to intellectual property generated by Toyama under the license agreement with respect to solithromycin or licensed products for use with such products outside Japan or with other solithromycin-based products inside or outside Japan.

As consideration for the execution of the license agreement, Toyama paid us an upfront payment of $10.0 million. Toyama is also obligated to pay us up to an aggregate of $60.0 million in milestone payments, depending on the achievement of various regulatory, patent, development and commercial milestones. Under the terms of the license agreement, Toyama must also pay us a royalty equal to a low-to-high first double decimal digit percentage of net sales, subject to downward adjustment in certain circumstances.

The term of the license agreement (and the period during which Toyama must pay royalties under the license agreement) will end, on a product-by-product basis, at the later of: (i) such time as no patent rights under the agreement cover a particular licensed product in Japan; (ii) 15 years after such product is first launched in Japan, or (iii) the first commercial sale in Japan by a third party of a generic equivalent of such licensed product.

Toyama may terminate the license agreement (i) at any time, with or without cause, upon advance notice to us, (ii) upon the occurrence of any serious adverse effect in any human clinical trial of any licensed product that would significantly impact the long term commercial viability of a licensed product in Japan, or (iii) upon our failure to obtain the issuance of certain patents or file for U.S. regulatory approvals by certain dates, or to continue certain key clinical trials. We may terminate the license agreement if Toyama or any of its sublicensees is convicted of a felony relating to the development, manufacture, use, marketing, distribution or sale of a licensed product, or upon Toyama’s failure to (i) initiate certain clinical trials in Japan by certain dates, (ii) obtain regulatory approval in Japan within a certain period of completing certain clinical trials in Japan, (iii) launch and commercialize approved licensed products in Japan within a certain period of approval, (iv) use commercially reasonable efforts to market and sell licensed products, or (v) achieve expected benchmarks for net sales of licensed products. Either party may terminate the license agreement due to the other party’s insolvency or for uncured material breach.

As part of the license agreement, Toyama and we also entered into a supply agreement, whereby we will be the exclusive supplier (with certain limitations) to Toyama and its sublicensees of API for solithromycin for use in licensed products in Japan, as well as the exclusive supplier to Toyama and its sublicensees of finished forms of solithromycin to be used in Phase 1 and Phase 2 clinical trials in Japan. Pursuant to the supply agreement, Toyama will pay us for such clinical supply of finished product and all supplies of API for solithromycin for any purpose, other than the manufacture of products for commercial sale in Japan, at prices equal to our costs. All API for solithromycin supplied by us to Toyama for use in the manufacture of finished product for commercial sale in

Japan will be ordered from us at prices determined by our manufacturing costs, and which may, depending on such costs, equal, exceed, or be less than such costs. The supply agreement will continue until the expiration or termination of the license agreement. Either party may terminate the supply agreement for an uncured material breach or in the event of insolvency of the other party, with Toyama’s right to terminate for our breach subject to certain further conditions in the case of our failure to supply API for solithromycin or clinical supply.

BARDA Agreement

On May 24, 2013 we entered into an agreement with the Biomedical Advanced Research and Development Authority of the U.S. Department of Health and Human Services, or BARDA, for the evaluation and development of solithromycin for the treatment of bacterial infections in pediatric populations and infections caused by bioterror threat pathogens, specifically anthrax and tularemia.

The agreement is a cost plus fixed fee development contract, with a base performance segment valued at approximately $17.7 million, and four option work segments that BARDA may request in its sole discretion. If all four option segments are requested, the cumulative value of the agreement would be approximately $58 million. Three of the options are cost plus fixed fee arrangements, while the second to last option is a cost sharing arrangement for which we would be responsible for a designated portion of the costs associated with that work segment. The estimated period of performance for the base performance segment is May 24, 2013 through May 23, 2015. If all option segments are requested, this estimated period of performance would be extended until approximately May 23, 2018.

Activities to be conducted for the base performance include, among other things, toxicology studies, pharmacokinetics and pharmacodynamics studies, safety studies, animal model efficacy studies, activities to develop a powder for suspension formulation, and select chemical synthesis activities. In the event that BARDA requests one or more of the option work segments, optional activities to be conducted would include, among other things, additional efficacy studies, Phase 1 and Phase 2/3 clinical studies, dose determination studies and filing of new drug applications. BARDA may terminate this agreement upon our uncured default in our performance of the agreement or at anytime if the contracting officer determines that it is in the government’s interest to terminate the agreement.

Issuance of Patents

On January 1, 2013 the United States Patent and Trademark Office, or USPTO, issued U.S. Patent No. 8,343,936 with claims directed to unit dosage forms of solithromycin, and methods for treating respiratory tract infections. The patent, entitled “Novel Antibacterial Agents,” provides protection until 2024, excluding possible patent term extensions.

On February 12, 2013 the Canadian Intellectual Property Office, or CIPO, issued Canadian Patent No. 2529817 with claims directed to several genera of compounds covering solithromycin, and uses of those compounds in treating bacterial and protozoal infections, and including claims specific to solithromycin. The patent, entitled “Novel Antibacterial Agents,” provides protection until 2024, excluding possible patent term extensions.

On May 28, 2013, the USPTO issued U.S. Patent No. 8,450,300 with claims directed to our novel loading dose regimen for Taksta, including claims to define the pharmacokinetics of Taksta. The patent, entitled “Fusidic Acid Dosing Regimens for Treatment of Bacterial Infections,” provides protection until 2029, excluding possible patent term extensions.

Hercules Financing

On May 31, 2013, we amended our loan and security agreement, originally dated December 20, 2011, with Hercules Technology Growth Capital, Inc., or Hercules, pursuant to which Hercules agreed to provide us with additional credit of approximately $5.2 million, which amount we borrowed at closing. This brings our total indebtedness to Hercules to $15.0 million as of May 31, 2013. We paid Hercules a facility charge of $250,000 at closing. We also received an extension through September 30, 2013 for borrowing the remaining $10.0 million available under the original loan and security agreement, contingent upon raising $40.0 million in an equity offering and/or a strategic partnering transaction. We will be required to make interest only payments through May 31, 2014, after which we will be required to pay the aggregate balance of the outstanding loan in 36 equal monthly installments of principal and interest, with a final payment due upon maturity on June 1, 2017. All of our assets, except for our intellectual property, remain subject to the security interest created in favor of Hercules under the original loan and security agreement.

Upon the earliest to occur of (i) December 1, 2015, (ii) the date that we prepay the outstanding secured obligations under the loan agreement in full or (iii) the acceleration of the secured obligations under the loan agreement, we must pay Hercules an end-of-term charge of $400,000. In addition, on the earliest to occur of (a) June 1, 2017, (b) the date that we prepay the outstanding secured obligations under the loan agreement in full or (c) the acceleration of the secured obligations under the loan agreement, we must pay Hercules a charge of $495,245.

In connection with the amendment to the loan agreement, we issued a warrant to Hercules and amended and restated in its entirety the warrant issued to Hercules in December 2011. The new warrant provides Hercules with the right to purchase an aggregate number of shares of our common stock equal to the quotient derived by dividing $609,533 by the exercise price then in effect, which is defined as the lower of (i) $6.11, and (ii) the effective price per share of our common stock issued or issuable in any offering of our equity or equity-linked securities that occurs within 12 months after May 31, 2013, provided that such offering is effected principally for equity or debt-financing purposes. The amended and restated warrant provides Hercules with the right to purchase up to 39,038 shares of our common stock at an exercise price equal to the lower of (a) $6.11, and (b) the effective price per share of our common stock issued or issuable in any offering of our equity or equity-linked securities that occurs within 12 months after May 31, 2013, provided that such offering is effected principally for equity or debt-financing purposes. We have agreed to register the new warrant shares for resale and must file the registration statement with the SEC no later than September 28, 2013.

Addition to Board of Directors

On May 23, 2013, our Board of Directors appointed Michael R. Dougherty as a member of the Board, effective June 1, 2013. Mr. Dougherty was appointed as a Class I director and will hold office until Cempra’s 2015 Annual Meeting of Stockholders or until his successor is elected and qualified. Mr. Dougherty also will serve on the Board’s Audit Committee and Nominating and Governance Committee, effective June 1, 2013.

Corporate Information

We were formed as Cempra Holdings, LLC, a limited liability company under the laws of the State of Delaware, on May 16, 2008. Cempra Holdings, LLC was formed in connection with a reorganization whereby the stockholders of Cempra Pharmaceuticals, Inc., a corporation formed under the laws of the State of Delaware on November 18, 2005, exchanged their shares of Cempra Pharmaceuticals, Inc. stock for shares of Cempra Holdings, LLC, pursuant to a merger of a subsidiary of Cempra Holdings, LLC with and into Cempra Pharmaceuticals, Inc., as a result of which Cempra Pharmaceuticals, Inc. became a wholly owned subsidiary of Cempra Holdings, LLC. On January 29, 2012, we effected a 1-for-9.5 reverse stock split of all of our common and preferred shares. The ratio for the reverse stock split was determined by our Board of Directors. The reverse stock split was approved by the holders of our pre-conversion common and preferred shares. All share and per share amounts referred to in this prospectus have been adjusted to reflect the effect of the 1-for-9.5 reverse stock split.

On February 2, 2012, Cempra Holdings, LLC converted from a Delaware limited liability company to a Delaware corporation and was renamed Cempra, Inc. As a result of the corporate conversion, the holders of common shares of Cempra Holdings, LLC became holders of shares of common stock of Cempra, Inc. and the holders of preferred shares of Cempra Holdings, LLC became holders of shares of common stock of Cempra, Inc. Holders of options to purchase common shares of Cempra Holdings, LLC became holders of options to purchase shares of common stock of Cempra, Inc. Holders of notes convertible into preferred shares of Cempra Holdings, LLC and associated warrants exercisable for preferred shares of Cempra Holdings, LLC became holders of shares of common stock and warrants to purchase shares of common stock of Cempra, Inc.

We effected the reverse stock split and the corporate conversion in conjunction with our initial public offering, or IPO, which closed on February 8, 2012.

We have two subsidiaries, Cempra Pharmaceuticals, Inc. and CEM-102 Pharmaceuticals, Inc. Other than cash and the stock in these subsidiaries, Cempra, Inc. holds no material assets.

Our primary executive offices are located at 6340 Quadrangle Drive, Suite 100, Chapel Hill, NC 27517-8149, and our telephone number is (919) 313-6601. Our website address is http://www.cempra.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, among others:

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only two years of audited financial statements, in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of certain reduced reporting burdens in this prospectus and in documents incorporated herein by reference. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

The Offering

Common stock offered by us	7,250,000 shares of common stock.

Overallotment option	We have granted the underwriters an option for a period of 30 days to purchase up to 1,087,500 additional shares of common stock.

Common stock to be outstanding after this offering	32,153,774 shares of common stock.

Use of Proceeds	We intend to use the net proceeds from this offering to fund the IV-to-oral Phase 3 clinical trial of solithromycin in CABP, working capital and general corporate and administrative expenses. See “Use of Proceeds” on page S-42.

Risk Factors	This investment involves a high degree of risk. You should read the description of risks set forth under “Risk Factors” beginning on page S-12 of this prospectus supplement or otherwise incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities.

NASDAQ Global Market Symbol	“CEMP”

An existing security holder affiliated with one of our directors has agreed to purchase an aggregate of $1.855 million, or 265,000 shares, in this offering at the public offering price of $7.00 per share.

The number of shares of our common stock to be outstanding immediately after this offering is based on 24,903,774 shares outstanding as of May 31, 2013, and does not include, as of that date:

•	702,185 shares of common stock issuable upon the exercise of outstanding options under our Sixth Amended and Restated 2006 Stock Plan;

•	1,105,000 shares of common stock issuable upon the exercise of outstanding options under our 2011 Equity Incentive Plan;

•	2,026,579 shares of common stock reserved for future issuance under our 2011 Equity Incentive Plan;

•	208,332 shares of common stock issuable upon the exercise of warrants issued in August 2011 having an exercise price of $6.00 per share;

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up to an aggregate of 39,038 shares of common stock issuable upon the exercise of an amended and restated warrant issued to Hercules Technology Growth Capital, Inc., having an exercise price per share equal to the lower of (a) $6.11, and (b) the effective price per share of our common stock issued or issuable in any offering of our equity or equity-linked securities that occurs within 12 months after May 31, 2013, provided that such offering is effected principally for equity or debt-financing purposes; and

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shares of common stock issuable upon the exercise of a warrant issued to Hercules Technology Growth Capital, Inc. in an amount equal to the quotient derived by dividing $609,533 by the exercise price then in effect, which is defined as the lower of (a) $6.11, and (b) the effective price per share of our common stock issued or issuable in any offering of our equity or equity-linked securities that occurs within 12 months after May 31, 2013, provided that such offering is effected principally for equity or debt-financing purposes.

RISK FACTORS

Investing in our common stock involves risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to our Business

We are heavily dependent on the success of solithromycin and Taksta, which are still under clinical development. The FDA and foreign regulatory approval process is lengthy, time consuming and inherently unpredictable and if we are ultimately unable to obtain regulatory approval for solithromycin or Taksta our business will be substantially harmed.

We have no products that have been approved for sale. Our near-term prospects are substantially dependent on our ability to develop and commercialize solithromycin and Taksta. We cannot commercialize, market or sell either product in the U.S. without FDA approval. FDA approval, if received, is several years away at least. To commercialize solithromycin outside of the U.S., we would need applicable foreign regulatory approval. The clinical development of solithromycin and Taksta is susceptible to the risk of failure inherent in any stage of drug development, including failure to achieve efficacy across a broad population of patients, the occurrence of severe adverse events and the FDA or any applicable foreign regulatory authority determining that a drug product is not approvable.

The process required to obtain approval for commercialization from the FDA and similar foreign authorities is unpredictable, and typically takes many years following the commencement of clinical trials depending on numerous factors. In addition, approval policies, regulations, or the type and amount of clinical data necessary to obtain regulatory approval may change during the course of a product’s clinical development. We may fail to obtain regulatory approval for solithromycin, Taksta or any other product candidates for many reasons, including the following:

•	we may not be able to demonstrate to the satisfaction of the FDA or comparable foreign regulatory authorities that a product candidate is safe and effective for any indication;

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the results of clinical trials may not meet the level of statistical significance required by the FDA or comparable foreign regulatory authorities for approval, and/or the FDA may require additional, expensive trials;

•	the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical trials;

•	we may not be able to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks;

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we may not be able to demonstrate that a product candidate is non-inferior or superior to the current standard of care, future competitive therapies in development, or over placebo in any indications for which the FDA requires a placebo-controlled trial;

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the data collected from clinical trials of any product candidates that we develop may not be sufficient to support the submission of a new drug application, or NDA, or other submission or to obtain regulatory approval in the U.S. or elsewhere;

•	while we have a pathway based on an end of Phase 2 meeting, there can be no assurance that the FDA will not change its position and require additional trials based on results;

•	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval;

•	the FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from pre-clinical studies or clinical trials;

•	the FDA or comparable foreign regulatory authorities may not accept data generated at our clinical trial sites;

•	the FDA or comparable foreign regulatory authorities may fail to approve the clinical practices of the third party clinical research organizations, or CROs, we use for clinical trials; and

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the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers with which we or our collaborators enter into agreements for clinical and commercial supplies.

This lengthy approval process as well as the unpredictability of future clinical trial results may prevent us from obtaining regulatory approval to market solithromycin, Taksta or any future product candidates, which would significantly harm our business, financial condition, results of operations and prospects.

Clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

Clinical testing is expensive, can take many years to complete and its outcome is highly uncertain. Failure can occur at any time during the clinical trial process due to inadequate performance of a drug or inadequate adherence by patients or investigators to clinical trial protocols. Pursuant to FDA guidelines, new drugs must show non-inferiority or superiority to existing approved treatments. We have conducted our solithromycin for CABP and Taksta for ABSSSI clinical trials pursuant to proposed guidelines published by the FDA for drugs being developed for the treatment of CABP and ABSSSI, respectively. To date, those clinical trials demonstrate solithromycin and Taksta are comparable to current standards of care. However, because the numbers of patients in our Phase 2 trial for the oral formulation of solithromycin and our Phase 2 trial for Taksta for ABSSSI were small, our results were not powered to show, and did not show, statistical non-inferiority. If in our ongoing and any later clinical trials solithromycin or Taksta fails to demonstrate safety and/or superiority or non-inferiority according to FDA guidelines, the FDA will not approve that product candidate and we would not be able to commercialize it, which will have a material adverse effect on our business, financial condition, results of operations and prospects.

Our ongoing and planned Phase 3 trials for solithromycin may be more expensive and time consuming than we currently expect. FDA regulations require two Phase 3 trials for any drug for which an NDA is submitted. Based on FDA guidance, we believe we will only need to conduct one Phase 3 trial for oral solithromycin and one Phase 3 IV-to-oral trial because we believe we will have developed the necessary data to support our planned NDA and satisfy the FDA requirement. However, the FDA may disagree with our assessment and may require additional clinical data to support approval. Any expanded or additional trials, for whatever reason, would add to the time and cost of solithromycin’s development.

In addition, the results of pre-clinical studies and early clinical trials of product candidates may not be predictive of the results of later-stage clinical trials. A number of companies in the pharmaceutical and biotechnology industries, including those with greater resources and experience than us, have suffered significant setbacks in Phase 2 and Phase 3 clinical trials despite achieving successful results in earlier stage trials. The failure to obtain positive results in any of our Phase 2 or Phase 3 clinical trials could seriously impair the development prospects, and even prevent regulatory approval, of solithromycin or Taksta or any candidate in our existing proprietary macrolide library.

We have no experience as a company in bringing a drug to regulatory approval.

As a company, we have never obtained regulatory approval for, or commercialized, a drug. It is possible that the FDA may refuse to accept any or all of our planned NDAs for substantive review or may conclude after review of our data that our application is insufficient to obtain regulatory approval of solithromycin, Taksta or any future product candidates. If the FDA does not accept or approve any or all of our planned NDAs, it may require that we conduct additional clinical, pre-clinical or manufacturing validation studies, which may be costly, and submit that data before it will reconsider our applications. In addition, there is no FDA guidance on the approval process and study size for prosthetic joint infections and the FDA could require large non-inferiority trials that could be costly and difficult to conduct. Depending on the extent of these or any other FDA required studies, approval of any NDA or other application that we submit may be significantly delayed, possibly for several years, or may require us to expend more resources than we have available. Any delay in obtaining, or an inability to obtain, regulatory approvals would prevent us from commercializing solithromycin or Taksta, generating revenues and achieving and sustaining profitability. It is also possible that additional studies, if performed and completed, may not be considered sufficient by the FDA to approve any NDA we submit. If any of these outcomes occur, we may be forced to abandon our planned NDAs for either solithromycin or Taksta or both, which would materially adversely affect our business and could potentially cause us to cease operations. We face similar risks for any approval in a foreign jurisdiction.

Future legislation, and/or regulations and policies adopted by the FDA or other regulatory health authorities may increase the time and cost required for us to conduct and complete clinical trials for solithromycin, Taksta or other product candidates that we develop.

The FDA has established regulations, guidelines and policies to govern the drug development and approval process, as have foreign regulatory authorities. Any change in regulatory requirements due to the adoption by the FDA and/or foreign regulatory authorities of new legislation, regulations, or policies may require us to amend existing clinical trial protocols or add new clinical trials to comply with these changes. Such amendments to existing protocols and/or clinical trial applications or the need for new ones, may significantly impact the cost, timing and completion of the clinical trials.

In particular, drugs being tested and/or developed for the treatment of CABP and ABSSSI, including solithromycin and Taksta, are subject to proposed guidelines published by the FDA in March 2009 (with new guidelines proposed in November 2011) and August 2010, respectively. We have conducted our clinical trials to date according to the standards established by these proposed guidelines, but the FDA could issue new guidelines. Any new proposed guidelines may require us to conduct additional clinical trials, re-run previously completed trials to gather data at different endpoints or according to different protocols, or otherwise materially alter our planned clinical development of solithromycin. Any such regulatory change may materially increase our costs, delay the completion of our clinical trials, and otherwise impact our ability to obtain regulatory approval for our product candidate. Furthermore, the FDA’s guidance documents are not binding on the FDA. As a result, the FDA may not accept the results of clinical trials we conduct even though they follow the FDA’s most recent guidance.

In addition, increased scrutiny by the U.S. Congress of the FDA’s approval process, particularly in our areas of focus, may significantly delay or prevent regulatory approval, as well as impose more stringent product labeling and post-marketing testing and other requirements.

We might not successfully differentiate solithromycin from telithromycin (Ketek®), a macrolide found to cause severe side effects.

Ketek is a macrolide antibiotic that the FDA approved in 2004 for the treatment of multi-drug resistant pneumococci and other CABP bacteria. Soon after release, however, Ketek was found to cause reversible visual disturbances, exacerbate myasthenia gravis (a neurological disorder characterized by improper muscle regulation) and cause liver failure. These effects led the FDA to require the drug label for Ketek to include a strengthened warning section regarding specific drug-related adverse events and contributed to Ketek being withdrawn in 2007 for the treatment of all infections other than CABP. Our research suggests these side effects are likely caused by pyridine, which is a component of Ketek. Solithromycin and older generation macrolides, including azithromycin and clarithromycin, do not have a pyridine component, which we have demonstrated inhibits the action of nicotinic acid acetylcholine receptors that could result in the side effects caused by Ketek. If our research is proven to be incorrect or if solithromycin demonstrates similar side effects, the FDA might not approve solithromycin, or, if already approved, might withdraw approval, require us to conduct additional clinical trials or require warnings on product labeling, which would significantly harm our ability to generate revenues from solithromycin. Even if the FDA approves solithromycin, physicians may not be convinced that solithromycin is a safe and effective treatment for CABP and other infections. If physicians believe solithromycin demonstrates characteristics similar to Ketek, they might not prescribe solithromycin, which would negatively affect our revenues.

Bacteria might develop resistance to solithromycin or Taksta, which would decrease the efficacy and commercial viability of that product.

Drug resistance is primarily caused by the genetic mutation of bacteria resulting from sub-optimal exposure to antibiotics where the drug does not kill all of the bacteria. While antibiotics have been developed to treat many of the most common infections, the extent and duration of their use worldwide has resulted in new mutated strains of bacteria resistant to current treatments. We are developing solithromycin and Taksta to treat patients infected with drug-resistant bacteria. With respect to solithromycin, which is a next generation macrolide, resistance issues associated with earlier generations of macrolides have led to a decrease in their use for treating serious respiratory tract infections such as CABP. If physicians, rightly or wrongly, associate the resistance issues of earlier generation macrolides with solithromycin, physicians might not prescribe solithromycin for treating a broad range of infections. Similarly, resistance to fusidic acid has developed outside the U.S. Our in vitro studies have shown that the reason for resistance to the oral formulation is that it was not dosed optimally. We believe that overuse of topical formulations of fusidic acid also contributed to development of resistance outside the U.S. If Taksta is improperly dosed, or if our studies incorrectly attributed an increase in resistance to inappropriate dosing, bacteria might develop resistance to Taksta in the U.S. If these bacteria develop resistance to solithromycin or Taksta, the efficacy of these products would decline, which would negatively affect our potential to generate revenues from these products.

Delays in clinical trials are common and have many causes, and any such delays could result in increased costs to us and jeopardize or delay our ability to obtain regulatory approval and commence product sales as currently contemplated.

We may experience delays in clinical trials of our product candidates. Our planned clinical trials might not begin on time, may be interrupted or delayed once commenced, might need to be redesigned, might not enroll a sufficient number of patients or might not be completed on schedule, if at all. Clinical trials can be delayed for a variety of reasons, including the following:

•	delays in obtaining regulatory approval to commence a trial;

•	imposition of a clinical hold following an inspection of our clinical trial operations or trial sites by the FDA or other regulatory authorities;

•	delays in reaching agreement on acceptable terms with prospective CROs and clinical trial sites;

•	delays in obtaining required institutional review board, or IRB, approval at each site;

•	delays in identifying, recruiting and training suitable clinical investigators;

•	delays in recruiting suitable patients to participate in a trial;

•	delays in having patients complete participation in a trial or return for post-treatment follow-up;

•	clinical sites dropping out of a trial to the detriment of enrollment;

•	time required to add new sites;

•	delays in obtaining sufficient supplies of clinical trial materials, including suitable active pharmaceutical ingredient, or API; or

•	delays resulting from negative or equivocal findings of the data safety monitoring board, or DSMB, for a trial.

We were subject to such a delay in 2008 when the FDA placed a partial clinical hold on our Phase 2 clinical trial for oral solithromycin over concern about possible toxicity related to solithromycin. The FDA converted the partial clinical hold into a full clinical hold in April 2010. At the time, the FDA had concerns that solithromycin, as a fluoroketolide, may have similar toxicity issues as Ketek. While we addressed the FDA’s concerns and were allowed to proceed with the trial, which we successfully completed, the trial was delayed by approximately 12 months. While the FDA reviewed our overall development plan for solithromycin, either the oral or IV-to-oral Phase 3 clinical trial could be delayed for the reasons noted above.

In addition, we are evaluating alternative IV solutions of solithromycin to develop the optimal solution and may experience delays in the commencement of our planned Phase 3 IV-to-oral trial if we cannot develop the solution in a timely or cost-effective manner.

Patient enrollment, a significant factor in the timing of clinical trials, is affected by many factors, including the size and nature of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the design of the clinical trial, competing clinical trials and clinicians’ and patients’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies, including any new drugs that may be approved for the indications we are investigating. In addition, the timing of our clinical trials for solithromycin is dependent on the onset, degree and timing of the CABP season, which tends to occur in the winter months in each hemisphere. We could encounter delays in our clinical trials of solithromycin or Taksta if participating physician investigators encounter unresolved ethical issues associated with enrolling patients in clinical trials of solithromycin or Taksta in lieu of prescribing approved antibiotics that have established safety and efficacy profiles. Any of these delays in completing our clinical trials could increase our costs, slow down our product development and approval process and jeopardize our ability to commence product sales and generate revenues.

We may be required to suspend or discontinue clinical trials due to adverse side effects or other safety risks that could preclude approval of solithromycin or Taksta or any of our future product candidates.

Our clinical trials may be suspended or terminated at any time for a number of reasons. A clinical trial may be suspended or terminated by us, our collaborators, the FDA or other regulatory authorities due to a failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, presentation of unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using the investigational drug, changes in governmental regulations or administrative actions, lack of adequate funding to continue the clinical trial, or negative or equivocal findings of the DSMB or the IRB for a clinical trial. An IRB may also suspend or terminate our clinical trials for failure to protect patient safety or patient rights. We may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to participants. In addition, regulatory agencies may order the temporary or permanent discontinuation of our clinical trials at any time if they believe the clinical trials are not being conducted in accordance with applicable regulatory requirements or present an unacceptable safety risk to participants. If we elect or are forced to suspend or terminate any clinical trial of any product candidates that we are developing, the commercial prospects of such product candidates will be harmed and our ability to generate product revenues, if at all, from any of these product candidates will be delayed or eliminated. Any of these occurrences may harm our business, financial condition, results of operations and prospects significantly.

We have not completed a clinical trial of Taksta for the treatment of prosthetic joint infections and there is no guarantee that the results of our ongoing Phase 2 trial or any other trial we conduct will be consistent with the results of any trials conducted to date or will demonstrate safety and efficacy to the satisfaction of the FDA.

We only recently initiated, in December 2012, our Phase 2 clinical trial of Taksta for the treatment of prosthetic joint infections. While we have successfully completed a Phase 2 clinical trial comparing Taksta to linezolid for the treatment of ABSSSI the results of our completed Phase 2 trial for the treatment of ABSSSI were not powered to show, and did not show, statistical non-inferiority. Comparisons to results from other reported clinical trials, including our completed Phase 2 clinical trial for the treatment of ABSSSI, can assist in evaluating the potential efficacy of Taksta for the treatment of prosthetic joint infections; however, there are many factors that affect the outcome for patients in clinical trials, some of which are not apparent in published reports, and results from different trials often cannot be reliably compared. Therefore, there is no assurance that the results of any other trials we conduct for Taksta in the treatment of prosthetic joint infections will demonstrate safety and efficacy comparable to the results of trials conducted to date or will be sufficient to attain FDA approval.

We previously completed our end of Phase 2 meeting with the FDA for Taksta with respect to the treatment of ABSSSI. Assuming positive results in our Phase 2 trial for Taksta for prosthetic joint infections, we intend to submit our planned clinical trial protocol to support an NDA submission for Taksta as a treatment for prosthetic joint infections with the FDA in mid-2014 after the receipt of interim data, which is expected at the end of 2013. If the Phase 2 trial data results are inadequate or the FDA believes that the plan is inadequate, it could delay or prevent our ability to receive regulatory approval or commercialize Taksta for the treatment of prosthetic joint infections.

Taksta is not well absorbed in animals, which could impair our ability to obtain FDA approval.

As required by FDA regulations, we conducted pre-clinical studies of Taksta to determine its level of absorption in animals. The studies indicated that Taksta is not very well absorbed and has a short half-life in animals, resulting in minimum exposure levels which limited the ability to test Taksta in animal models. Fusidic acid, the API in Taksta, has been used for several decades in humans outside the U.S. and we believe there is sufficient human clinical trial data for Taksta to overcome the lack of absorption in animal studies. Despite this human data, and while all of our pre-clinical tests were benign and indicated no safety or tolerability issues, our limited ability to test Taksta in animal models may adversely affect our ability to obtain FDA approval.

Even if the FDA approves solithromycin for the treatment of CABP and Taksta for the treatment of prosthetic joint infections, adverse effects discovered after approval could adversely affect the market for those products.

If we obtain regulatory approval for solithromycin, Taksta or any other product candidate that we develop, and we or others later discover that our products cause adverse effects, a number of potentially significant negative consequences could result, including:

•	regulatory authorities may withdraw their approval of the product;

•	regulatory authorities may require the addition of labeling statements, such as warnings or contraindications;

•

we may be required to change the way the product is administered, conduct additional clinical studies, implement a risk evaluation and mitigation strategy, or REMS, or restrict the distribution of the product;

•	we could be sued and held liable for harm caused to patients and our liability insurance may not adequately cover those claims; and

•	our reputation may suffer.

Any of these events could prevent us from maintaining market acceptance of the affected product candidate and could substantially increase the costs of, or prevent altogether, the commercialization of our product candidates.

We have had negative cash flows from operations and might not be able to generate sufficient cash to service our existing indebtedness to Hercules, the level of which indebtedness could have a material adverse effect on our business, financial condition, results of operations and prospects.

On December 20, 2011, we entered into a loan and security agreement with Hercules, pursuant to which we borrowed $10.0 million. On May 31, 2013, we entered in an Amendment No. 2 to the Loan and Security Agreement with Hercules, or the Amendment, pursuant to which we borrowed approximately $5.2 million. We must repay the indebtedness on or before June 1, 2017. In addition, upon the earlier to occur of (i) December 1, 2015, (ii) the date that we repay the outstanding secured obligations under the loan agreement and the Amendment in full, or (iii) the acceleration of the secured obligations under the loan agreement and/or the Amendment, we must pay Hercules a fee of $400,000. Further, at the time that the loan is either due or prepaid, we must also pay Hercules a fee of $495,245. Our ability to make payments on this indebtedness depends on our ability to generate cash in the future. We expect to experience negative cash flow for the foreseeable future as we fund our operations and capital expenditures. There can be no assurance that we will be in a position to repay this indebtedness when due or obtain extensions of the maturity date. We anticipate that we will need to secure additional funding in order for us to be able to satisfy our obligations when due. We cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If that additional funding involves the sale of equity securities or convertible securities, it would result in the issuance of additional shares of our capital stock, which would result in dilution to our stockholders.

Moreover, this level of debt could have important consequences to you as an investor in our securities. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to payments owed to our licensors;

•	limit our flexibility in planning for the development, clinical testing, approval and marketing of our products;

•	place us at a competitive disadvantage compared to any of our competitors that are less leveraged than we are;

•	increase our vulnerability to both general and industry-specific adverse economic conditions; and

•	limit our ability to obtain additional funds.

In addition, the loan is secured by all of our assets except our intellectual property. In the event we fail to make timely payments or breach any of our representations or other obligations in the agreement, or upon any circumstance or occurrence that has a material adverse effect on the loan collateral, our business operations, properties, assets, prospects or condition, or our ability to perform our obligations under the loan agreement, Hercules can declare the loan in default. Upon an event of default, the loan principal and accrued interest would become immediately due and payable and Hercules would be entitled to enforce its security interest in our assets.

The addition of further debt to our current debt levels could make it more difficult for us to repay our indebtedness and meet our other obligations and would intensify the leverage-related risks that we now face.

If we fail to obtain additional financing, we may not be able to complete the development and commercialization of solithromycin or Taksta.

We need substantial amounts of cash to complete the clinical development of solithromycin and Taksta. As of the date of this prospectus, we estimate the cost of our research and development activities through the completion of our Phase 3 trial for oral solithromycin for CABP will be approximately $21.0 million, our costs to complete our QtC, hepatic and renal insufficiency studies of solithromycin will be approximately $6.0 million, our Phase 2 trial for Taksta for prosthetic joint infections will be approximately $4.0 million and cost of drug product and development for those trials and registration will be approximately $8.0 million, in addition to general and administrative expenses. The costs to develop solithromycin beyond our ongoing Phase 3 oral trial and Taksta beyond our ongoing Phase 2 trial will be significant and we will need to raise additional capital to continue those development activities. We estimate the cost of the solithromycin Phase 3 IV-to-oral clinical trial to be $40.0 million.

We expect that our existing cash and equivalents as of March 31, 2013 will be sufficient to fund our capital requirements into 2015. This projection does not include funds to initiate the solithromycin Phase 3 IV-to-oral clinical trial. However, even with funds received to date from Toyama and any proceeds from this offering, changing circumstances may cause us to consume capital significantly faster than we currently anticipate, and we may need to spend more money than currently expected because of circumstances beyond our control. For example, our clinical trials may encounter technical, enrollment or other issues that could cause our development costs to increase more than we expect and we may be required to conduct additional trials requested by the FDA that could increase our costs significantly. We would also need to raise additional funds sooner if we choose to initiate clinical trials more rapidly than we presently anticipate or if we elect to conduct additional trials for alternate indications. In any event, we will require significant amounts of additional capital to obtain regulatory approval of and to commercialize solithromycin and Taksta.

We may raise additional capital from the issuance of equity and/or debt securities, collaborations with third parties, out-licensing of rights to our product candidates and other means, or a combination of any of the above. Securing additional financing, however, will require a substantial amount of time and attention from our management and may divert a disproportionate amount of their attention away from our day-to-day activities, which may adversely affect our management’s ability to conduct our day-to-day operations. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If we are unable to raise additional capital when required or on acceptable terms, we may be required to:

•	significantly delay, scale back or discontinue the development or commercialization of solithromycin and/or Taksta;

•	seek collaborators for solithromycin and/or Taksta at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available; and

•	relinquish or license, potentially on unfavorable terms, our rights to solithromycin and/or Taksta that we otherwise would seek to develop or commercialize ourselves.

If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing discovery, development and commercialization efforts, and our ability to generate revenues and achieve or sustain profitability will be substantially harmed.

We rely on third parties to conduct our clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may be delayed in obtaining, or may ultimately not be able to obtain, regulatory approval for or commercialize solithromycin, Taksta or any other product candidates.

We have relied, and plan to continue to rely, on various CROs to recruit patients, monitor and manage data for our on-going clinical programs for solithromycin and Taksta, as well as for the execution of our pre-clinical and non-clinical studies. We control only certain aspects of our CROs’ activities; nevertheless, we are responsible for ensuring that each of our studies is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards and our reliance on the CROs does not relieve us of our regulatory responsibilities. We and our CROs are required to comply with the FDA’s current good clinical practices, or cGCPs, which are regulations and guidelines enforced by the FDA for all of our products in clinical development. The FDA enforces these cGCPs through periodic inspections of trial sponsors, principal investigators and clinical trial sites. If we or our CROs fail to comply with applicable cGCPs, the clinical data generated in our clinical trials may be deemed unreliable, and the FDA may require us to perform additional clinical trials before approving our product candidates. We cannot assure you that, upon inspection, the FDA will determine that any of our clinical trials comply with cGCPs. In addition, to evaluate the safety and effectiveness of solithromycin and Taksta to a statistically significant degree our clinical trials will require an adequately large number of test subjects. Any clinical trial that a CRO conducts abroad on our behalf is subject to similar regulation. Accordingly, if our CROs fail to comply with these regulations or recruit a sufficient number of patients, we may have to repeat clinical trials, which would delay the regulatory approval process.

In addition, our CROs are not our employees and we cannot control whether or not they devote sufficient time and resources to our on-going clinical, non-clinical and pre-clinical programs. Our CROs may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical studies or other drug development activities, which could impede their ability to devote appropriate time to our clinical programs. If our CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements, or for other reasons, our clinical trials may be extended, delayed or terminated, and we may not be able to obtain regulatory approval for or successfully commercialize solithromycin, Taksta or any other product candidates that we seek to develop. As a result, our financial results and the commercial prospects for solithromycin, Taksta or any other product candidates that we seek to develop would be harmed, our costs could increase and our ability to generate revenues could be delayed or ended.

We typically engage one or more CROs on a project-by-project basis for each study or trial. While we have developed and plan to maintain our relationships with CROs that we have previously engaged, we also expect to enter into agreements with other CROs to obtain additional resources and expertise in an attempt to accelerate our progress with regard to on-going clinical, non-clinical and pre-clinical programs and specifically, the compilation of clinical trial data for submission with an NDA for each of solithromycin and Taksta. Switching or entering into new relationships with CROs involves substantial cost and requires extensive management time and focus. In addition, there is a natural transition period when a new CRO commences work. As a result, delays occur, which can materially impact our ability to meet our desired clinical development timelines. Although we try to carefully manage our relationships with our CROs, there can be no assurance that we will not encounter challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition, results of operations or prospects.

Our dependence upon third parties for the manufacture and supply of solithromycin, Taksta and any future product candidates may cause delays in, or prevent us from, successfully developing and commercializing our products.

We do not currently have nor do we plan to build the infrastructure or capability internally to manufacture solithromycin or Taksta for use in the conduct of our clinical trials. In January 2013, we entered into an agreement with Wockhardt to supply the API and commercial supply for solithromycin. Wockhardt manufactures solithromycin according to our specifications under our proprietary rights. While we have the ability to develop alternate sources for solithromycin should Wockhardt be unable to supply our needs, we may not be able to negotiate an agreement with another source on acceptable terms, if at all.

We employ the services of Ercros S.A., or Ercros, to produce Taksta’s API and intend to utilize a third-party manufacturer to produce the finished dosing formulation of Taksta. We have a long-term exclusive supply arrangement with Ercros to produce the fusidic acid used in Taksta in which Ercros agrees to exclusively supply us with fusidic acid in the U.S., and we agree to obtain our supply of fusidic acid for commercial sale exclusively from Ercros, subject to a right to develop a second source for limited supply quantities. We believe Ercros is one of only two currently known manufacturers that can produce fusidic acid compliant with the purity required for human use. The second manufacturer is not available as a supplier to us. Fusidic acid is difficult to produce at these purity levels because of its complex fermentation process. As such, there are underlying risks associated with its manufacture, which could include cost overruns, new impurities, difficulties in scaling up or reproducing manufacturing processes and lack of timely availability of raw materials. We have yet to identify a viable second source of fusidic acid but continue to research alternatives. If Ercros cannot supply sufficient quantities of fusidic acid to make clinical supplies of Taksta, it would harm our ability to develop Taksta. We may not be able to locate a second manufacturer or, if we do, we may not be able to negotiate an agreement on favorable terms, if at all.

In addition, regulatory requirements could pose barriers to the manufacture of our API and finished product for solithromycin and Taksta. Our third-party manufacturers are required to comply with the FDA’s current good manufacturing practices, or cGMP, regulations. As a result, the facilities used by Wockhardt, Ercros, and any of our future manufacturers to manufacture solithromycin and Taksta must be approved by the FDA after we submit our NDA to the FDA and before approval of solithromycin and Taksta. Similar regulations apply to manufacturers of our products for use or sale in foreign countries. We do not control the manufacturing process of solithromycin or Taksta and are completely dependent on these third party manufacturing partners for compliance with the applicable regulatory requirements for the manufacture of solithromycin and Taksta API and their finished product. If our manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA and any applicable foreign regulatory authority, they will not be able to secure the applicable approval for their manufacturing facilities. If these facilities are unable to comply with the FDA’s cGMP requirements, or otherwise are not approved for the commercial manufacture of solithromycin or Taksta, we may need to find alternative manufacturing facilities, which would result in significant delays of up to several years in obtaining approval for solithromycin or Taksta. In addition, our manufacturers will be subject to ongoing periodic unannounced inspections by the FDA and corresponding state and foreign agencies for compliance with cGMPs and similar regulatory requirements. Failure by any of our manufacturers to comply with applicable cGMP regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspensions or withdrawals of approvals, operating restrictions, interruptions in supply, and criminal prosecutions, any of which could have a material adverse impact on our business, financial condition, results of operations or prospects.

Finally, we also could experience manufacturing delays if our third-party manufacturers give greater priority to the supply of other products over our product candidates or otherwise do not satisfactorily perform according to the terms of the agreement between us.

If Wockhardt, Ercros, or any alternate supplier of API or finished drug product for solithromycin or Taksta experiences any significant difficulties in its respective manufacturing processes, does not comply with the terms of the agreement between us or does not devote sufficient time, energy and care to providing our manufacturing needs, we could experience significant interruptions in the supply of solithromycin or Taksta, which could impair our ability to supply solithromycin or Taksta at the levels required for our clinical trials and commercialization and prevent or delay their successful development and commercialization. On June 20, 2012, the FDA issued a Warning Letter to Ercros, S.A., citing cGMP violations at the Ercros facility that manufactures the API for Taksta. Although some of the alleged violations may be related to products other than fusidic acid, the FDA’s issuance of a Warning Letter signifies Agency concerns with cGMP compliance at the Ercros facility. We believe Ercros is actively working with FDA to resolve these issues. However, if Ercros is unable to satisfactorily address the FDA’s concerns in a timely manner, the FDA may take further enforcement actions that could significantly jeopardize our supply of Taksta API for use in clinical trials or later commercialization. For example, the FDA might issue an import alert, which could preclude us from importing Taksta API manufactured at the Ercros facility. Particularly in light of the unavailability of alternative suppliers for Taksta API, this could significantly impact our ability to develop and commercialize Taksta.

A substantial portion of our future revenues may be dependent upon our strategic partnerships.

Our success will depend in significant part on our ability to attract and maintain strategic partners and strategic relationships to support the development and commercialization of our product candidates. We currently expect that a substantial portion of our future revenues may be dependent upon our strategic partnership with Toyama. Under the license agreement we entered into in May 2013 with Toyama, Toyama has significant development and commercialization responsibilities with respect to solithromycin in Japan. If Toyama or any of our other strategic partners were to terminate their agreements with us, fail to meet their obligations or otherwise decrease their level of efforts, allocation of resources or other commitments under these agreements with us, our future revenues could be negatively impacted and the development and commercialization of product candidates could be interrupted. In addition, if some or any of the development, regulatory and commercial milestones are not achieved or if certain net sales thresholds are not achieved, as set forth in the Toyama agreement or any agreements with other strategic partners, we will not fully realize the expected economic benefits of those agreements. Further, the achievement of certain of the milestones under our partnership agreements will depend on factors that are outside of our control and most are not expected to be achieved for several years, if at all. Any failure to successfully maintain our strategic partnership agreements could materially and adversely affect our ability to generate revenues.

The timing of the milestone and royalty payments we are required to make to Optimer Pharmaceuticals, Inc. and The Scripps Research Institute is uncertain and could adversely affect our cash flows and results of operations.

In March 2006, we entered into a Collaborative Research and Development and License Agreement with Optimer Pharmaceuticals, Inc., or Optimer, pursuant to which we acquired an exclusive license to certain patent applications and other intellectual property related to a series of compounds, including solithromycin, to develop and commercialize licensed products outside of the Association of South East Asian Nations, or ASEAN, countries

(Brunei Darussalam, Cambodia, Indonesia, Laos, Malaysia, Myanmar (Burma), the Philippines, Singapore, Thailand and Vietnam). We have an obligation to make additional payments upon achievement of specified development, regulatory and commercialization milestones. The aggregate amount of such milestone payments we may need to pay is based in part on the number of products developed under the agreement. The aggregate amount (including our two milestone payments to date) would be $27.5 million if four products are developed and gain FDA approval. Additional limited milestone payments would be due if we develop more than four products. We will also pay tiered mid-single-digit royalties based on the amount of annual net sales of solithromycin (or related licensed compounds), if and when approved by regulatory authorities. We have already paid a $0.5 million milestone in 2010 and a $1.0 million milestone in 2012 upon completion of our discussions with the FDA for the protocol for our pivotal Phase 3 trial for oral solithromycin. Optimer can elect to receive certain milestone payments in cash or in shares of our common stock having an equivalent fair market value. The timing of our achievement of these events and corresponding milestone payments to Optimer is subject to factors relating to the clinical and regulatory development and commercialization of solithromycin (or related licensed compounds), many of which are beyond our control. We may become obligated to make a milestone payment when we do not have the cash on hand to make such payment, which could require us to delay our clinical trials, curtail our operations, scale back our commercialization and marketing efforts or seek funds to meet these obligations on terms unfavorable to us. If we were unable to make a milestone payment, we would be in material breach of the agreement, in which event Optimer could terminate the agreement, which would result in the loss of our rights to develop and commercialize solithromycin, which would seriously harm our ability to generate revenues or achieve profitability.

We also must pay The Scripps Research Institute various milestone and annual payments, which, while significantly lower than amounts potentially due to Optimer, could become due when we do not have the cash on hand to make such payment, which could require us to delay our clinical trials, curtail our operations, scale back our commercialization and marketing efforts or seek funds to meet these obligations on terms unfavorable to us.

Our loan agreement with Hercules contains covenants that impose restrictions on our operations that may adversely impact the operation of our business.

Our loan agreement with Hercules contains customary restrictive covenants, including restrictions on our ability to incur additional debt, transfer or place a lien or security interest on our assets, including our intellectual property, merge with or acquire other companies, redeem any shares of our capital stock or pay cash dividends to our stockholders. These restrictions may inhibit our ability to conduct our business and to provide distributions to our stockholders. Future debt securities or other financing arrangements could contain similar or more restrictive negative covenants than the Hercules loan.

The commercial success of solithromycin, Taksta and any other product candidates that we develop, if approved in the future, will depend upon attaining significant market acceptance of these products among physicians and payors.

As a company, we have never commercialized a product candidate for any indication. Even if solithromycin, Taksta or any other product candidate that we develop is approved by the appropriate regulatory authorities for marketing and sale, physicians may not prescribe our approved products, which would prevent us from generating revenues or becoming profitable. Market acceptance of solithromycin, Taksta and any other product candidates that we develop by physicians, patients and payors will depend on a number of factors, many of which are beyond our control, including:

•	the clinical indications for which the product is approved;

•	acceptance by physicians and payors of each product as a safe and effective treatment;

•	the cost of treatment in relation to alternative treatments, including numerous generic drug products, such as azithromycin, levofloxacin and vancomycin;

•	the relative convenience and ease of administration of solithromycin in the treatment of CABP and Taksta in the treatment of prosthetic joint infections;

•	the availability and efficacy of competitive drugs;

•	the effectiveness of our or any third party partner’s sales force and marketing efforts;

•	our ability to manufacture or obtain commercial quantities of our drug products;

•	our ability to deliver our products on a timely basis;

•	the extent to which bacteria develop resistance to any antibiotic product candidate that we develop, thereby limiting its efficacy in treating or managing infections;

•	the extent to which the product is approved for inclusion on formularies of hospitals and managed care organizations;

•	whether the product is designated under physician treatment guidelines as a first-line therapy or as a second- or third-line therapy for particular infections;

•	the availability of adequate reimbursement by third parties, such as insurance companies and other health care payors, and/or by government health care programs, including Medicare and Medicaid;

•	our ability to have our products included in hospital formularies;

•	limitations or warnings contained in a product’s FDA-approved labeling; and

•	prevalence and severity of adverse side effects.

Even if the medical community accepts that solithromycin and Taksta are safe and efficacious for their approved indications, physicians may not immediately be receptive to the use or may be slow to adopt solithromycin as an accepted treatment for CABP and Taksta as an accepted treatment for prosthetic joint infections. While we believe each of solithromycin and Taksta has significant advantages, we cannot assure you that any labeling approved by the FDA will permit us to promote solithromycin and Taksta as being superior to competing products. If either or both of solithromycin or Taksta are approved but do not achieve an adequate level of acceptance by physicians and payors, we may not generate sufficient or any revenues from these products and we may not become profitable. In addition, our efforts to educate the medical community and third-party payors on the benefits of solithromycin and Taksta may require significant resources and may never be successful.

If approved, solithromycin and Taksta will face significant competition from branded and generic antibiotics and our operating results will suffer if we fail to compete effectively.

The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. If solithromycin or Taksta is approved, we will have competitors both in the U.S. and internationally, including major multinational pharmaceutical companies, established biotechnology companies, specialty pharmaceutical and generic drug companies. Many of these companies have greater financial and other resources, such as larger research and development staffs and more experienced marketing and manufacturing organizations. As a result, these companies may obtain regulatory approval more rapidly and may be more effective in selling and marketing their products. They also may invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make solithromycin, Taksta or any other product candidates that we develop obsolete. As a result, our competitors may succeed in commercializing antibiotics before we do. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies.

If approved, both solithromycin and Taksta will face competition from currently commercially available antibiotics, as well as any competing products that may be developed in the future. In July 2012, the United States Congress passed, and President Obama signed, the Food and Drug Administration Safety and Innovation Act,

which included the Generating Antibiotic Incentives Now Act, or the GAIN Act. The GAIN Act is intended to provide incentives for the development of new, qualified infectious disease products. These incentives might result in more competition in the market for new antibiotics and might cause pharmaceutical and biotechnology companies with more resources than we have to shift their efforts towards the development of products that could be competitive with our product candidates. Existing approved products that will compete with solithromycin include azithromycin (sold under the brand name Zithromax® by Pfizer Inc. and available as a generic), clarithromycin (sold under the brand name Biaxin® by Abbott Laboratories and available as a generic), moxifloxacin (sold under the brand name Avelox® by Bayer AG), levofloxacin (sold under the brand name Levaquin by Johnson & Johnson and available as a generic), linezolid (sold under the brand name Zyvox by Pfizer Inc.), ceftriaxone (sold under the brand name Rocephin® by F. Hoffman-La Roche Ltd and available as a generic) and ceftaroline (sold under the brand name Teflaro® by Forest Laboratories, Inc.). Existing approved products that will compete with Taksta include vancomycin (available as a generic), linezolid (sold under the brand name Zyvox by Pfizer Inc.), daptomycin (sold under the brand name Cubicin by Cubist Pharmaceuticals, Inc.), quinupristin/dalfopristin (sold under the brand name Synercid® by Sanofi-Aventis and Monarch Pharmaceuticals, Inc.), tigecycline (sold under the brand name Tygacil® by Pfizer Inc.), telavancin (sold under the brand name Vibativ® by Theravance, Inc. and Astellas Pharma, Inc.) and ceftaroline (sold under the brand name Teflaro by Forest Laboratories, Inc.). Generic antibiotics are typically sold at lower prices than branded antibiotics and are generally preferred by managed care providers of health services.

If we are unable to demonstrate the advantages of solithromycin or Taksta over competing drugs and drug candidates, we will not be able to successfully commercialize solithromycin or Taksta and our results of operations will suffer.

Reimbursement may not be available for solithromycin, Taksta or any other product candidates that we develop, which could make it difficult for us to sell our products profitably.

Market acceptance and sales of solithromycin, Taksta or any other product candidates that we develop will depend on reimbursement policies and may be affected by health care reform measures. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which drugs they will pay for and establish reimbursement levels. We cannot be sure that reimbursement will be available for solithromycin, Taksta or any other product candidates that we develop. Also, we cannot be sure that the amount of reimbursement available, if any, will not reduce the demand for, or the price of, our products. If reimbursement is not available or is available only at limited levels, we may not be able to successfully commercialize solithromycin, Taksta or any other product candidates that we develop.

Specifically, in both the U.S. and some foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the health care system in ways that could affect our ability to sell our products profitably. In the U.S., the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, also called the Medicare Modernization Act, or MMA, changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly and introduced a new reimbursement methodology based on average sales prices for physician-administered drugs. In addition, this legislation provided authority for limiting the number of drugs that will be covered in any therapeutic class. As a result of this legislation and the expansion of federal coverage of drug products, we expect that there will be additional pressure to contain and reduce costs. These cost reduction initiatives and other provisions of this legislation could decrease the coverage and price that we receive for any approved products and could seriously harm our business. While the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policies and payment limitations in setting their own reimbursement rates, and any reduction in reimbursement that results from the MMA may result in a similar reduction in payments from private payors.

In March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, or collectively, PPACA, became law in the U.S. The goal of PPACA is to reduce the cost of health care and substantially change the way health care is financed by both governmental and private insurers. While we cannot predict what impact on federal reimbursement policies this legislation will have in general or on our business specifically, the PPACA may result in downward pressure on pharmaceutical reimbursement, which could negatively affect market acceptance of solithromycin or Taksta or any future products. Earlier this year, members of the U.S. Congress and some state legislatures sought to overturn at least portions of the legislation including those on the mandatory purchase of insurance. However, on June 28, 2012, the United States Supreme Court upheld the constitutionality of these provisions. Members of the U.S. Congress have since proposed a number of legislative initiatives, including possible repeal of the PPACA. We cannot predict the outcome or impact of current proposals or whether new proposals will be made or adopted, when they may be adopted or what impact they may have on us if they are adopted.

The availability of numerous generic antibiotics at lower prices than branded antibiotics, such as solithromycin or Taksta if either were approved for commercial introduction, may also substantially reduce the likelihood of reimbursement for such products. We expect to experience pricing pressures in connection with the sale of solithromycin, Taksta and any other products that we develop, due to the trend toward managed health care, the increasing influence of health maintenance organizations and additional legislative proposals. If we fail to successfully secure and maintain reimbursement coverage for our products or are significantly delayed in doing so, we will have difficulty achieving market acceptance of our products and our business will be harmed.

We currently have no marketing and sales organization and have no experience as a company in marketing drug products. If we are unable to establish our own marketing and sales capabilities, or enter into agreements with third parties, to market and sell our products after they are approved, we may not be able to generate product revenues.

We do not have a sales organization for the marketing, sales and distribution of any drug products. In order to commercialize any products, we must develop these capabilities on our own or make arrangements with third parties for the marketing, sales and distribution of our products. The establishment and development of our own sales force would be expensive and time consuming and could delay any product launch, and we cannot be certain that we would be able to successfully develop this capability. As a result, we may seek one or more licensing partners to handle some or all of the sales and marketing of solithromycin for CABP in the U.S. and elsewhere and Taksta for prosthetic joint infections in the U.S. There also may be certain markets within the U.S. for solithromycin for which we may seek a co-promotion arrangement. However, we may not be able to enter into arrangements with third parties to sell solithromycin or Taksta on favorable terms or at all. In the event we are unable to develop our own marketing and sales force or collaborate with a third-party marketing and sales organization, we would not be able to commercialize solithromycin, Taksta or any other product candidates that we develop, which would negatively impact our ability to generate product revenues. Further, whether we commercialize products on our own or rely on a third party to do so, our ability to generate revenue will be dependent on the effectiveness of the sales force. In addition, to the extent we rely on third parties to commercialize our approved products, we will likely receive less revenues than if we commercialized these products ourselves.

If we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our ability to compete in the highly competitive biotechnology and pharmaceuticals industries depends in large part on our ability to attract and retain highly qualified managerial, scientific and medical personnel. In order to induce valuable employees to remain with us, we have provided stock options that vest over time. The value to employees of stock options will be significantly affected by movements in our stock price that we cannot control and may at any time be insufficient to counteract more lucrative offers from other companies.

Our scientific team has expertise in many different aspects of drug discovery and development. We conduct our operations at our facility in Chapel Hill, North Carolina, which is part of the Research Triangle consisting of Raleigh, Durham and Chapel Hill. This region is headquarters to other biopharmaceutical companies and many academic and research institutions and, as a result, at any given time there may be a shortage of experienced scientists and medical personnel. Competition for skilled personnel in our area and elsewhere in the U.S. is very intense and competition for experienced scientists may limit our ability to hire and retain highly qualified personnel on acceptable terms or at all.

Despite our efforts to retain valuable employees, members of our management, scientific and medical teams may terminate their employment with us on short notice. We do not have employment agreements with Prabhavathi Fernandes, our Chief Executive Officer, Mark W. Hahn, our Chief Financial Officer or any other employee. As a result, all employees are employed on an at-will basis, which means that any of these employees could leave our employment at any time, with or without notice, and may go to work for a competitor. The loss of the services of any of our executive officers or other key employees could potentially harm our business, operating results or financial condition. Our success also depends on our ability to continue to attract, retain and motivate highly skilled scientific and medical personnel.

Other biotechnology and pharmaceutical companies with which we compete for qualified personnel have greater financial and other resources, different risk profiles and longer histories than we do. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high quality candidates than what we offer. If we are unable to continue to attract and retain high quality personnel, our ability to discover, develop and commercialize drug candidates will be limited.

We will need to grow our organization, and we may experience difficulties in managing this growth, which could disrupt our operations.

As of May 31, 2013, we had 31 employees. As our development and commercialization plans and strategies develop, we expect to expand our employee base for managerial, operational, financial and other resources and, depending on our commercialization strategy, we may further expand our employee base for sales and marketing resources. Future growth would impose significant added responsibilities on members of management, including the need to identify, recruit, maintain, motivate and integrate additional employees. Also, our management may need to divert a disproportionate amount of its attention away from their day-to-day activities and devote a substantial amount of time to managing these growth activities. We may not be able to effectively manage the expansion of our operations which may result in weaknesses in our infrastructure, give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of additional product candidates. If our management is unable to effectively manage our expected growth, our expenses may increase more than expected, our ability to generate and/or grow revenues could be reduced and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize solithromycin, Taksta and our other product candidates and compete effectively will depend, in part, on our ability to effectively manage any future growth in our organization.

Even if we obtain FDA approval of solithromycin, or any other product candidate, we may never obtain approval or commercialize our products outside of the U.S., which would limit our ability to realize their full market potential. If foreign approval is obtained, there are risks in conducting business in international markets.

In order to market solithromycin or any other products outside of the U.S., we must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy. Clinical trials conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not mean that regulatory approval will be obtained in any other country. Approval procedures vary among countries and can involve additional product testing and validation and additional administrative review periods. Seeking foreign regulatory approvals could result in significant delays, difficulties and costs for us and require additional pre-clinical studies or clinical trials which would be costly and time consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of our products in those countries. Satisfying these and other regulatory requirements is costly, time consuming, uncertain and subject to unanticipated delays. In addition, our failure to obtain regulatory approval in the U.S. or any foreign country may delay or have negative effects on the process for regulatory approval in other countries. We do not have any product candidates approved for sale in the U.S. or any foreign country and we do not have experience as a company in obtaining regulatory approval in international markets. If we fail to comply with regulatory requirements in a foreign country or to obtain and maintain required approvals, our potential market for solithromycin or other products will be reduced and our ability to realize the full market potential of our products will be harmed. We do not intend to commercialize Taksta outside the U.S. because of the widespread use of fusidic acid in Europe and Australia.

If approved for commercialization in a foreign country, we intend to enter into agreements with third parties to market solithromycin whenever it may be approved and wherever we have the right to market it. Consequently, we expect that we will be subject to additional risks related to entering into international business relationships, including:

•	potentially reduced protection for intellectual property rights;

•

the potential for so-called parallel importing, which is what happens when a local seller, faced with high or higher local prices, opts to import goods from a foreign market (with low or lower prices) rather than buying them locally;

•	unexpected changes in tariffs, trade barriers and regulatory requirements;

•	economic weakness, including inflation, or political instability in particular foreign economies and markets;

•	compliance with laws for employees traveling abroad;

•	foreign taxes, including withholding of payroll taxes;

•	foreign currency fluctuations, which could result in increased operating expenses and reduced revenues;

•	workforce uncertainty in countries where labor unrest is more common than in the U.S.;

•	production shortages resulting from any events affecting API and/or finished drug product supply or manufacturing capabilities abroad;

•	business interruptions resulting from geo-political actions, including war and terrorism, or natural disasters including earthquakes, typhoons, floods and fires; and

•	failure to comply with Office of Foreign Asset Control rules and regulations and the Foreign Corrupt Practices Act.

These and other risks may materially adversely affect our ability to attain or sustain revenue from international markets.

Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements and insider trading.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with FDA regulations, provide accurate information to the FDA, comply with federal and state health care fraud and abuse laws and regulations, report financial information or data accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the health care industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. We have adopted a Code of Conduct, but it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

We have incurred significant operating losses since inception and anticipate that we will incur continued losses for the foreseeable future.

As of March 31, 2013, we had an accumulated deficit of approximately $131.6 million. We have no revenues and have funded our operations to date from the private sale of equity and debt securities and our initial public offering. We expect to incur substantial additional losses over the next several years as our research, development, pre-clinical testing, and clinical trial activities increase, especially those related to solithromycin and Taksta. In addition, we also expect to incur additional costs operating as a public company. The amount of future losses and when, if ever, we will achieve profitability are uncertain.

To raise additional funds to support our business operations, we may issue equity or debt securities. Debt securities could contain restrictive covenants that may adversely impact the operation of our business. The issuance of equity securities or convertible debt securities would result in dilution to our stockholders.

The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. For example, in August 2011, we issued 10.0% unsecured convertible notes (the “August 2011 Notes”) in the aggregate principal amount of $5,000,000. The August 2011 Notes contained restrictive covenants that prohibited us from incurring new indebtedness in excess of $0.5 million in the aggregate and granting a security interest on any of our material assets without the consent of the holders of at least a majority of the aggregate outstanding principal amount of the August 2011 Notes. Pursuant to this authority, the holders of the August 2011 Notes approved the Hercules debt financing that we closed in December 2011. The August 2011 Notes automatically converted into shares of our common stock upon the closing of our IPO and their restrictive covenants terminated at such time. Future debt securities or other financing arrangements could contain similar or more restrictive negative covenants than the August 2011 Notes. In addition, the sale of equity securities or convertible debt securities would result in the issuance of additional shares of our capital stock, which would result in dilution to our stockholders.

Our limited operating history makes it difficult to evaluate our business and prospects.

We began operations in 2006. Our operations to date have been limited to financing and staffing our company, conducting product development activities for solithromycin and Taksta and performing research and development with respect to our proprietary macrolide library. We have not yet demonstrated an ability as a company to obtain regulatory approval for or commercialize a product candidate. Consequently, the ability to predict our future performance may not be as accurate as they could be if we had a history of successfully developing and commercializing pharmaceutical products.

Risks Related to Our Industry

We are subject to extensive and costly government regulation.

Antibiotics, including those we are developing and plan to develop in the future, are subject to extensive and rigorous domestic government regulation including regulation by the FDA, the Centers for Medicare and Medicaid Services, other divisions of the U.S. Department of Health and Human Services, the U.S. Department of Justice, state and local governments and their respective foreign equivalents. The FDA regulates the research, development, pre-clinical and clinical testing, manufacture, safety, effectiveness, record keeping, reporting, labeling, storage, approval, advertising, promotion, sale, distribution, import and export of pharmaceutical products. If any products we develop are tested or marketed abroad, they will also be subject to extensive regulation by foreign governments, whether or not we have obtained FDA approval for a given product and its uses. Such foreign regulation may be equally or more demanding than corresponding U.S. regulation. Government regulation substantially increases the cost and risk of researching, developing, manufacturing and selling products. Our failure to comply with these regulations could result in significant fines or the inability of our product candidates to obtain and maintain regulatory approval, which would have a materially adverse effect on our business, financial condition, results of operations and prospects.

Even if we obtain regulatory approval for solithromycin, Taksta or any of our future product candidates, we will still face extensive regulatory requirements and our products may face future development and regulatory difficulties.

Even if regulatory approval in the U.S. is obtained, the FDA may still impose significant restrictions on a product’s indicated uses or marketing or impose ongoing requirements for potentially costly post-approval studies or post-market surveillance. For example, the labeling ultimately approved for solithromycin and/or Taksta if any, may include restrictions on use. Solithromycin, Taksta or any of our other product candidates will also be subject to ongoing FDA requirements governing the labeling, packaging, storage, distribution, safety surveillance, advertising, promotion, record keeping and reporting of safety and other post-market information. The holder of an approved NDA is subject to obligations to monitor and report adverse events and instances of the failure of a product to meet the specifications in the NDA. Application holders must submit new or supplemental applications and obtain FDA approval for certain changes to the approved product, product labeling or manufacturing process. Application holders must also submit advertising and other promotional material to the FDA and report on ongoing clinical trials. Legal requirements have also been enacted to require disclosure of clinical trial results on publicly available databases.

In addition, manufacturers of drug products and their facilities are subject to continual review and periodic inspections by the FDA and other regulatory authorities for compliance with cGMP regulations. If we or a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product, the manufacturing facility or us, including requiring recall or withdrawal of the product from the market or suspension of manufacturing, requiring new warnings or other labeling changes to limit use of the drug, requiring that we conduct additional clinical trials, imposing new monitoring requirements, or requiring that we establish a REMS. Advertising and promotional materials must comply with FDA rules in addition to other potentially applicable federal and state laws. The distribution of product samples to physicians must comply with the requirements of the Prescription Drug Marketing Act. Sales, marketing and scientific/educational grant programs must comply with the anti-fraud and abuse provisions of the Social Security Act, the False Claims Act and similar state laws, each as amended. Pricing and rebate programs must comply with the Medicaid rebate requirements of the Omnibus Budget Reconciliation Act of 1990 and the Veteran’s Health Care Act of 1992, each as amended. If products are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. All of these activities are also potentially subject to federal and state consumer protection and unfair competition laws. If we or our third party collaborators fail to comply with applicable regulatory requirements, a regulatory agency may:

•	conduct an investigation into our practices and any alleged violation of law;

•	issue warning letters or untitled letters asserting that we are in violation of the law;

•	seek an injunction or impose civil or criminal penalties or monetary fines;

•	suspend or withdraw regulatory approval;

•	suspend any ongoing clinical trials;

•	refuse to approve pending applications or supplements to applications filed by us;

•	suspend or impose restrictions on operations, including costly new manufacturing requirements;

•	seize or detain products, refuse to permit the import or export of products, or require us to initiate a product recall; or

•	refuse to allow us to enter into supply contracts, including government contracts.

The occurrence of any event or penalty described above may force us to expend significant amounts of time and money and may significantly inhibit our ability to bring to market or continue to market our products and generate revenues. Similar regulations apply in foreign jurisdictions.

Product liability lawsuits could divert our resources, result in substantial liabilities and reduce the commercial potential of our products.

We face an inherent risk of product liability as a result of the clinical testing of our product candidates despite obtaining appropriate informed consents from our clinical trial participants, and will face an even greater risk if we commercialize solithromycin or Taksta in the U.S. or other additional jurisdictions or if we engage in the clinical testing of new product candidates or commercialize any additional products. For example, we may be sued if any product we develop allegedly causes injury or is found to be otherwise unsuitable during clinical testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our product candidates. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

•	decreased demand for our products or product candidates that we may develop;

•	loss of revenue;

•	injury to our reputation;

•	withdrawal of clinical trial participants;

•	initiation of investigations by regulators;

•	costs to defend the related litigation;

•	a diversion of management’s time and our resources;

•	substantial monetary awards to trial participants or patients;

•	product recalls, withdrawals or labeling, marketing or promotional restrictions;

•	exhaustion of any available insurance and our capital resources;

•	the inability to commercialize our products or product candidates; and

•	a decline in our stock price.

Although we maintain general liability insurance of up to $2.0 million in the aggregate and clinical trial liability insurance of $5.0 million in the aggregate for each of solithromycin and Taksta, this insurance may not fully cover potential liabilities. The cost of any product liability litigation or other proceeding, even if resolved in our favor, could be substantial. In addition, inability to obtain or maintain sufficient insurance coverage at an acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the development and commercial production and sale of our products, which could adversely affect our business, financial condition, results of operations, and prospects.

If we use hazardous and biological materials in a manner that causes injury or violates applicable law, we may be liable for damages.

Our research and development activities involve the controlled use of potentially hazardous substances, including chemical, biological and radioactive materials and viruses. In addition, our operations produce hazardous waste products. Federal, state and local laws and regulations in the U.S. govern the use, manufacture, storage, handling and disposal of hazardous materials. Although we believe that our procedures for use, handling, storing and disposing of these materials (all of which only occur at third-party sites operated by our contractors) comply with legally prescribed standards, we may incur significant additional costs to comply with applicable laws in the future. We also cannot predict the impact on our business of new or amended environmental laws or regulations, or any changes in the way existing and future laws and regulations are interpreted or enforced. Also, even if we are in compliance with applicable laws, we cannot completely eliminate the risk of contamination or injury resulting from hazardous materials, and we may incur liability as a result of any such contamination or injury. In the event of an accident, we could be held liable for damages or penalized with fines, and the liability could exceed our resources, and we do not carry liability insurance covering the use of hazardous materials. If we fail to comply with applicable requirements, we could incur substantial costs, including civil or criminal fines and penalties, clean-up costs, or capital expenditures for control equipment or operational changes necessary to achieve or maintain compliance. Compliance with applicable environmental laws and regulations is expensive, and current or future environmental regulations may impair our research, development and production efforts, which adversely affect our business, financial condition, results of operations, and prospects.

Risks Related to our Intellectual Property

Our ability to pursue the development and commercialization of solithromycin depends upon the continuation of our licenses from Optimer and TSRI.

Our agreement with Optimer provides us with a worldwide exclusive license to develop and sell solithromycin outside of ASEAN countries. We are obligated to use our diligent efforts to develop and commercialize products licensed from Optimer. We have other obligations to Optimer under the license related to progress reporting, payment terms and confidentiality. If we are unable to make the required milestone and royalty payments under the agreement, if we do not continue to use diligent efforts to develop and commercialize solithromycin or if we otherwise materially breach the agreement, our rights to develop and commercialize solithromycin would terminate and revert to Optimer. In addition, either we or Optimer may terminate the agreement upon the uncured material breach of the agreement. If our agreement with Optimer is terminated by Optimer, we would lose our rights to develop and commercialize solithromycin, which would adversely affect our business, financial condition, results of operations, and prospects.

Our agreement with TSRI provides us with a license to make, use, sell, and import products for human or animal therapeutic use that use or incorporate one or more macrolides as an active pharmaceutical ingredient and is covered by certain patent rights owned by TSRI claiming technology related to copper-catalysed ligation of azides and acetylenes, with exclusive rights as to the People’s Republic of China (excluding Hong Kong), South Korea and Australia, and non-exclusive rights in all other countries worldwide, except the member-nations of the Association of Southeast Asian Nations (which are not included in the license with TSRI). We are obligated to use commercially reasonable efforts to develop and obtain regulatory approvals to market and sell one or more licensed products. TSRI may terminate the agreement due to our insolvency, our conviction for a felony relating to the development, manufacture, use, marketing, distribution or sale of a licensed product, or upon an uncured breach of the agreement by us, including failure to make any required payment. If our agreement with TSRI is terminated by TSRI, we could lose our rights to synthesize and/or manufacture solithromycin under the licensed TSRI technology, which could adversely affect our business, financial condition, results of operations, and prospects.

Another party could develop a fusidic acid product and achieve FDA regulatory exclusivity in the U.S. before we do, potentially preventing our ability to commercialize Taksta.

We will rely partly on FDA regulatory exclusivity to protect our proprietary rights for Taksta, our fusidic acid product, in the U.S. Fusidic acid has been approved and sold for several decades in Europe and other countries outside the U.S., but it has never been approved in the U.S. We believe this was due to the lack of regulatory exclusivity that was available for the molecule until the passage of Public Law 110-379 on October 8, 2008, which allowed old antibiotics such as fusidic acid to obtain five-year new chemical entity, or NCE, exclusivity upon NDA approval. This exclusivity will be granted to the first fusidic acid product that receives NDA approval. During the exclusivity period, for a minimum of four years the FDA will not accept an application filed by a third party that relies on any data contained in the approved NDA. Although we are not aware of another party currently developing fusidic acid for use in the U.S. for any indication, if another party were to do so and obtain NDA approval before we do, we would not be able to obtain approval for Taksta for any disease until after any period of regulatory exclusivity if our NDA relies on data contained in the previously approved NDA. In that event, we may not be able to commercialize Taksta, which would harm our ability to generate revenue and achieve profitability.

Our competitive position may be harmed if a competitor obtains orphan drug exclusivity for the treatment of prosthetic joint infections before we do. Even if we were to obtain orphan drug exclusivity, a competitor could obtain approval of a different drug for the treatment of prosthetic joint infections or for the same drug upon a showing that its drug is clinically superior to ours, which would harm our business.

Orphan drug designation is an important element of our competitive strategy for Taksta. The company that obtains the first FDA approval for a drug that is designated as an orphan drug for a rare disease receives a type of marketing exclusivity known as “orphan drug exclusivity.” Orphan drug exclusivity prevents FDA approval of applications by others for the same drug and the designated orphan disease or condition for seven years from the date of NDA approval. If the orphan indication is the first NDA approved for the drug, the drug is also eligible for the five-year Hatch-Waxman exclusivity for NCEs. Orphan and Hatch-Waxman exclusivities run concurrently.

The FDA may approve a subsequent application from another entity for the orphan indication of prosthetic joint infections if it determines that the application is for a different drug. The FDA may also approve a subsequent application for fusidic acid for an indication other than prosthetic joint infections. Orphan exclusivity does not block the same drug from being approved for another indication; however, Hatch-Waxman exclusivity could block submission of an application for a period of at least four years after approval if the subsequent application references data in the earlier NDA.

The FDA may approve a subsequent application from another entity for the same drug for the same designated and approved orphan indication during the orphan exclusivity period if it determines that the subsequent product is clinically superior, or that the holder of the initial orphan drug approval cannot assure the availability of sufficient quantities of the drug to meet the public’s need.

If we do not receive orphan exclusivity for Taksta for the treatment of prosthetic joint infections, our business would be negatively affected. In addition, even if we do obtain orphan exclusivity for Taksta, the FDA may permit other companies to market other drugs for the same condition or use. In addition, the FDA may approve another fusidic acid product for prosthetic joint infections during our period of orphan drug exclusivity if it can be demonstrated that the drug is clinically superior to our drug, or if we are unable to supply sufficient product to meet the public’s need. This could create a more competitive market for us.

If our efforts to protect the proprietary nature of the intellectual property related to solithromycin, Taksta, and our other product candidates are not adequate, we may not be able to compete effectively in our market.

Our commercial success will depend in part on our ability to obtain additional patents and protect our existing patent position as well as our ability to maintain adequate protection of other intellectual property for solithromycin, Taksta and any future products in the U.S. and other countries. If we do not adequately protect our intellectual property, competitors may be able to use our technologies and erode or negate any competitive advantage we may have, which could harm our business and ability to achieve profitability. The patent positions of pharmaceutical companies are highly uncertain. The legal principles applicable to patents are in transition due to changing court precedent and legislative action and we cannot assure you that the historical legal standards surrounding questions of validity will continue to be applied or that current defenses relating to issued patents in these fields will be sufficient in the future. Changes in patent laws in the U.S. such as the America Invents Act of 2011 may affect the scope, strength and enforceability of our patent rights or the nature of proceedings which may be brought by us related to our patent rights. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the U.S., and we may encounter significant problems in protecting our proprietary rights in these countries. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary technologies, solithromycin, Taksta and any future products are covered by valid and enforceable patents or are effectively maintained as trade secrets.

These risks include the possibility that:

•	the patent applications that we licensed or have filed on our own may fail to result in issued patents in the U.S. or in foreign countries;

•	patents issued or licensed to us or our partners may be challenged, discovered to have been issued on the basis of insufficient or incorrect information and/or held to be invalid or unenforceable;

•	the scope of any patent protection may be too narrow to exclude other competitors from developing or designing around these patents;

•	we or our licensors were not the first to make the inventions covered by each of our issued patents and pending patent applications;

•	we or our licensors were not the first to file patent applications for these inventions;

•

we may fail to comply with procedural, documentary, fee payment and other similar provisions during the patent application process, which can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights;

•	future product candidates may not be patentable;

•	others will claim rights or ownership with regard to patents and other proprietary rights which we hold or license;

•	delays in development, testing, clinical trials and regulatory review may reduce the period of time during which we could market our product candidates under patent protection; and

•	we may fail to timely apply for patents on our technologies or products.

While we apply for patents covering both our technologies and potential products, including solithromycin and Taksta, as we deem appropriate, many biopharmaceutical companies and university and research institutions already have filed patent applications or have received patents in our areas of product development. These entities’ applications, patents and other intellectual property rights may conflict with patent applications to which we have rights and could prevent us from obtaining patents or could call into question the validity of any of our patents, if issued, or could otherwise adversely affect our ability to develop, manufacture or commercialize antibiotic candidates. In addition, if third parties file patent applications in the technologies that also claim technology to which we have rights, we may have to participate in interference, derivation or other proceedings with the U.S. Patent and Trademark Office, or USPTO, or applicable foreign patent regulatory authorities, as applicable, to determine our rights in the invention, which may be time-consuming and expensive. Moreover, issued patents may be challenged during post-grant proceedings brought by a third party or the USPTO, or in foreign countries, or in the courts. These proceedings may result in loss of patent claims or adverse changes to the scope of the claims.

If we or our licensors or partners fail to obtain and maintain patent protection for our product candidates, or our proprietary technologies and their uses, companies may be dissuaded from collaborating with us. In such event, our ability to commercialize solithromycin, Taksta and our other product candidates may be threatened, we could lose our competitive advantage and the competition we face could increase, all of which could adversely affect on our business, financial condition, results of operations, and prospects.

If we are sued for infringing intellectual property rights of third parties, litigation will be costly and time consuming and could prevent us or delay us from developing or commercializing our product candidates.

Our commercial success depends, in part, on our not infringing the patents and proprietary rights of other parties and not breaching any collaboration or other agreements we have entered into with regard to our technologies and products. Numerous third-party U.S. and non-U.S. issued patents and pending applications exist in the areas of antibacterial treatment, including compounds, formulations, treatment methods and synthetic processes that may be applied towards the synthesis of antibiotics. Although no legal action has been commenced or threatened against us by a third party for infringing intellectual property rights, we cannot provide assurances that we or our partners will be free to manufacture or market our product candidates as planned, or that we or our licensors’ and partners’ patents will not be opposed or litigated by third parties.

There is a substantial amount of litigation involving intellectual property in the biopharmaceutical industry generally. If a third party asserts that we infringe its patents or other proprietary rights, we could face a number of risks that could adversely affect our business, financial condition, results of operations, and prospects, including:

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infringement and other intellectual property claims, which would be costly and time consuming to defend, whether or not we are ultimately successful, which in turn could delay the regulatory approval process, consume our capital and divert management’s attention from our business;

•	substantial damages for past infringement, which we may have to pay if a court determines that our products or technologies infringe a competitor’s patent or other proprietary rights;

•

a court prohibiting us from selling or licensing our technologies or future products unless the third party licenses its patents or other proprietary rights to us on commercially reasonable terms, which it is not required to do;

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if a license is available from a third party, we may have to pay substantial royalties or lump sum payments or grant cross licenses to our patents or other proprietary rights to obtain that license; and

•	redesigning our products so they do not infringe, which may not be possible or may require substantial monetary expenditures and time.

Although we are not currently party to any legal proceedings relating to our intellectual property, in the future, third parties may file claims asserting that our technologies, processes or products infringe on their intellectual property. We cannot predict whether third parties will assert these claims against us or our partners or against the licensors of technology licensed to us, or whether those claims will harm our business. In addition, the outcome of intellectual property litigation is subject to uncertainties that cannot be adequately quantified in advance. If we or our partners were to face infringement claims or challenges by third parties relating to our product candidates, an adverse outcome could subject us to significant liabilities to such third parties, and force us or our partners to curtail or cease the development of some or all of our product candidates, which could adversely affect our business, financial condition, results of operations, and prospects.

We may be required to file lawsuits or take other actions to protect or enforce our patents or the patents of our licensors, which could be expensive and time consuming.

Competitors may infringe our patents or the patents of our licensors. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. Moreover, there can be no assurance that we will have sufficient financial or other resources to file and pursue such infringement claims, which typically last for years before they are concluded. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biopharmaceuticals, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally.

In addition, in an infringement proceeding, a court may decide that a patent of ours or our licensors is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents, or those of our licensors, do not cover the technology in question. An adverse result in any litigation or defense proceedings could put one or more of our patents, or those of our licensors, at risk of being invalidated, held unenforceable or interpreted narrowly and could put our patent applications, or those of our licensors, at risk of not issuing. Moreover, we may not be able to prevent, alone or with our licensors, misappropriation of our proprietary rights, particularly in countries where the laws may not protect those rights as fully as in the U.S. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, if securities analysts or investors perceive public announcements of the results of hearings, motions or other interim proceedings or developments to be negative, the price of our common stock could be adversely affected. The occurrence of any of the above could adversely affect our business, financial condition, results of operations, and prospects.

The intellectual property protection for our products is dependent on third parties.

With respect to patent applications relating to solithromycin or other compounds licensed from Optimer, Optimer retains rights in ASEAN countries. Generally, we do not have the right to prosecute and maintain any applications in those countries, unless Optimer elects not to file, prosecute or maintain any or all of such patents. Our potential future licensors also may retain the right to prosecute and maintain the patent rights that they license to us. If Optimer or other licensors fail to appropriately prosecute and maintain patent protection for any of our product candidates in those countries controlled by them, our ability to develop and commercialize those products may be adversely affected and we may not be able to prevent competitors from making, using and selling competing products in those countries.

With respect to inventions that are jointly made by us and one of our licensors, partners or potential partners, we would need to determine, with our licensors, partners or potential partners, who would be responsible for the prosecution of patents relating to any joint inventions should they arise. In addition, we may be required to cede control of prosecution of our patents to partners or potential partners in order to consummate a partnering transaction. If any of our licensors or partners fails to appropriately prosecute and maintain patent protection for any of our product candidates in those countries controlled by them, our ability to develop and commercialize those products may be adversely affected and we may not be able to prevent competitors from making, using and selling competing products in those countries.

If we are unable to protect the confidentiality of certain information, the value of our products and technology could be materially adversely affected.

We also rely on trade secrets, know-how and continuing technological advancement to develop and maintain our competitive position. To protect this competitive position, we regularly enter into confidentiality and proprietary information agreements with third parties, including employees, independent contractors, suppliers and collaborators. We cannot, however, ensure that these protective arrangements will be honored by third parties, and we may not have adequate remedies if these arrangements are breached. In addition, enforcement of claims that a third party has illegally obtained and is using trade secrets, know-how and technological advancements is expensive, time consuming and uncertain. Non-U.S. courts are sometimes less willing than U.S. courts to protect this information. Moreover, our trade secrets, know-how and technological advancements may otherwise become known or be independently developed by competitors in a manner providing us with no practical recourse against the competing parties. If any such events were to occur, they could adversely affect our business, financial condition, results of operations, and prospects.

We have not yet registered our trademarks in all of our potential markets, and failure to secure those registrations could adversely affect our business.

We have filed an application with the USPTO for our mark “Taksta”; however, that application has not yet been examined. We cannot guarantee that the application will be allowed, nor whether the USPTO will ultimately issue a trademark registration. In addition, although we are not currently aware of any oppositions to or cancellations of our registered trademarks or pending applications, it is possible that one or more of the applications could be subject to opposition or cancellation after the marks are registered. The registrations will be subject to use and maintenance requirements. We have not yet registered all of our trademarks in all of our potential markets and there are names or symbols other than “Cempra” that may be protectable marks for which we have not sought registration. Failure to secure those registrations could adversely affect our business. We cannot assure you that opposition or cancellation proceedings will not be filed against our trademarks or that our trademarks would survive such proceedings.

We may be subject to claims that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

As is common in the biotechnology and pharmaceutical industries, we employ individuals who were previously employed at other biotechnology or pharmaceutical companies, including our competitors or potential competitors. We may be subject to claims that these employees, or we, have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. Such claims may lead to material costs for us, or an inability to protect or use valuable intellectual property rights, which could adversely affect our business, financial condition, results of operations, and prospects.

Risks Related to Ownership of Our Common Stock

An active trading market for our common stock may not develop to provide our stockholders with adequate liquidity.

Prior to February 3, 2012, there had not been a public market for our common stock. Since that time, our common stock has been thinly traded. We cannot assure you that an active trading market for our common stock will develop, or if it does develop, it may not be maintained. You may not be able to sell your shares quickly or at the market price if trading in our common stock is not active.

We might not be able to maintain the listing of our common stock on the Nasdaq Global Market.

Our common stock began listing on the Nasdaq Global Market on February 3, 2012, under the symbol “CEMP.” We might not be able to maintain the listing standards of that exchange. If we fail to maintain the listing requirements, our common stock might trade on the Nasdaq Capital Market, or move to the OTC Bulletin Board or in the “pink sheets” maintained by Pink OTC Markets, Inc. The OTC Bulletin Board and the “pink sheets” are generally considered to be markets that are less efficient and less broad than the Nasdaq Capital Market.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

At May 31, 2013, our executive officers, directors and entities affiliated with certain of our directors beneficially owned approximately 40% of our outstanding voting common stock, without giving effect to any options or warrants beneficially owned and currently exercisable or exercisable within 60 days of May 31, 2013. Therefore, these stockholders have the ability to influence us through their ownership position. These stockholders may be able to determine the outcome of all matters requiring stockholder approval. For example, these stockholders may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders.

The requirements of being a public company adds to our operating costs and might strain our resources and distract our management.

We became a public company on February 2, 2012. As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules subsequently implemented by the Securities and Exchange Commission, or SEC, and the NASDAQ Global Market have imposed various requirements on public companies. While we may opt to rely on certain exemptions from these requirements provided in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, our management and other personnel still need to devote a substantial amount of time to compliance initiatives. Moreover, we anticipate that compliance with certain rules and regulations will increase our legal, accounting and financial compliance costs substantially. We estimate the additional costs we may incur to respond to these requirements to range from $0.9 million to $1.2 million annually, although unforeseen circumstances could increase actual costs. In addition, these rules and regulations may make our activities related to legal, accounting and financial compliance more difficult, time-consuming and costly and may also place undue strain on our personnel, systems and resources. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth will make our common stock less attractive to investors or otherwise negatively impact the price of our stock.

The JOBS Act contains provisions that, among other things, reduce reporting requirements for qualifying companies. As an “emerging growth company”, we evaluate the benefits of relying on the other reduced reporting requirements provided by the JOBS Act.

Subject to certain conditions set forth in the JOBS Act, as an emerging growth company, we have chosen to rely on these exemptions, and as a result, we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and disclose executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering, or IPO, on February 8, 2012 or until we otherwise no longer satisfy the criteria to be an emerging growth company, whichever is earlier. We cannot be certain if our scaled disclosure will make our stock less attractive to investors or negatively affect the price of our stock.

If we fail to establish and maintain proper internal controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

SEC rules that implement Section 404 of the Sarbanes-Oxley Act require us to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. We first became subject to this requirement for our Annual Report on Form 10-K for the year ended December 31, 2012. While we have concluded that our internal control over financial reporting was effective as of December 31, 2012, there can be no assurance that we will be able to so conclude in the future or that we will not identify one or more material weaknesses in our internal controls in connection with future evaluations. Additionally, we have opted to rely on the exemptions provided in the JOBS Act, and will not be required to provide our independent auditor’s assessment of our internal controls over financial reporting until such time we cease to be an “emerging growth company”, which, at the latest, would be for our annual report on Form 10-K for the year ending December 31, 2017. Investors may lose confidence in our operating results, our stock price could decline and we may be subject to litigation or regulatory enforcement actions if (i) in the future we are unable to conclude that our internal control over financial reporting is effective, (ii) we identify material weaknesses in our internal control over financial reporting, which could result in financial statement errors which, in turn, could require us to restate our operating results or (iii) when required, our independent auditors are unwilling or unable to provide us with an attestation report on the effectiveness of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act. Any of these events could cause investors to lose confidence in our operating results, our stock price could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, we may not be able to remain listed on the NASDAQ Global Market.

Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our stock price to decline.

Certain holders of shares of our common stock are entitled to rights with respect to the registration under the Securities Act of 1933, as amended, or the Securities Act, of approximately 6.3 million shares of our common stock and approximately 256,000 shares of our common stock issuable upon the exercise of warrants held by these individuals or entities. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, including shares held by our affiliates as defined in Rule 144 under the Securities Act. Sales of stock by these stockholders could have a material adverse effect on the trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. A limited number of securities and industry analysts currently publish research on our company. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which might cause our stock price and trading volume to decline.

Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited.

Under Section 382 of the Internal Revenue Code of 1986, as amended, referred to as the Internal Revenue Code, if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period), the corporation’s ability to use its pre-change net operating loss carry-forwards and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We believe that, with the financing transactions that have occurred over the past three years, we may have triggered an “ownership change” limitation. We may also experience ownership changes in the future as a result of subsequent shifts in our stock ownership. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carry-forwards to offset U.S. federal taxable income may be subject to limitations, which potentially could result in increased future tax liability to us.

We do not intend to pay dividends on our common stock so any returns will be limited to the value of our stock.

We have never declared or paid any cash dividend on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will be limited to the value of their stock.

In addition, pursuant to the terms of the Hercules loan, for as long as the Hercules loan is outstanding, we may not pay any cash dividends on our common stock.

Some provisions of our charter documents and Delaware law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our stockholders and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us or increase the cost of acquiring us, even if an acquisition would benefit our stockholders, and could also make it more difficult to remove our current management. These provisions include:

•	authorizing the issuance of “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

•	limiting the removal of directors by the stockholders;

•	creating a staggered board of directors;

•	prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of stockholders;

•	eliminating the ability of stockholders to call a special meeting of stockholders; and

•	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, we are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless such transactions are approved by the board of directors. This provision could have the effect of discouraging, delaying or preventing someone from acquiring us or merging with us, whether or not it is desired by or beneficial to our stockholders. Any provision of our certificate of incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You will experience immediate dilution in the book value per share of the securities you purchase in this offering.

Because the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on a public offering price of $7.00 per share, and a net tangible book value per share of our common stock of $1.94 as of March 31, 2013, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $4.02 per share in the net tangible book value of the common stock you purchase. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase our securities in this offering.

You may experience future dilution as a result of future equity offerings.

We will need significant additional funds to complete the development of solithromycin and Taksta. In order to raise additional capital, we plan to offer in the future additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not intend to pay dividends in the foreseeable future.

We have never declared or paid any cash dividends on our capital shares. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our common stock for the foreseeable future. In addition, under our loan and security agreement with Hercules Technology Growth Capital, Inc., we are prohibited from declaring or paying any cash dividends. Any future determination related to dividend policy will be made at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

The trading price of the shares of our common stock could be highly volatile, and purchasers of our common stock could incur substantial losses.

Our stock began trading on the Nasdaq Global Market on February 3, 2012. Between that date and June 13, 2013, it has traded between $5.26 and $9.56. Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

•	any delay in commencement of our planned Phase 3 clinical trial for IV to oral solithromycin or our Phase 3 clinical trials for Taksta;

•	adverse results or delays in clinical trials;

•

any delay in filing our NDAs for solithromycin or Taksta and any adverse development or perceived adverse development with respect to the FDA’s review of the NDAs, including without limitation the FDA’s issuance of a “refusal to file” letter or a request for additional information;

•	changes in laws or regulations applicable to our products or product candidates, including but not limited to clinical trial requirements for approvals;

•	unanticipated serious safety concerns related to the use of solithromycin, Taksta or any of our other product candidates;

•	a decision to initiate a clinical trial, not to initiate a clinical trial or to terminate an existing clinical trial;

•	the inability to obtain adequate product supply for solithromycin, Taksta or any other approved drug product, or the inability to do so at acceptable prices;

•	adverse regulatory decisions;

•	the introduction of new products or technologies offered by us or our competitors;

•	the effectiveness of our or our potential partners’ commercialization efforts;

•	the inability to effectively manage our growth;

•	actual or anticipated variations in quarterly operating results;

•	the failure to meet or exceed the estimates and projections of the investment community;

•	the perception of the pharmaceutical industry by the public, legislatures, regulators and the investment community;

•	the overall performance of the U.S. equity markets and general political and economic conditions;

•	developments concerning our sources of manufacturing supply and any commercialization partners;

•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•	additions or departures of key scientific or management personnel;

•	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

•	sales of our common stock by our stockholders in the future;

•	significant lawsuits, including patent or stockholder litigation;

•	changes in the market valuations of similar companies;

•	the trading volume of our common stock;

•	effects of natural or man-made catastrophic events or other business interruptions; and

•	other events or factors, many of which are beyond our control.

In addition, the stock market in general, and the NASDAQ Global Market and the stock of biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of common stock we are offering will be approximately $47.7 million, based on the public offering price of $7.00 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering costs payable by us. If the underwriters exercise in full their over-allotment option, we estimate that our net proceeds from this offering will be approximately $54.9 million.

The principal purpose of this offering is to obtain additional capital to support our operations. We expect to use the net proceeds of this offering for the following purposes:

•	$40.0 million for the IV-to-oral Phase 3 clinical trial of solithromycin;

•	working capital; and

•	general corporate and administrative purposes.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any collaborative or strategic partnering efforts, and the competitive environment for our planned products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

MARKET FOR COMMON STOCK

Our common stock is traded under the symbol “CEMP” and is quoted on The NASDAQ Capital Market. The following table sets forth the high and low sales prices for shares of our common stock, as reported by NASDAQ for the periods indicated.

	2012
	High	Low
First Quarter	$8.50	$6.00
Second Quarter	$9.56	$6.18
Third Quarter	$9.35	$7.11
Fourth Quarter	$8.25	$5.26

	2013
	High	Low
First Quarter	$6.98	$6.12
Second Quarter (through June 13, 2013)	$8.74	$5.97

On June 13, 2013, the closing price for the common stock as reported on The NASDAQ Capital Market was $8.13.

As of June 7, 2013, there were 23 stockholders of record, which excludes stockholders whose shares were held in nominee or street name by brokers. We believe that, when our record holders and stockholders whose shares were held in nominee or street name by brokers are combined, we have an aggregate of approximately 400 stockholders.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has sole discretion to pay cash dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

Pursuant to the terms of the Hercules loan, for as long as the Hercules loan is outstanding, we may not pay any cash dividends on our common stock.

DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of March 31, 2013 was $48.4 million, or $1.94 per share of common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

After giving effect to the sale by us of 7,250,000 shares of our common in this offering at a public offering price of $7.00 per share for the common stock, and after deducting the underwriting discounts and commissions and estimated offering expenses that we will pay, our net tangible book value as of March 31, 2013 would have been approximately $95.9 million, or $2.98 per share of common stock. This amount represents an immediate increase in net tangible book value of $1.04 per share to existing stockholders and an immediate dilution of $4.02 per share to purchasers in this offering.

The following table illustrates the dilution:

Public offering price per share of common stock	$7.00
Net tangible book value per share as of March 31, 2013		$1.94
Increase in net tangible book value per share attributable to this offering		$1.04
Pro forma net tangible book value per share after this offering	$2.98
Dilution per share to new investors	$4.02

This table:

•

assumes no exercise of outstanding options to purchase 702,185 shares of common stock with a weighted average exercise price of $2.03 per share, issued under our Sixth Amended and Restated 2006 Stock Plan;

•

assumes no exercise of outstanding options to purchase 1,032,798 shares of common stock with a weighted average exercise price of $7.01 per share, issued under our 2011 Equity Incentive Plan (increased to 1,105,000 shares as of May 31, 2013);

•	assumes no issuance or exercise of 2,096,281 shares of common stock reserved for future issuance under our 2011 Equity Incentive Plan (decreased to 2,026,579 shares as of May 31, 2013);

•	assumes no exercise of outstanding warrants issued in August 2011 to purchase 208,332 shares of common stock with an exercise price of $6.00 per share;

•

assumes no exercise of an outstanding amended and restated warrant issued to Hercules to purchase up to an aggregate of 39,038 shares of common stock with an exercise price per share equal to the lower of (a) $6.11, and (b) the effective price per share of our common stock issued or issuable in any offering of our equity or equity-linked securities that occurs within 12 months after May 31, 2013, provided that such offering is effected principally for equity or debt-financing purposes; and

•

assumes no exercise of an outstanding warrant issued on May 31, 2013 to Hercules to purchase shares of common stock in an amount equal to the quotient derived by dividing $609,533 by the exercise price then in effect, which is defined as the lower of (a) $6.11, and (b) the effective price per share of our common stock issued or issuable in any offering of our equity or equity-linked securities that occurs within 12 months after May 31, 2013, provided that such offering is effected principally for equity or debt-financing purposes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2013 on:

•	an actual basis; and

•

on a pro forma basis to reflect our receipt of the estimated net proceeds from our sale of 7,250,000 shares of common stock at a public offering price of $7.00 per share for the common stock, after deducting placement agent commissions and estimated offering expenses payable by us.

	At March 31, 2013
	(unaudited)
	Actual	Pro Forma
Cash and cash equivalents	$60.2	$107.7

Stockholders’ equity:
Common stock, $0.001 par value: 80,000,000 shares authorized, actual and pro forma; 24,903,774 shares issued and outstanding, actual and 32,153,774 shares issued and outstanding, pro forma	—	—
Additional paid-in capital	180.0	227.5
Deficit accumulated during the development stage	(131.6)	(131.6)

Total capitalization	$48.4	$95.9

The pro forma number of shares to be outstanding immediately after this offering as shown above is based on 24,903,774 shares outstanding as of March 31, 2013 and excludes:

•	702,185 shares of common stock issuable upon the exercise of outstanding options under our Sixth Amended and Restated 2006 Stock Plan;

•	1,032,798 shares of common stock issuable upon the exercise of outstanding options under our 2011 Equity Incentive Plan (increased to 1,105,000 shares as of May 31, 2013);

•	2,096,281 shares of common stock reserved for future issuance under our 2011 Equity Incentive Plan (decreased to 2,026,579 shares as of May 31, 2013);

•	208,332 shares of common stock issuable upon the exercise of warrants issued in August 2011, having an exercise price of $6.00 per share;

•

up to an aggregate of 39,038 shares of common stock issuable upon the exercise of an amended and restated warrant issued to Hercules Technology Growth Capital, Inc., having an exercise price per share equal to the lower of (a) $6.11, and (b) the effective price per share of our common stock issued or issuable in any offering of our equity or equity-linked securities that occurs within 12 months after May 31, 2013, provided that such offering is effected principally for equity or debt-financing purposes; and

•

shares of common stock issuable upon the exercise of a warrant issued to Hercules in an amount equal to the quotient derived by dividing $609,533 by the exercise price then in effect, which is defined as the lower of (a) $6.11, and (b) the effective price per share of our common stock issued or issuable in any offering of our equity or equity-linked securities that occurs within 12 months after May 31, 2013, provided that such offering is effected principally for equity or debt-financing purposes.

UNDERWRITING

Barclays Capital Inc., Stifel, Nicolaus & Company, Incorporated and Cowen and Company, LLC are acting as joint book-running managers of this offering and as representatives of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement to be dated on or about June 14, 2013, among us, and the underwriters named below, we have agreed to sell to the underwriters and the underwriters have severally agreed to purchase from us, the number of shares of common stock indicated in the table below:

Underwriters	Number of Shares
Barclays Capital Inc.	2,537,500
Stifel, Nicolaus & Company, Incorporated	1,812,500
Cowen and Company, LLC	1,812,500
Needham & Company, LLC	621,325
SunTrust Robinson Humphrey, Inc.	466,175

Total	7,250,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

An existing security holder affiliated with one of our directors has agreed to purchase an aggregate of $1.855 million, or 265,000 shares, in this offering at the public offering price of $7.00 per share.

The underwriters have advised us that they currently intend to make a market in the shares. However, the underwriters are not obligated to do so and may discontinue any market-making activities at any time without notice. Passive market making consists of displaying bids on The NASDAQ Global Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and are effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the shares.

The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.252 per share. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the per share and total public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares, as discussed below.

	Per Share	Total
		Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$7.00	$50,750,000	$58,362,500
Underwriting discounts and commissions paid by us	$0.42	$3,045,000	$3,501,750
Proceeds to us, before expenses	$6.58	$47,705,000	$54,860,750

Upon the closing of this offering, we will pay to WBB Securities, LLC, or WBB, a financial advisory fee equal to $150,000, $100,000 of which will be paid out of the underwriting discounts paid by us in connection with this offering. Financial advisory services provided by WBB include assistance in financial analysis and advice with respect to the offering process and equity capital market alternatives. WBB is not acting as an underwriter in connection with this offering.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $241,000.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 1,087,500 additional shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We, all of our directors and senior officers and certain holders of more than 5% of our outstanding stock have agreed that, subject to certain exceptions, without the prior written consent of Barclays Capital Inc. and Stifel, Nicolaus & Company, Incorporated, we will not directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of our common stock (including, without limitation, shares of our common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for our common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the shares of our common stock, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of our common stock or securities convertible, exercisable or exchangeable into shares of our common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement.

The 90-day restricted period described in the preceding paragraph will be extended if:

•	during the last 17 days of the 90-day restricted period we issue an earnings release or material news or a material event relating to us occurs; or

•	prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period;

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or occurrence of a material event, unless such extension is waived in writing by Barclays Capital Inc. and Stifel, Nicolaus & Company, Incorporated.

Our lock-up agreement permits us to offer, without the prior written consent of Barclays Capital Inc. and Stifel, Nicolaus & Company, Incorporated, (1) our common stock issued in this offering, and (2) shares of our common stock or other securities issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or arrangements existing as of the date of this prospectus or pursuant to currently outstanding options, warrants or rights whether or not issued under one of those plans.

Barclays Capital Inc. and Stifel, Nicolaus & Company, Incorporated, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, Barclays Capital Inc. and Stifel, Nicolaus & Company, Incorporated will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Stabilization

The underwriters have advised us that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in transactions, including overallotment, stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the shares at a level above that which might otherwise prevail in the open market. Overallotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the shares. A syndicate covering transaction is the bid for or the purchase of shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Affiliations

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates may, from time to time, perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and certain of their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area and United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the securities which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC

(and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each underwriter has also represented and agreed that:

(a)	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by the issuer;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the securities has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:

(i)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii)	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)	a person associated with the company under section 708(12) of the Corporations Act; or

(iv)	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act,

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b)	you warrant and agree that you will not offer any of the securities for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Hong Kong

The securities may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and

any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of the issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) or any rules made under that Ordinance.

India

This prospectus has not been and will not be registered as a prospectus with the Registrar of Companies in India or with the Securities and Exchange Board of India. This prospectus or any other material relating to these securities is for information purposes only and may not be circulated or distributed, directly or indirectly, to the public or any members of the public in India and in any event to not more than 50 persons in India. Further, persons into whose possession this prospectus comes are required to inform themselves about and to observe any such restrictions. Each prospective investor is advised to consult its advisors about the particular consequences to it of an investment in these securities. Each prospective investor is also advised that any investment in these securities by it is subject to the regulations prescribed by the Reserve Bank of India and the Foreign Exchange Management Act and any regulations framed thereunder.

Japan

No securities registration statement (“SRS”) has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the securities. The securities are being offered in a private placement to “qualified institutional investors” (tekikaku-kikan-toshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL. Any QII acquiring the securities in this offer may not transfer or resell those shares except to other QIIs.

Korea

The securities may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The securities have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the securities may not be resold to Korean residents unless the purchaser of the securities complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the securities.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Future Act, Chapter 289 of Singapore (the “SFA”), (ii) to a “relevant person” as defined in Section 275(2) of the SFA, or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed and purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole whole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:

(i)	to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) and in accordance with the conditions, specified in Section 275 of the SFA;

(ii)	(in the case of a corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA, or (in the case of a trust) where the transfer arises from an offer that is made on terms that such rights or interests are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(iii)	where no consideration is or will be given for the transfer; or

(iv)	where the transfer is by operation of law.

By accepting this prospectus, the recipient hereof represents and warrants that he is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon by Wyrick Robbins Yates & Ponton, LLP, Raleigh, North Carolina. Dechert LLP, New York, New York, is acting as counsel for the underwriters in connection with certain legal matters related to this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2012, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov. Our common stock is listed on The NASDAQ Global Market, and you can read and inspect our filings at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 7, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on April 25, 2013;

•	our Current Reports on Form 8-K filed with the SEC on February 5, February 28, May 14, May 28, May 28, June 6, June 13, and June 14, 2013;

•

the description of our common stock contained in our registration statement on Form 8-A (File No. 333-177261) filed with the SEC on January 24, 2012, including any amendment or report filed for the purpose of updating such description; and

•

all of the filings pursuant to the Securities Exchange Act of 1934, as amended, after the date of the filing of the original registration statement and prior to the effectiveness of the registration statement.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Cempra, Inc., Attention: Shane Barton, 6340 Quadrangle Drive, Suite 100, Chapel Hill, North Carolina 27517, (919) 316-6601.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Prospectus

$100,000,000 of

Common Stock,

Preferred Stock,

Warrants,

Debt Securities and/or

Units

From time to time, we may offer up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of offering. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. We will specify in any accompanying prospectus supplement the terms of any offering. You should read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest in any securities. This prospectus may not be used by us to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock trades on The NASDAQ Global Market under the trading symbol “CEMP.” On March 7, 2013, the last reported sale price of our common stock was $6.64 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

We qualify as an “emerging growth company,” as that term is defined in the Jumpstart our Business Startups Act.

You should carefully read this prospectus, the prospectus supplement relating to any specific offering of securities and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 11 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 22, 2013.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

Unless the context otherwise requires, “Cempra,” the “company,” “we,” “us,” “our” and similar names refer to Cempra, Inc.

Cempra™ is our trade name, the Cempra logo is our trademark and Taksta ® is our registered trademark. All other trade names, trademarks and service marks appearing in this prospectus are the property of their respective owners. We have assumed that the reader understands that all such terms are source-indicating. Accordingly, such terms, when first mentioned in this prospectus, appear with the trade name, trademark or service mark notice and then throughout the remainder of this prospectus without trade name, trademark or service mark notices for convenience only and should not be construed as being used in a descriptive or generic sense.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it might not contain all of the information that is important to you. Accordingly, you are urged to carefully review this prospectus in its entirety, including “Risk Factors” beginning on page 11 and our financial statements and related notes thereto incorporated by reference herein, before making an investment decision.

Our Company

Overview

We are a clinical-stage pharmaceutical company focused on developing antibiotics to meet critical medical needs in the treatment of infectious diseases, particularly respiratory tract infections and chronic staphylococcal infections. Our lead program is solithromycin (CEM-101), which we are developing in both oral and intravenous, or IV, formulations initially for the treatment of community acquired bacterial pneumonia, or CABP, one of the most serious infections of the respiratory tract. We have completed a successful Phase 2 clinical trial of the oral formulation for the treatment of CABP, demonstrating a favorable safety and tolerability profile and comparable efficacy to the current standard of care, levofloxacin, a respiratory fluoroquinolone. In December 2012, we initiated a pivotal Phase 3 trial for oral solithromycin in patients with CABP. We are also pursuing a second indication, bacterial urethritis, primarily gonorrhea, for which there is an urgent public health need. In this indication, in October 2012, we released data from a Phase 2 study in which solithromycin was demonstrated to be highly effective in treating uncomplicated gonorrhea.

Our second program is Taksta, an antibiotic known as fusidic acid, that has been used for decades outside the U.S., including western Europe. We are developing Taksta in the U.S. as an oral treatment for long term treatment of prosthetic joint infections caused by staphylococci, including S. aureus and methicillin-resistant Staphylococcus aureus , or MRSA. Taksta successfully completed a Phase 2 clinical trial in patients with acute bacterial skin and skin structure infections, or ABSSSI, which is frequently caused by MRSA, demonstrating a favorable safety and tolerability profile and comparable efficacy to linezolid (sold under the brand name Zyvox ® ), the only oral antibiotic for the treatment of MRSA approved by the U.S. Food and Drug Administration, or FDA. Having shown that Taksta is well tolerated and is active against current strains of MRSA in the U.S., in December 2012, we initiated a Phase 2 trial with Taksta in patients with prosthetic joint infections which is also primarily caused by staphylococci and for which safe, oral antibiotics for long term use are not currently available.

We have global rights (other than the Association of South East Asian Nations, or ASEAN, countries, which are Brunei Darussalam, Cambodia, Indonesia, Laos, Malaysia, Myanmar (Burma), the Philippines, Singapore, Thailand and Vietnam) to solithromycin and are developing Taksta exclusively for the U.S. market.

Our goal is to develop differentiated antibiotics. We believe there are two main challenges that antibiotic candidates must overcome to be considered truly differentiated from currently-available antibiotics and those in development. The first is spectrum of activity. In addition to having activity against bacteria that have become resistant to generic antibiotics, one should focus on “the right spectrum” rather than broad spectrum. The right spectrum means an antibiotic that is active against most or all of the pathogens that are involved in a particular infection and could reduce the need for polytherapy. It also means that collateral damage to important bacteria such as gut flora is limited so that unintended side effects do not occur. We believe that solithromycin fits this profile as it is active against many key CABP pathogens as well as against pneumococcal strains resistant to other macrolides. The second is that there are many generic antibiotics. To compete effectively, each of our products will have to be sufficiently differentiated, based on efficacy, safety, dosing flexibility, and/or other factors, from competing products to enable it to address a meaningful market.

Despite the many antibiotics available and the size of the market for antibiotics, we believe this market has significant critical needs for several reasons. First, the effectiveness of many antibiotics has declined worldwide due to bacterial resistance to the currently available antibiotics. The World Health Organization has stated that antibiotic resistance is one of the greatest health care challenges for the future. Second, many existing antibiotics have known side effects, which limit their use. Third, some antibiotics do not have sufficient potency to adequately fight bacteria. Finally, many of the existing antibiotics used to treat serious infections are difficult or inconvenient to administer, often requiring hospitalization for IV treatment. The clinical data we have generated suggest that solithromycin and Taksta address each of these challenges. As a result, we believe solithromycin and Taksta have the potential to meet this large and growing need.

Solithromycin (CEM-101)

Solithromycin is a potent new macrolide that we are developing in oral and IV formulations for the treatment of respiratory tract infections, including CABP, which is one of the most common serious infectious diseases of the respiratory tract, and bacterial urethritis, including gonorrhea, the second most common infectious disease in the world. Historically, macrolides, including azithromycin, have been among the most frequently prescribed drugs for respiratory tract infections because of their combination of spectrum of antibacterial activity, safety for use in adult and pediatric patients, availability in oral and IV formulations, and strong anti-inflammatory properties. Spectrum of activity refers to the antibiotic’s ability to protect against a range of bacterial types. The effectiveness of macrolides for treating serious respiratory tract infections such as CABP, however, has declined due to resistance issues related to earlier generations of macrolides. Macrolide use for serious infections has generally been replaced by fluoroquinolones, including levofloxacin, despite this class having a less desirable safety and tolerability profile than macrolides. Solithromycin is being developed for moderate to moderately severe CABP. We are also developing solithromycin as a treatment for bacterial urethritis, including gonorrhea. As with respiratory tract pathogens, Neisseria gonorrheae, has become resistant to macrolides, including azithromycin and other classes of antibiotics . We believe solithromycin, with its unique chemical structure, retains and improves on the beneficial features of macrolides and can overcome the shortcomings of existing therapies.

Our Phase 1 and Phase 2 clinical trials and pre-clinical studies to date have shown that solithromycin has the following attributes:

•	favorable safety and tolerability profile;

•	comparable efficacy to the current standard of care;

•	potent activity against a broad range of bacteria with excellent tissue distribution and intracellular activity;

•	lower incidence of resistance development;

•	potential for IV, oral and suspension formulations that may allow it to be used in broad patient populations and settings;

•	potential for pediatric development; and

•	anti-inflammatory qualities to help patients feel better sooner during treatment.

In the third quarter of 2011, we completed a successful Phase 2 clinical trial in 132 CABP patients comparing the oral formulation of solithromycin to levofloxacin, a fluoroquinolone which is the current standard of care. In this trial, solithromycin demonstrated efficacy comparable to levofloxacin and a favorable safety and tolerability profile, with a lower incidence of treatment emergent adverse events than levofloxacin.

We designed our pivotal Phase 3 trial for oral solithromycin to treat CABP based on comments we received from the FDA. We believe that we will need two Phase 3 trials to support our planned NDA for solithromycin to treat CABP: one trial with oral solithromycin and another trial with IV solithromycin stepping down to oral solithromycin. These trials will be randomized, double-blinded studies conducted against a respiratory fluoroquinolone, moxifloxacin (Avelox®), for which we will have to show non-inferiority for efficacy and acceptable safety and tolerability. Non-inferiority for efficacy means solithromycin will have to prove it is statistically as effective as a comparator drug within a pre-defined margin. In 2011, the FDA clarified the guidance for the clinical development of therapies for the treatment of CABP. We have designed our Phase 3 trials to meet FDA guidelines. The FDA reviewed and provided comments on our oral Phase 3 trial protocol and we began the Phase 3 trial with oral solithromycin in December 2012. In October 2012, we reported results from our Phase 1 trial for the IV formulation of solithromycin in which we demonstrated that IV solithromycin demonstrated good systemic tolerability, showed a favorable pharmacokinetic (PK) profile and achieved relevant plasma concentrations. Based on this study, we have selected a therapeutic dose of 400 mg administered once daily for up to seven days for the Phase 3 IV-to-oral step down trial. We plan to finalize the overall development program for solithromycin for CABP with the FDA at our end of Phase 2 meeting for solithromycin, which we expect will occur in the first half of 2013 and to initiate the IV to oral trial in the second half of 2013, subject to available resources.

In addition, we are studying solithromycin for the treatment of bacterial urethritis, including uncomplicated gonorrhea. The current standard of treatment for gonorrhea is a single intramuscular injection of ceftriaxone. Until recently, cefixime (Suprax®) had been recommended for oral treatment of patients as well as for treatment of their potentially infected partners. However, as of August 2012, the Centers for Disease Control, or CDC, no longer recommends cefixime for the treatment of gonorrhea, which leaves no oral treatment option. In our preclinical studies, solithromycin has demonstrated in vitro activity against most drug-resistant gonococcal bacteria. In our Phase 2 open-label study begun in June 2012 and that, as of the date of this report, has enrolled 28 patients with suspected gonococcal infection, a single oral dose of solithromycin was administered. In October 2012, we reported that the primary endpoint of bacterial eradication as measured by conversion from positive baseline urethral or cervical cultures to negative at seven days was achieved in 100% of evaluable patients (22 patients with positive baseline cultures). Pharyngeal and rectal gonococcal infections were also cleared in this study. Because this is a second indication for which we intend to seek regulatory approval, we anticipate that a single Phase 3 trial in bacterial urethritis/cervicitis (primarily gonorrhea) will be sufficient for FDA approval for this indication.

Taksta

Taksta is an oral therapy that we are developing in the U.S. for the treatment of prosthetic joint infections, which are frequently caused by staphylococci, including S. aureus , MRSA, coagulase negative staphylococci and other gram-positive bacteria. Taksta is a novel and proprietary dosing regimen of fusidic acid, which is an approved antibiotic that has been sold by Leo Laboratories, Ltd. primarily for staphylococcal infections, including skin, soft tissue and bone infections, for several decades in Europe and other countries outside the U.S. and has a long-established safety and efficacy profile. We believe Taksta has the potential to be used in hospital and community settings on both a short-term and chronic basis. Since prosthetic joint infection is primarily treated with a combination of IV and oral drugs, we believe that Taksta would enable out-patient treatment of many patients who would otherwise require hospitalization, which we also believe would provide pharmacoeconomic advantages, be well received by doctors and be more convenient for patients. We have filed a patent application for our proprietary dosing regimen which has been shown with pharmacodynamics experiments to limit resistance development. In addition, fusidic acid is eligible for market exclusivity under the Drug Price Competition and Patent Term Restoration Act, also known as the Hatch-Waxman Act. If approved for prosthetic joint infections, Taksta could be eligible for orphan drug status in the U.S., which would provide seven years of market exclusivity. Taksta would also be eligible for an additional five years of exclusivity based upon the Generating Incentives for Antibiotics Now, or GAIN Act, since MRSA is listed in the law as a qualified infectious disease pathogen. Therefore, Taksta could qualify for as much as 12 years of exclusivity in total. Taksta also could receive an additional six months exclusivity if approved for pediatric indications.

According to a survey of physicians conducted by Decision Resources, MRSA is the most important pathogen of concern in patients with osteomyelitis and prosthetic joint infection. Bone infections often begin with skin infections where bacteria enter the bloodstream through breaks in the skin or mucous membrane that occur as a result of a wound or due to a surgical, medical or dental procedure.

Our clinical trials and pre-clinical studies to date, as well as historical data from outside the U.S., have shown that Taksta has the following attributes:

•	established safety profile;

•	comparable efficacy to the only FDA-approved oral treatment for MRSA;

•	ability to be used orally as a treatment for all types of S. aureus , including MRSA;

•	lower frequency of resistance development due to our loading dose regimen; and

•	potential to be used in patient populations not well served by current treatments.

In 2010, we successfully completed a Phase 2 clinical trial with Taksta in ABSSSI patients. In this trial, the Taksta loading dose regimen demonstrated efficacy, safety and tolerability that was comparable to linezolid. Like ABSSSI, prosthetic joint infections are often caused by S. aureus , including MRSA. In December 2012, we initiated a Phase 2 trial of Taksta in patients with prosthetic joint infections.

Earlier Stage Pipeline Programs

Our earlier stage programs include developing other uses for solithromycin and Taksta, as well as the development of newly discovered compounds as antibiotics and for the treatment of other diseases.

Solithromycin. In the future we may pursue secondary indications for solithromycin to treat other respiratory tract infections such as pharyngitis, sinusitis and chronic bronchitis, as well as other infectious diseases such as infections in cystic fibrosis, or CF, patients, otitis media (middle ear infection), Helicobacter gastritis, malaria, tuberculosis, eye infections and chronic obstructive pulmonary disease, or COPD. Of these additional indications, we are currently most interested in bacterial urethritis and CF infections. In CF, the second most common bacteria that infects the lung is S. aureus , against which solithromycin has demonstrated activity. In addition, our pre-clinical work suggests that solithromycin is likely to have greater anti-inflammatory properties than azithromycin, which is commonly used in CF patients for its anti-inflammatory properties.

Taksta . Given the historical use of fusidic acid and its safety profile, we believe Taksta can also address osteomyelitis and infections related to CF, all of which tend to require long-term or chronic treatment, as well as ABSSSI that generally requires seven to 14 days of treatment. Fusidic acid is used in certain countries in Europe to treat S. aureus infections in CF patients and is active against 40 S. aureus strains isolated from CF clinics in the U.S. All S. aureus strains were susceptible to fusidic acid. A CF patient has been treated under our compassionate use program for approximately eight months with some demonstrated symptomatic relief.

Other Research Programs . Shortly after our inception, we entered into a collaborative research and development and license agreement with Optimer Pharmaceuticals, Inc., or Optimer. The license agreement gives us exclusive access to a library of over 500 macrolide compounds, which we have further expanded through our own discovery efforts. Macrolides are complex structures which can be chemically modified to eliminate their antibacterial activities. We intend to use our extensive macrolide library to develop drugs with no antibiotic effect and replace off-label use of older macrolides in inflammatory conditions and other indications such as diabetic gastroparesis. Several compounds have been identified through our screening programs that could potentially address therapeutic needs in the areas of inflammation, diabetic gastroparesis and cancer. We believe that partnering these candidates in the pre-clinical stage can result in viable candidates for non-antibiotic drugs.

We are conducting pre-clinical studies for the use of macrolides in treating diabetic gastroparesis, which is related to a lack of neural response in the gastrointestinal tract of diabetic patients, and gastroesophageal reflux disease, or GERD, both likely to be helped by addressing motilin function. Motilin is a hormone released in the upper small intestine that helps control the pattern of smooth muscle contractions that initiate in the stomach and carry through to the small and large intestines. Erythromycin and related antibiotics have known activity as motilin agonists. Through our screening program, we have selected a lead candidate that is active in the motilin receptor binding assay, functional assays using cloned human motilin receptor in mammalian cells, as well as in rabbit duodenal strip contraction assays. These compounds have been optimized for pharmacokinetic properties and oral bioavailability and are in pre-clinical development.

Our Commercialization Strategy

We will pursue commercialization strategies intended to maximize the value of each product. We plan to develop our product candidates through late-stage clinical studies and, upon approval, either sell our products directly through our own hospital-based sales force, which we would need to assemble, or through partnerships, which we would need to negotiate with larger pharmaceutical companies.

Solithromycin. The solithromycin opportunity will be maximized by having both a hospital-based sales force and a primary care sales force. We believe we could build a sales force to sell directly to the hospital market. A large pharmaceutical company with an established commercial organization may be better positioned to maximize solithromycin sales in the primary care market. There may be an opportunity to partner with a large pharmaceutical company in a manner that enables us to retain either promotion or co-promotion rights in certain markets, such as the hospital market. We believe solithromycin represents an attractive commercialization opportunity outside the

U.S. and we plan to seek commercial partners in selected regions as appropriate. We also plan to conduct the necessary trials to establish the utility of solithromycin for the treatment of a broader variety of respiratory and other infections including sinusitis, bronchitis and other forms of pneumonia.

Taksta . The initial market for Taksta will be in the treatment of prosthetic joint infections. Patients with prosthetic joint infections are generally admitted to the hospital to begin antibiotic treatment and determine whether a debridement procedure that retains the prosthetic joint will be performed or whether the prosthetic joint will be removed. Following whatever procedure is necessary, patients are discharged and treated on an outpatient basis. Subject to finding a collaborative partner, the next market for Taksta would be in the U.S. in the hospital emergency department for treatment of ABSSSI infections. Both markets could also be addressed by the same hospital-based sales force we may build to sell solithromycin. Secondary markets for Taksta include dermatology, podiatry, plastic surgery and pediatrics community practices in the U.S., which may be best addressed by a larger pharmaceutical partner. We also plan, through clinical trials, regulatory filings and publications, to expand the data establishing the utility of Taksta for the treatment of a wide variety of serious infections including osteomyelitis, especially in the pediatric population.

The Limitations Associated with Antibiotics

The widespread use of antibiotics has led to development of resistant strains of bacteria, which limits the effectiveness of existing drugs. This led the World Health Organization to state in 2010 that antibiotic resistance is one of the three greatest threats to human health. The Centers for Disease Control and Prevention estimates that more than 70% of U.S. hospital infections are resistant to at least one of the antibiotics most commonly used to treat them.

Antibiotic resistance is primarily caused by genetic mutations in bacteria selected by exposure to antibiotics where the drug does not kill all of the bacteria. In addition to mutated bacteria being resistant to the drug used for treatment, many bacterial strains can also be cross-resistant, meaning that the use of a particular treatment to address one kind of bacteria can result in resistance to other kinds of bacteria as well as to other antibiotics. As a result, the effectiveness of many antibiotics has declined, limiting physicians’ options to treat serious infections and creating a global health issue. For example, it is estimated that in the U.S. 44% of pneumococci, the primary pathogen involved in respiratory tract infections, are resistant to azithromycin and other macrolides commonly used to treat them. Antibiotic resistance has a significant impact on mortality and contributes heavily to health care system costs worldwide.

In addition to resistance issues, current antibiotic therapies also have other limitations, including serious side effects. These side effects may include: severe allergic reaction, decreased blood pressure, nausea and vomiting, suppression of platelets, pain and inflammation at the site of injection, muscle, renal and oto toxicities, optic and peripheral neuropathies and headaches. Some of these side effects may be significant enough to require that therapy be discontinued or not used. As a result, some treatments require clinicians to closely monitor patients’ blood levels and other parameters, increasing the expense and inconvenience of treatment.

Further, many of the existing antibiotics used to treat serious infections are difficult or inconvenient to administer. Many drugs are given twice daily for seven to 14 days or more and patients can be hospitalized for much or all of this period or require in-home IV therapy. While IV treatment delivers the drug more rapidly and in a larger dose than is possible orally, once a patient is stabilized, a step-down to oral treatment allows for more convenient and cost-effective out-patient treatment. We believe that there is a need for new antibiotics that have improved potency and pharmacokinetics, effectiveness against resistant bacterial strains, improved side effect profiles and more flexible administration formulations.

The FDA has issued proposed guidelines for CABP that impact the development of new antibiotics by recommending certain protocol elements, measures and endpoints for clinical trials. Recent public FDA discussions have evolved toward requiring that new drugs demonstrate non-inferiority to the current standard of care for the disease to be treated, within a predetermined non-inferiority margin. We believe the FDA guidance is helpful in clarifying the regulatory pathway for our product candidates and, given the data that we have gathered to date on our product candidates, reinforces our belief that our product candidates can establish non-inferiority while also demonstrating efficacy against susceptible and resistant bacterial strains and improved safety. Our clinical trials for solithromycin have been designed with these guidelines in mind.

Corporate Information

We were formed as Cempra Holdings, LLC, a limited liability company under the laws of the State of Delaware, on May 16, 2008. Cempra Holdings, LLC was formed in connection with a reorganization whereby the stockholders of Cempra Pharmaceuticals, Inc., a corporation formed under the laws of the State of Delaware on November 18, 2005, exchanged their shares of Cempra Pharmaceuticals, Inc. stock for shares of Cempra Holdings, LLC, pursuant to a merger of a subsidiary of Cempra Holdings, LLC with and into Cempra Pharmaceuticals, Inc., as a result of which Cempra Pharmaceuticals, Inc. became a wholly owned subsidiary of Cempra Holdings, LLC. On January 29, 2012, we effected a 1-for-9.5 reverse stock split of all of our common and preferred shares. The ratio for the reverse stock split was determined by our Board of Directors. The reverse stock split was approved by the holders of our pre-conversion common and preferred shares. All share and per share amounts referred to in this prospectus have been adjusted to reflect the effect of the 1-for-9.5 reverse stock split.

On February 2, 2012, Cempra Holdings, LLC converted from a Delaware limited liability company to a Delaware corporation and was renamed Cempra, Inc. As a result of the corporate conversion, the holders of common shares of Cempra Holdings, LLC became holders of shares of common stock of Cempra, Inc. and the holders of preferred shares of Cempra Holdings, LLC became holders of shares of common stock of Cempra, Inc. Holders of options to purchase common shares of Cempra Holdings, LLC became holders of options to purchase shares of common stock of Cempra, Inc. Holders of notes convertible into preferred shares of Cempra Holdings, LLC and associated warrants exercisable for preferred shares of Cempra Holdings, LLC became holders of shares of common stock and warrants to purchase shares of common stock of Cempra, Inc.

We effected the reverse stock split and the corporate conversion in conjunction with our initial public offering, or IPO, which closed on February 8, 2012.

We have two subsidiaries, Cempra Pharmaceuticals, Inc. and CEM-102 Pharmaceuticals, Inc. Other than cash and the stock in these subsidiaries, Cempra, Inc. holds no material assets.

Our primary executive offices are located at 6340 Quadrangle Drive, Suite 100, Chapel Hill, NC 27517-8149, and our telephone number is (919) 313-6601. Our website address is http://www.cempra.com . The information contained in, or that can be accessed through, our website is not part of this report.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, among others:

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only two years of audited financial statements, in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of certain reduced reporting burdens in this prospectus and in documents incorporated herein by reference. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

Offerings Under This Prospectus

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock

We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of any preferred stock then outstanding.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Debt Securities

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

With respect to any debt securities that we issue, we will issue such debt securities under an indenture, which we would enter into with the trustee named in the indenture. The form of indenture was filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. Any indenture would be qualified under the Trust Indenture Act of 1939.

Units

We may issue units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below and under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

Risks Related to our Business

We are heavily dependent on the success of solithromycin and Taksta, which are still under clinical development. The FDA and foreign regulatory approval process is lengthy, time consuming and inherently unpredictable and if we are ultimately unable to obtain regulatory approval for solithromycin or Taksta our business will be substantially harmed.

We have no products that have been approved for sale. Our near-term prospects are substantially dependent on our ability to develop and commercialize solithromycin and Taksta. We cannot commercialize, market or sell either product in the U.S. without FDA approval. FDA approval, if received, is several years away at least. To commercialize solithromycin outside of the U.S., we would need applicable foreign regulatory approval. The clinical development of solithromycin and Taksta is susceptible to the risk of failure inherent in any stage of drug development, including failure to achieve efficacy across a broad population of patients, the occurrence of severe adverse events and the FDA or any applicable foreign regulatory authority determining that a drug product is not approvable.

The process required to obtain approval for commercialization from the FDA and similar foreign authorities is unpredictable, and typically takes many years following the commencement of clinical trials depending on numerous factors. In addition, approval policies, regulations, or the type and amount of clinical data necessary to obtain regulatory approval may change during the course of a product’s clinical development. We may fail to obtain regulatory approval for solithromycin, Taksta or any other product candidates for many reasons, including the following:

•	we may not be able to demonstrate to the satisfaction of the FDA or comparable foreign regulatory authorities that a product candidate is safe and effective for any indication;

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the results of clinical trials may not meet the level of statistical significance required by the FDA or comparable foreign regulatory authorities for approval, and/or the FDA may require additional, expensive trials;

•	the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical trials;

•	we may not be able to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks;

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we may not be able to demonstrate that a product candidate is non-inferior or superior to the current standard of care, future competitive therapies in development, or over placebo in any indications for which the FDA requires a placebo-controlled trial;

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the data collected from clinical trials of any product candidates that we develop may not be sufficient to support the submission of a new drug application, or NDA, or other submission or to obtain regulatory approval in the U.S. or elsewhere;

•	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval;

•	the FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from pre-clinical studies or clinical trials;

•	the FDA or comparable foreign regulatory authorities may not accept data generated at our clinical trial sites;

•	the FDA or comparable foreign regulatory authorities may fail to approve the clinical practices of the third party clinical research organizations, or CROs, we use for clinical trials; and

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the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers with which we or our collaborators enter into agreements for clinical and commercial supplies.

This lengthy approval process as well as the unpredictability of future clinical trial results may prevent us from obtaining regulatory approval to market solithromycin, Taksta or any future product candidates, which would significantly harm our business, financial condition, results of operations and prospects.

Clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

Clinical testing is expensive, can take many years to complete and its outcome is highly uncertain. Failure can occur at any time during the clinical trial process due to inadequate performance of a drug or inadequate adherence by patients or investigators to clinical trial protocols. Pursuant to FDA guidelines, new drugs must show non-inferiority or superiority to existing approved treatments. We have conducted our solithromycin for CABP and Taksta for ABSSSI clinical trials pursuant to proposed guidelines published by the FDA for drugs being developed for the treatment of CABP and ABSSSI, respectively. To date, those clinical trials demonstrate solithromycin and Taksta are comparable to current standards of care. However, because the numbers of patients in our Phase 2 trial for the oral formulation of solithromycin and our Phase 2 trial for Taksta for ABSSSI were small, our results were not powered to show, and did not show, statistical non-inferiority. If in our ongoing and any later clinical trials solithromycin or Taksta fails to demonstrate safety and/or superiority or non-inferiority according to FDA guidelines, the FDA will not approve that product candidate and we would not be able to commercialize it, which will have a material adverse effect on our business, financial condition, results of operations and prospects.

Our ongoing and planned Phase 3 trials for solithromycin may be more expensive and time consuming than we currently expect. FDA regulations require two Phase 3 trials for any drug for which an NDA is submitted. With passage of the GAIN Act, we believe that we will only need to conduct one Phase 3 trial for oral solithromycin and one Phase 3 IV to oral trial because we believe we will have developed the necessary data to support our planned NDA and satisfy the FDA requirement. However, the FDA could insist that we conduct two Phase 3 trials for oral solithromycin and two Phase 3 trials for IV to oral solithromycin, which would add to the time and cost of solithromycin’s development.

In addition, the results of pre-clinical studies and early clinical trials of product candidates may not be predictive of the results of later-stage clinical trials. A number of companies in the pharmaceutical and biotechnology industries, including those with greater resources and experience than us, have suffered significant setbacks in Phase 2 and Phase 3 clinical trials despite achieving successful results in earlier stage trials. The failure to obtain positive results in any of our Phase 2 or Phase 3 clinical trials could seriously impair the development prospects, and even prevent regulatory approval, of solithromycin or Taksta or any candidate in our existing proprietary macrolide library.

We have no experience as a company in bringing a drug to regulatory approval.

As a company, we have never obtained regulatory approval for, or commercialized, a drug. It is possible that the FDA may refuse to accept any or all of our planned NDAs for substantive review or may conclude after review of our data that our application is insufficient to obtain regulatory approval of solithromycin, Taksta or any future product candidates. If the FDA does not accept or approve any or all of our planned NDAs, it may require that we conduct additional clinical, pre-clinical or manufacturing validation studies, which may be costly, and submit that data before it will reconsider our applications. In addition, there is no FDA guidance on the approval process and study size for prosthetic joint infections and the FDA could require large non-inferiority trials that could be costly and difficult to conduct. Depending on the extent of these or any other FDA required studies, approval of any NDA or other application that we submit may be significantly delayed, possibly for several years, or may require us to expend more resources than we have available. Any delay in obtaining, or an inability to obtain, regulatory approvals would prevent us from commercializing solithromycin or Taksta, generating revenues and achieving and sustaining profitability. It is also possible that additional studies, if performed and completed, may not be considered sufficient by the FDA to approve any NDA we submit. If any of these outcomes occur, we may be forced to abandon our planned NDAs for either solithromycin or Taksta or both, which would materially adversely affect our business and could potentially cause us to cease operations. We face similar risks for any approval in a foreign jurisdiction.

Future legislation, and/or regulations and policies adopted by the FDA or other regulatory health authorities may increase the time and cost required for us to conduct and complete clinical trials for solithromycin, Taksta or other product candidates that we develop.

The FDA has established regulations, guidelines and policies to govern the drug development and approval process, as have foreign regulatory authorities. Any change in regulatory requirements due to the adoption by the FDA and/or foreign regulatory authorities of new legislation, regulations, or policies may require us to amend existing clinical trial protocols or add new clinical trials to comply with these changes. Such amendments to existing protocols and/or clinical trial applications or the need for new ones, may significantly impact the cost, timing and completion of the clinical trials.

In particular, drugs being tested and/or developed for the treatment of CABP and ABSSSI, including solithromycin and Taksta, are subject to proposed guidelines published by the FDA in March 2009 (with new guidelines proposed in November 2011) and August 2010, respectively. We have conducted our clinical trials to date according to the standards established by these proposed guidelines, but we expect the FDA will revise the proposed guidelines for CABP before we submit our NDA for solithromycin. Any new proposed guidelines may require us to conduct additional clinical trials, re-run previously completed trials to gather data at different endpoints or according to different protocols, or otherwise materially alter our planned clinical development of solithromycin. Any such regulatory change may materially increase our costs, delay the completion of our clinical trials, and otherwise impact our ability to obtain regulatory approval for our product candidate. Furthermore, the FDA’s guidance documents are not binding on the FDA. As a result, the FDA may not accept the results of clinical trials we conduct even though they follow the FDA’s most recent guidance.

In addition, increased scrutiny by the U.S. Congress of the FDA’s approval process, particularly in our areas of focus, may significantly delay or prevent regulatory approval, as well as impose more stringent product labeling and post-marketing testing and other requirements.

We might not successfully differentiate solithromycin from telithromycin (Ketek ® ), a macrolide found to cause severe side effects.

Ketek is a macrolide antibiotic that the FDA approved in 2004 for the treatment of multi-drug resistant pneumococci and other CABP bacteria. Soon after release, however, Ketek was found to cause reversible visual disturbances, exacerbate myasthenia gravis (a neurological disorder characterized by improper muscle regulation) and cause liver failure. These effects led the FDA to require the drug label for Ketek to include a strengthened warning section regarding specific drug-related adverse events and contributed to Ketek being withdrawn in 2007 for the treatment of all infections other than CABP. Our research suggests these side effects are likely caused by pyridine, which is a component of Ketek. Solithromycin and older generation macrolides, including azithromycin and clarithromycin, do not have a pyridine component, which we have demonstrated inhibits the action of nicotinic acid acetylcholine receptors that could result in the side effects caused by Ketek. If our research is proven to be incorrect or if solithromycin demonstrates similar side effects, the FDA might not approve solithromycin, or, if already approved, might withdraw approval, require us to conduct additional clinical trials or require warnings on product labeling, which would significantly harm our ability to generate revenues from solithromycin. Even if the FDA approves solithromycin, physicians may not be convinced that solithromycin is a safe and effective treatment for CABP and other infections. If physicians believe solithromycin demonstrates characteristics similar to Ketek, they might not prescribe solithromycin, which would negatively affect our revenues.

Bacteria might develop resistance to solithromycin or Taksta, which would decrease the efficacy and commercial viability of that product.

Drug resistance is primarily caused by the genetic mutation of bacteria resulting from sub-optimal exposure to antibiotics where the drug does not kill all of the bacteria. While antibiotics have been developed to treat many of the most common infections, the extent and duration of their use worldwide has resulted in new mutated strains of bacteria resistant to current treatments. We are developing solithromycin and Taksta to treat patients infected with drug-resistant bacteria. With respect to solithromycin, which is a next generation macrolide, resistance issues associated with earlier generations of macrolides have led to a decrease in their use for treating serious respiratory tract infections such as CABP. If physicians, rightly or wrongly, associate the resistance issues of earlier generation macrolides with solithromycin, physicians might not prescribe solithromycin for treating a broad range of infections. Similarly, resistance to fusidic acid has developed outside the U.S. Our in vitro studies have shown that the reason for resistance to the oral formulation is that it was not dosed optimally. We believe that overuse of topical formulations of fusidic acid also contributed to development of resistance outside the U.S. If Taksta is improperly dosed, or if our studies incorrectly attributed an increase in resistance to inappropriate dosing, bacteria might develop resistance to Taksta in the U.S. If these bacteria develop resistance to solithromycin or Taksta, the efficacy of these products would decline, which would negatively affect our potential to generate revenues from these products.

Delays in clinical trials are common and have many causes, and any such delays could result in increased costs to us and jeopardize or delay our ability to obtain regulatory approval and commence product sales as currently contemplated.

We may experience delays in clinical trials of our product candidates. Our planned clinical trials might not begin on time, may be interrupted or delayed once commenced, might need to be redesigned, might not enroll a sufficient number of patients or might not be completed on schedule, if at all. Clinical trials can be delayed for a variety of reasons, including the following:

•	delays in obtaining regulatory approval to commence a trial;

•	imposition of a clinical hold following an inspection of our clinical trial operations or trial sites by the FDA or other regulatory authorities;

•	delays in reaching agreement on acceptable terms with prospective CROs and clinical trial sites;

•	delays in obtaining required institutional review board, or IRB, approval at each site;

•	delays in identifying, recruiting and training suitable clinical investigators;

•	delays in recruiting suitable patients to participate in a trial;

•	delays in having patients complete participation in a trial or return for post-treatment follow-up;

•	clinical sites dropping out of a trial to the detriment of enrollment;

•	time required to add new sites;

•	delays in obtaining sufficient supplies of clinical trial materials, including suitable active pharmaceutical ingredient, or API; or

•	delays resulting from negative or equivocal findings of the data safety monitoring board, or DSMB, for a trial.

We were subject to such a delay in 2008 when the FDA placed a partial clinical hold on our Phase 2 clinical trial for oral solithromycin over concern about possible toxicity related to solithromycin. The FDA converted the partial clinical hold into a full clinical hold in April 2010. At the time, the FDA had concerns that solithromycin, as a fluoroketolide, may have similar toxicity issues as Ketek. While we addressed the FDA’s concerns and were allowed to proceed with the trial, which we successfully completed, the trial was delayed by approximately 12 months. While the FDA has reviewed the results of our Phase 2 clinical trial and approved a protocol for our ongoing pivotal Phase 3 trial for oral solithromycin and while we reported results of our Phase 1 trial for the IV formulation of solithromycin in October 2012, we expect to review our overall development plan for solithromycin with the FDA in an end of Phase 2 meeting regarding oral solithromycin before we proceed with our planned Phase 3 IV-to-oral trial. The FDA may not allow us to proceed with the IV-to-oral trial for any of the reasons noted above.

In addition, we are evaluating alternative IV solutions of solithromycin to develop the optimal solution and may experience delays in the commencement of our planned Phase 3 IV-to-oral trial if we cannot develop the solution in a timely or cost-effective manner.

Patient enrollment, a significant factor in the timing of clinical trials, is affected by many factors, including the size and nature of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the design of the clinical trial, competing clinical trials and clinicians’ and patients’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies, including any new drugs that may be approved for the indications we are investigating. In addition, the timing of our clinical trials for solithromycin is dependent on the onset, degree and timing of the CABP season, which tends to occur in the winter months in each hemisphere. We could encounter delays in our clinical trials of solithromycin or Taksta if participating physician investigators encounter unresolved ethical issues associated with enrolling patients in clinical trials of solithromycin or Taksta in lieu of prescribing approved antibiotics that have established safety and efficacy profiles. Any of these delays in completing our clinical trials could increase our costs, slow down our product development and approval process and jeopardize our ability to commence product sales and generate revenues.

We may be required to suspend or discontinue clinical trials due to adverse side effects or other safety risks that could preclude approval of solithromycin or Taksta or any of our future product candidates.

Our clinical trials may be suspended or terminated at any time for a number of reasons. A clinical trial may be suspended or terminated by us, our collaborators, the FDA or other regulatory authorities due to a failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, presentation of unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using the investigational drug, changes in governmental regulations or administrative actions, lack of adequate funding to continue the clinical trial, or negative or equivocal findings of the DSMB or the IRB for a clinical trial. An IRB may also suspend or terminate our clinical trials for failure to protect patient safety or patient rights. We may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to participants. In addition, regulatory agencies may order the temporary or permanent discontinuation of our clinical trials at any time if they believe the clinical trials are not being conducted in accordance with applicable regulatory requirements or present an unacceptable safety risk to participants. If we elect or are forced to suspend or terminate any clinical trial of any product candidates that we are developing, the commercial prospects of such product candidates will be harmed and our ability to generate product revenues, if at all, from any of these product candidates will be delayed or eliminated. Any of these occurrences may harm our business, financial condition, results of operations and prospects significantly.

We have not completed a clinical trial of Taksta for the treatment of prosthetic joint infections and there is no guarantee that the results of our ongoing Phase 2 trial or any other trial we conduct will be consistent with the results of any trials conducted to date or will demonstrate safety and efficacy to the satisfaction of the FDA.

We only recently initiated, in December 2012, our Phase 2 clinical trial of Taksta for the treatment of prosthetic joint infections. While we have successfully completed a Phase 2 clinical trial comparing Taksta to linezolid for the treatment of ABSSSI the results of our completed Phase 2 trial for the treatment of ABSSSI were not powered to show, and did not show, statistical non-inferiority. Comparisons to results from other reported clinical trials, including our completed Phase 2 clinical trial for the treatment of ABSSSI, can assist in evaluating the potential efficacy of Taksta for the treatment of prosthetic joint infections; however, there are many factors that affect the outcome for patients in clinical trials, some of which are not apparent in published reports, and results from different trials often cannot be reliably compared. Therefore, there is no assurance that the results of any other trials we conduct for Taksta in the treatment of prosthetic joint infections will demonstrate safety and efficacy comparable to the results of trials conducted to date or will be sufficient to attain FDA approval.

We previously completed our end of Phase 2 meeting with the FDA for Taksta with respect to the treatment of ABSSSI. Assuming positive results in our Phase 2 trial for Taksta for prosthetic joint infections, we intend to submit our planned clinical trial activity to support an NDA submission for Taksta as a treatment for prosthetic joint infections with the FDA in the first half of 2013 after the receipt of top line data. If the Phase 2 trial data results are inadequate or the FDA believes that the plan is inadequate, it could delay or prevent our ability to receive regulatory approval or commercialize Taksta for the treatment of prosthetic joint infections.

Taksta is not well absorbed in animals, which could impair our ability to obtain FDA approval.

As required by FDA regulations, we conducted pre-clinical studies of Taksta to determine its level of absorption in animals. The studies indicated that Taksta is not very well absorbed and has a short half-life in animals, resulting in minimum exposure levels which limited the ability to test Taksta in animal models. Fusidic acid, the API in Taksta, has been used for several decades in humans outside the U.S. and we believe there is sufficient human clinical trial data for Taksta to overcome the lack of absorption in animal studies. Despite this human data, and while all of our pre-clinical tests were benign and indicated no safety or tolerability issues, our limited ability to test Taksta in animal models may adversely affect our ability to obtain FDA approval.

Even if the FDA approves solithromycin for the treatment of CABP and Taksta for the treatment of prosthetic joint infections, adverse effects discovered after approval could adversely affect the market for those products.

If we obtain regulatory approval for solithromycin, Taksta or any other product candidate that we develop, and we or others later discover that our products cause adverse effects, a number of potentially significant negative consequences could result, including:

•	regulatory authorities may withdraw their approval of the product;

•	regulatory authorities may require the addition of labeling statements, such as warnings or contraindications;

•

we may be required to change the way the product is administered, conduct additional clinical studies, implement a risk evaluation and mitigation strategy, or REMS, or restrict the distribution of the product;

•	we could be sued and held liable for harm caused to patients and our liability insurance may not adequately cover those claims; and

•	our reputation may suffer.

Any of these events could prevent us from maintaining market acceptance of the affected product candidate and could substantially increase the costs of, or prevent altogether, the commercialization of our product candidates.

We have had negative cash flows from operations and might not be able to generate sufficient cash to service our existing indebtedness to Hercules Technology Growth Capital, Inc., the level of which indebtedness could have a material adverse effect on our business, financial condition, results of operations and prospects.

On December 20, 2011, we entered into a loan and security agreement with Hercules Technology Growth Capital, Inc., or Hercules, pursuant to which we borrowed $10.0 million. We must repay the indebtedness on or before December 1, 2015. In addition, at the time that the loan is either due or prepaid, we must pay Hercules a fee of $400,000. Our ability to make payments on this indebtedness depends on our ability to generate cash in the future. We expect to experience negative cash flow for the foreseeable future as we fund our operations and capital expenditures. There can be no assurance that we will be in a position to repay this indebtedness when due or obtain extensions of the maturity date. We anticipate that we will need to secure additional funding in order for us to be able to satisfy our obligations when due. We cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If that additional funding involves the sale of equity securities or convertible securities, it would result in the issuance of additional shares of our capital stock, which would result in dilution to our stockholders.

Moreover, this level of debt could have important consequences to you as an investor in our securities. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to payments owed to our licensors;

•	limit our flexibility in planning for the development, clinical testing, approval and marketing of our products;

•	place us at a competitive disadvantage compared to any of our competitors that are less leveraged than we are;

•	increase our vulnerability to both general and industry-specific adverse economic conditions; and

•	limit our ability to obtain additional funds.

In addition, the loan is secured by all of our assets except our intellectual property. In the event we fail to make timely payments or breach any of our representations or other obligations in the agreement, or upon any circumstance or occurrence that has a material adverse effect on the loan collateral, our business operations, properties, assets, prospects or condition, or our ability to perform our obligations under the loan agreement, Hercules can declare the loan in default. Upon an event of default, the loan principal and accrued interest would become immediately due and payable and Hercules would be entitled to enforce its security interest in our assets.

The addition of further debt to our current debt levels could make it more difficult for us to repay our indebtedness and meet our other obligations and would intensify the leverage-related risks that we now face.

If we fail to obtain additional financing, we may not be able to complete the development and commercialization of solithromycin or Taksta.

We need substantial amounts of cash to complete the clinical development of solithromycin and Taksta. As of the date of this report, we estimate the cost of our research and development activities through the completion of our Phase 3 trial for oral solithromycin for CABP will be approximately $21.0 million, our costs to complete our QtC, hepatic and renal insufficiency studies of solithromycin will be approximately $6.0 million, our Phase 2 trial for Taksta for prosthetic joint infections will be approximately $4.0 million and cost of drug product and development for those trials and registration will be approximately $8.0 million, in addition to general and administrative expenses. The costs to develop solithromycin beyond our ongoing Phase 3 oral trial and Taksta beyond our ongoing Phase 2 trial will be significant and we will need to raise additional capital to continue those development activities.

We expect that our existing cash and equivalents as of December 31, 2012 will be sufficient to fund our capital requirements into 2015. This projection does not include funds to initiate the solithromycin Phase 3 IV-to-oral clinical trial. However, changing circumstances may cause us to consume capital significantly faster than we currently anticipate, and we may need to spend more money than currently expected because of circumstances beyond our control. For example, our clinical trials may encounter technical, enrollment or other issues that could cause our development costs to increase more than we expect and we may be required to conduct additional trials requested by the FDA that could increase our costs significantly. We would also need to raise additional funds sooner if we choose to initiate clinical trials more rapidly than we presently anticipate or if we elect to conduct additional trials for alternate indications. In any event, we will require significant amounts of additional capital to obtain regulatory approval of and to commercialize solithromycin and Taksta.

We may raise additional capital from the issuance of equity and/or debt securities, collaborations with third parties, out-licensing of rights to our product candidates and other means, or a combination of any of the above. Securing additional financing, however, will require a substantial amount of time and attention from our management and may divert a disproportionate amount of their attention away from our day-to-day activities, which may adversely affect our management’s ability to conduct our day-to-day operations. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If we are unable to raise additional capital when required or on acceptable terms, we may be required to:

•	significantly delay, scale back or discontinue the development or commercialization of solithromycin and/or Taksta;

•	seek collaborators for solithromycin and/or Taksta at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available; and

•	relinquish or license, potentially on unfavorable terms, our rights to solithromycin and/or Taksta that we otherwise would seek to develop or commercialize ourselves.

If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing discovery, development and commercialization efforts, and our ability to generate revenues and achieve or sustain profitability will be substantially harmed.

We rely on third parties to conduct our clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may be delayed in obtaining, or may ultimately not be able to obtain, regulatory approval for or commercialize solithromycin, Taksta or any other product candidates.

We have relied, and plan to continue to rely, on various CROs to recruit patients, monitor and manage data for our on-going clinical programs for solithromycin and Taksta, as well as for the execution of our pre-clinical and non-clinical studies. We control only certain aspects of our CROs’ activities; nevertheless, we are responsible for ensuring that each of our studies is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards and our reliance on the CROs does not relieve us of our regulatory responsibilities. We and our CROs are required to comply with the FDA’s current good clinical practices, or cGCPs, which are regulations and guidelines enforced by the FDA for all of our products in clinical development. The FDA enforces these cGCPs through periodic inspections of trial sponsors, principal investigators and clinical trial sites. If we or our CROs fail to comply with applicable cGCPs, the clinical data generated in our clinical trials may be deemed unreliable, and the FDA may require us to perform additional clinical trials before approving our product candidates. We cannot assure you that, upon inspection, the FDA will determine that any of our clinical trials comply with cGCPs. In addition, to evaluate the safety and effectiveness of solithromycin and Taksta to a statistically significant degree our clinical trials will require an adequately large number of test subjects. Any clinical trial that a CRO conducts abroad on our behalf is subject to similar regulation. Accordingly, if our CROs fail to comply with these regulations or recruit a sufficient number of patients, we may have to repeat clinical trials, which would delay the regulatory approval process.

In addition, our CROs are not our employees and we cannot control whether or not they devote sufficient time and resources to our on-going clinical, non-clinical and pre-clinical programs. Our CROs may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical studies or other drug development activities, which could impede their ability to devote appropriate time to our clinical programs. If our CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements, or for other reasons, our clinical trials may be extended, delayed or terminated, and we may not be able to obtain regulatory approval for or successfully commercialize solithromycin, Taksta or any other product candidates that we seek to develop. As a result, our financial results and the commercial prospects for solithromycin, Taksta or any other product candidates that we seek to develop would be harmed, our costs could increase and our ability to generate revenues could be delayed or ended.

We typically engage one or more CROs on a project-by-project basis for each study or trial. While we have developed and plan to maintain our relationships with CROs that we have previously engaged, we also expect to enter into agreements with other CROs to obtain additional resources and expertise in an attempt to accelerate our progress with regard to on-going clinical, non-clinical and pre-clinical programs and specifically, the compilation of clinical trial data for submission with an NDA for each of solithromycin and Taksta. Switching or entering into new relationships with CROs involves substantial cost and requires extensive management time and focus. In addition, there is a natural transition period when a new CRO commences work. As a result, delays occur, which can materially impact our ability to meet our desired clinical development timelines. Although we try to carefully manage our relationships with our CROs, there can be no assurance that we will not encounter challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition, results of operations or prospects.

Our dependence upon third parties for the manufacture and supply of solithromycin, Taksta and any future product candidates may cause delays in, or prevent us from, successfully developing and commercializing our products.

We do not currently have nor do we plan to build the infrastructure or capability internally to manufacture solithromycin or Taksta for use in the conduct of our clinical trials. In January 2013, we entered into an agreement with Wockhardt to supply the API and commercial supply for solithromycin. Wockhardt manufactures solithromycin according to our specifications under our proprietary rights. While we have the ability to develop alternate sources for solithromycin should Wockhardt be unable to supply our needs, we may not be able to negotiate an agreement with another source on acceptable terms, if at all.

We employ the services of Ercros S.A., or Ercros, to produce Taksta’s API and intend to utilize a third-party manufacturer to produce the finished dosing formulation of Taksta. We have a long-term exclusive supply arrangement with Ercros to produce the fusidic acid used in Taksta in which Ercros agrees to exclusively supply us with fusidic acid in the U.S., and we agree to obtain our supply of fusidic acid for commercial sale exclusively from Ercros, subject to a right to develop a second source for limited supply quantities. We believe Ercros is one of only two currently known manufacturers that can produce fusidic acid compliant with the purity required for human use. The second manufacturer is not available as a supplier to us. Fusidic acid is difficult to produce at these purity levels because of its complex fermentation process. As such, there are underlying risks associated with its manufacture, which could include cost overruns, new impurities, difficulties in scaling up or reproducing manufacturing processes and lack of timely availability of raw materials. We have yet to identify a viable second source of fusidic acid but continue to research alternatives. If Ercros cannot supply sufficient quantities of fusidic acid to make clinical supplies of Taksta, it would harm our ability to develop Taksta. We may not be able to locate a second manufacturer or, if we do, we may not be able to negotiate an agreement on favorable terms, if at all.

In addition, regulatory requirements could pose barriers to the manufacture of our API and finished product for solithromycin and Taksta. Our third-party manufacturers are required to comply with the FDA’s current good manufacturing practices, or cGMP, regulations. As a result, the facilities used by Wockhardt, Ercros, and any of our future manufacturers to manufacture solithromycin and Taksta must be approved by the FDA after we submit our NDA to the FDA and before approval of solithromycin and Taksta. Similar regulations apply to manufacturers of our products for use or sale in foreign countries. We do not control the manufacturing process of solithromycin or Taksta and are completely dependent on these third party manufacturing partners for compliance with the applicable regulatory requirements for the manufacture of solithromycin and Taksta API and their finished product. If our manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA and any applicable foreign regulatory authority, they will not be able to secure the applicable approval for their manufacturing facilities. If these facilities are not approved for the commercial manufacture of solithromycin or Taksta, we may need to find alternative manufacturing facilities, which would result in significant delays of up to several years in obtaining approval for solithromycin or Taksta. In addition, our manufacturers will be subject to ongoing periodic unannounced inspections by the FDA and corresponding state and foreign agencies for compliance with cGMPs and similar regulatory requirements. Failure by any of our manufacturers to comply with applicable cGMP regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspensions or withdrawals of approvals, operating restrictions, interruptions in supply, and criminal prosecutions, any of which could have a material adverse impact on our business, financial condition, results of operations or prospects.

Finally, we also could experience manufacturing delays if our third-party manufacturers give greater priority to the supply of other products over our product candidates or otherwise do not satisfactorily perform according to the terms of the agreement between us.

If Wockhardt, Ercros, or any alternate supplier of API or finished drug product for solithromycin or Taksta experiences any significant difficulties in its respective manufacturing processes, does not comply with the terms of the agreement between us or does not devote sufficient time, energy and care to providing our manufacturing needs, we could experience significant interruptions in the supply of solithromycin or Taksta, which could impair our ability to supply solithromycin or Taksta at the levels required for our clinical trials and commercialization and prevent or delay their successful development and commercialization.

The timing of the milestone and royalty payments we are required to make to Optimer Pharmaceuticals, Inc. and The Scripps Research Institute is uncertain and could adversely affect our cash flows and results of operations.

In March 2006, we entered into a Collaborative Research and Development and License Agreement with Optimer Pharmaceuticals, Inc., or Optimer, pursuant to which we acquired an exclusive license to certain patent applications and other intellectual property related to a series of compounds, including solithromycin, to develop and commercialize licensed products outside of the Association of South East Asian Nations, or ASEAN, countries (Brunei Darussalam, Cambodia, Indonesia, Laos, Malaysia, Myanmar (Burma), the Philippines, Singapore, Thailand and Vietnam). We have an obligation to make additional payments upon achievement of specified development, regulatory and commercialization milestones. The aggregate amount of such milestone payments we may need to pay is based in part on the number of products developed under the agreement. The aggregate amount (including our two milestone payments to date) would be $27.5 million if four products are developed and gain FDA approval. Additional limited milestone payments would be due if we develop more than four products. We will also pay tiered mid-single-digit royalties based on the amount of annual net sales of solithromycin (or related licensed compounds), if and when approved by regulatory authorities. We have already paid a $0.5 million milestone in 2010 and a $1.0 million milestone in 2012 upon completion of our discussions with the FDA for the protocol for our pivotal Phase 3 trial for oral solithromycin. Optimer can elect to receive certain milestone payments in cash or in shares of our common stock having an equivalent fair market value. The timing of our achievement of these events and corresponding milestone payments to Optimer is subject to factors relating to the clinical and regulatory development and commercialization of solithromycin (or related licensed compounds), many of which are beyond our control. We may become obligated to make a milestone payment when we do not have the cash on hand to make such payment, which could require us to delay our clinical trials, curtail our operations, scale back our commercialization and marketing efforts or seek funds to meet these obligations on terms unfavorable to us. If we were unable to make a milestone payment, we would be in material breach of the agreement, in which event Optimer could terminate the agreement, which would result in the loss of our rights to develop and commercialize solithromycin, which would seriously harm our ability to generate revenues or achieve profitability.

We also must pay The Scripps Research Institute various milestone and annual payments, which, while significantly lower than amounts potentially due to Optimer, could become due when we do not have the cash on hand to make such payment, which could require us to delay our clinical trials, curtail our operations, scale back our commercialization and marketing efforts or seek funds to meet these obligations on terms unfavorable to us.

Our loan agreement with Hercules contains covenants that impose restrictions on our operations that may adversely impact the operation of our business.

Our loan agreement with Hercules contains customary restrictive covenants, including restrictions on our ability to incur additional debt, transfer or place a lien or security interest on our assets, including our intellectual property, merge with or acquire other companies, redeem any shares of our capital stock or pay cash dividends to our stockholders. These restrictions may inhibit our ability to conduct our business and to provide distributions to our stockholders. Future debt securities or other financing arrangements could contain similar or more restrictive negative covenants than the Hercules loan.

The commercial success of solithromycin, Taksta and any other product candidates that we develop, if approved in the future, will depend upon attaining significant market acceptance of these products among physicians and payors.

As a company, we have never commercialized a product candidate for any indication. Even if solithromycin, Taksta or any other product candidate that we develop is approved by the appropriate regulatory authorities for marketing and sale, physicians may not prescribe our approved products, which would prevent us from generating revenues or becoming profitable. Market acceptance of solithromycin, Taksta and any other product candidates that we develop by physicians, patients and payors will depend on a number of factors, many of which are beyond our control, including:

•	the clinical indications for which the product is approved;

•	acceptance by physicians and payors of each product as a safe and effective treatment;

•	the cost of treatment in relation to alternative treatments, including numerous generic drug products, such as azithromycin, levofloxacin and vancomycin;

•	the relative convenience and ease of administration of solithromycin in the treatment of CABP and Taksta in the treatment of prosthetic joint infections;

•	the availability and efficacy of competitive drugs;

•	the effectiveness of our or any third party partner’s sales force and marketing efforts;

•	our ability to manufacture or obtain commercial quantities of our drug products;

•	our ability to deliver our products on a timely basis;

•	the extent to which bacteria develop resistance to any antibiotic product candidate that we develop, thereby limiting its efficacy in treating or managing infections;

•	the extent to which the product is approved for inclusion on formularies of hospitals and managed care organizations;

•	whether the product is designated under physician treatment guidelines as a first-line therapy or as a second- or third-line therapy for particular infections;

•	the availability of adequate reimbursement by third parties, such as insurance companies and other health care payors, and/or by government health care programs, including Medicare and Medicaid;

•	our ability to have our products included in hospital formularies;

•	limitations or warnings contained in a product’s FDA-approved labeling; and

•	prevalence and severity of adverse side effects.

Even if the medical community accepts that solithromycin and Taksta are safe and efficacious for their approved indications, physicians may not immediately be receptive to the use or may be slow to adopt solithromycin as an accepted treatment for CABP and Taksta as an accepted treatment for prosthetic joint infections. While we believe each of solithromycin and Taksta has significant advantages, we cannot assure you that any labeling approved by the FDA will permit us to promote solithromycin and Taksta as being superior to competing products. If either or both of solithromycin or Taksta are approved but do not achieve an adequate level of acceptance by physicians and payors, we may not generate sufficient or any revenues from these products and we may not become profitable. In addition, our efforts to educate the medical community and third-party payors on the benefits of solithromycin and Taksta may require significant resources and may never be successful.

If approved, solithromycin and Taksta will face significant competition from branded and generic antibiotics and our operating results will suffer if we fail to compete effectively.

The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. If solithromycin or Taksta is approved, we will have competitors both in the U.S. and internationally, including major multinational pharmaceutical companies, established biotechnology companies, specialty pharmaceutical and generic drug companies. Many of these companies have greater financial and other resources, such as larger research and development staffs and more experienced marketing and manufacturing organizations. As a result, these companies may obtain regulatory approval more rapidly and may be more effective in selling and marketing their products. They also may invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make solithromycin, Taksta or any other product candidates that we develop obsolete. As a result, our competitors may succeed in commercializing antibiotics before we do. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies.

If approved, both solithromycin and Taksta will face competition from currently commercially available antibiotics, as well as any competing products that may be developed in the future. In July 2012, the United States Congress passed, and President Obama signed, the Food and Drug Administration Safety and Innovation Act, which included the Generating Antibiotic Incentives Now Act, or the GAIN Act. The GAIN Act is intended to provide incentives for the development of new, qualified infectious disease products. These incentives might result in more competition in the market for new antibiotics and might cause pharmaceutical and biotechnology companies with more resources than we have to shift their efforts towards the development of products that could be competitive with our product candidates. Existing approved products that will compete with solithromycin include azithromycin (sold under the brand name Zithromax ® by Pfizer Inc. and available as a generic), clarithromycin (sold under the brand name Biaxin ® by Abbott Laboratories and available as a generic), moxifloxacin (sold under the brand name Avelox ® by Bayer AG), levofloxacin (sold under the brand name Levaquin by Johnson & Johnson and available as a generic), linezolid (sold under the brand name Zyvox by Pfizer Inc.), ceftriaxone (sold under the brand name Rocephin ® by F. Hoffman-La Roche Ltd and available as a generic) and ceftaroline (sold under the brand name Teflaro ® by Forest Laboratories, Inc.). Existing approved products that will compete with Taksta include vancomycin (available as a generic), linezolid (sold under the brand name Zyvox by Pfizer Inc.), daptomycin (sold under the brand name Cubicin by Cubist Pharmaceuticals, Inc.), quinupristin/dalfopristin (sold under the brand name Synercid ® by Sanofi-Aventis and Monarch Pharmaceuticals, Inc.), tigecycline (sold under the brand name Tygacil ® by Pfizer Inc.), telavancin (sold under the brand name Vibativ ® by Theravance, Inc. and Astellas Pharma, Inc.) and ceftaroline (sold under the brand name Teflaro by Forest Laboratories, Inc.). Generic antibiotics are typically sold at lower prices than branded antibiotics and are generally preferred by managed care providers of health services.

If we are unable to demonstrate the advantages of solithromycin or Taksta over competing drugs and drug candidates, we will not be able to successfully commercialize solithromycin or Taksta and our results of operations will suffer.

Reimbursement may not be available for solithromycin, Taksta or any other product candidates that we develop, which could make it difficult for us to sell our products profitably.

Market acceptance and sales of solithromycin, Taksta or any other product candidates that we develop will depend on reimbursement policies and may be affected by health care reform measures. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which drugs they will pay for and establish reimbursement levels. We cannot be sure that reimbursement will be available for solithromycin, Taksta or any other product candidates that we develop. Also, we cannot be sure that the amount of reimbursement available, if any, will not reduce the demand for, or the price of, our products. If reimbursement is not available or is available only at limited levels, we may not be able to successfully commercialize solithromycin, Taksta or any other product candidates that we develop.

Specifically, in both the U.S. and some foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the health care system in ways that could affect our ability to sell our products profitably. In the U.S., the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, also called the Medicare Modernization Act, or MMA, changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly and introduced a new reimbursement methodology based on average sales prices for physician-administered drugs. In addition, this legislation provided authority for limiting the number of drugs that will be covered in any therapeutic class. As a result of this legislation and the expansion of federal coverage of drug products, we expect that there will be additional pressure to contain and reduce costs. These cost reduction initiatives and other provisions of this legislation could decrease the coverage and price that we receive for any approved products and could seriously harm our business. While the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policies and payment limitations in setting their own reimbursement rates, and any reduction in reimbursement that results from the MMA may result in a similar reduction in payments from private payors.

In March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, or collectively, PPACA, became law in the U.S. The goal of PPACA is to reduce the cost of health care and substantially change the way health care is financed by both governmental and private insurers. While we cannot predict what impact on federal reimbursement policies this legislation will have in general or on our business specifically, the PPACA may result in downward pressure on pharmaceutical reimbursement, which could negatively affect market acceptance of solithromycin or Taksta or any future products. Earlier this year, members of the U.S. Congress and some state legislatures sought to overturn at least portions of the legislation including those on the mandatory purchase of insurance. However, on June 28, 2012, the United States Supreme Court upheld the constitutionality of these provisions. Members of the U.S. Congress have since proposed a number of legislative initiatives, including possible repeal of the PPACA. We cannot predict the outcome or impact of current proposals or whether new proposals will be made or adopted, when they may be adopted or what impact they may have on us if they are adopted.

The availability of numerous generic antibiotics at lower prices than branded antibiotics, such as solithromycin or Taksta if either were approved for commercial introduction, may also substantially reduce the likelihood of reimbursement for such products. We expect to experience pricing pressures in connection with the sale of solithromycin, Taksta and any other products that we develop, due to the trend toward managed health care, the increasing influence of health maintenance organizations and additional legislative proposals. If we fail to successfully secure and maintain reimbursement coverage for our products or are significantly delayed in doing so, we will have difficulty achieving market acceptance of our products and our business will be harmed.

We currently have no marketing and sales organization and have no experience as a company in marketing drug products. If we are unable to establish our own marketing and sales capabilities, or enter into agreements with third parties, to market and sell our products after they are approved, we may not be able to generate product revenues.

We do not have a sales organization for the marketing, sales and distribution of any drug products. In order to commercialize any products, we must develop these capabilities on our own or make arrangements with third parties for the marketing, sales and distribution of our products. The establishment and development of our own sales force would be expensive and time consuming and could delay any product launch, and we cannot be certain that we would be able to successfully develop this capability. As a result, we may seek one or more licensing partners to handle some or all of the sales and marketing of solithromycin for CABP in the U.S. and elsewhere and Taksta for prosthetic joint infections in the U.S. There also may be certain markets within the U.S. for solithromycin for which we may seek a co-promotion arrangement. However, we may not be able to enter into arrangements with third parties to sell solithromycin or Taksta on favorable terms or at all. In the event we are unable to develop our own marketing and sales force or collaborate with a third-party marketing and sales organization, we would not be able to commercialize solithromycin, Taksta or any other product candidates that we develop, which would negatively impact our ability to generate product revenues. Further, whether we commercialize products on our own or rely on a third party to do so, our ability to generate revenue will be dependent on the effectiveness of the sales force. In addition, to the extent we rely on third parties to commercialize our approved products, we will likely receive less revenues than if we commercialized these products ourselves.

If we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy.

Our ability to compete in the highly competitive biotechnology and pharmaceuticals industries depends in large part on our ability to attract and retain highly qualified managerial, scientific and medical personnel. In order to induce valuable employees to remain with us, we have provided stock options that vest over time. The value to employees of stock options will be significantly affected by movements in our stock price that we cannot control and may at any time be insufficient to counteract more lucrative offers from other companies.

Our scientific team has expertise in many different aspects of drug discovery and development. We conduct our operations at our facility in Chapel Hill, North Carolina, which is part of the Research Triangle consisting of Raleigh, Durham and Chapel Hill. This region is headquarters to other biopharmaceutical companies and many academic and research institutions and, as a result, at any given time there may be a shortage of experienced scientists and medical personnel. Competition for skilled personnel in our area and elsewhere in the U.S. is very intense and competition for experienced scientists may limit our ability to hire and retain highly qualified personnel on acceptable terms or at all.

Despite our efforts to retain valuable employees, members of our management, scientific and medical teams may terminate their employment with us on short notice. We do not have employment agreements with Prabhavathi Fernandes, our Chief Executive Officer, Mark W. Hahn, our Chief Financial Officer or any other employee. As a result, all employees are employed on an at-will basis, which means that any of these employees could leave our employment at any time, with or without notice, and may go to work for a competitor. The loss of the services of any of our executive officers or other key employees could potentially harm our business, operating results or financial condition. Our success also depends on our ability to continue to attract, retain and motivate highly skilled scientific and medical personnel.

Other biotechnology and pharmaceutical companies with which we compete for qualified personnel have greater financial and other resources, different risk profiles and longer histories than we do. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high quality candidates than what we offer. If we are unable to continue to attract and retain high quality personnel, our ability to discover, develop and commercialize drug candidates will be limited.

We will need to grow our organization, and we may experience difficulties in managing this growth, which could disrupt our operations.

As of March 8, 2013, we had 25 employees. As our development and commercialization plans and strategies develop, we expect to expand our employee base for managerial, operational, financial and other resources and, depending on our commercialization strategy, we may further expand our employee base for sales and marketing resources. Future growth would impose significant added responsibilities on members of management, including the need to identify, recruit, maintain, motivate and integrate additional employees. Also, our management may need to divert a disproportionate amount of its attention away from their day-to-day activities and devote a substantial amount of time to managing these growth activities. We may not be able to effectively manage the expansion of our operations which may result in weaknesses in our infrastructure, give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of additional product candidates. If our management is unable to effectively manage our expected growth, our expenses may increase more than expected, our ability to generate and/or grow revenues could be reduced and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize solithromycin, Taksta and our other product candidates and compete effectively will depend, in part, on our ability to effectively manage any future growth in our organization.

Even if we obtain FDA approval of solithromycin, or any other product candidate, we may never obtain approval or commercialize our products outside of the U.S., which would limit our ability to realize their full market potential. If foreign approval is obtained, there are risks in conducting business in international markets.

In order to market solithromycin or any other products outside of the U.S., we must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy. Clinical trials conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not mean that regulatory approval will be obtained in any other country. Approval procedures vary among countries and can involve additional product testing and validation and additional administrative review periods. Seeking foreign regulatory approvals could result in significant delays, difficulties and costs for us and require additional pre-clinical studies or clinical trials which would be costly and time consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of our products in those countries. Satisfying these and other regulatory requirements is costly, time consuming, uncertain and subject to unanticipated delays. In addition, our failure to obtain regulatory approval in the U.S. or any foreign country may delay or have negative effects on the process for regulatory approval in other countries. We do not have any product candidates approved for sale in the U.S. or any foreign country and we do not have experience as a company in obtaining regulatory approval in international markets. If we fail to comply with regulatory requirements in a foreign country or to obtain and maintain required approvals, our potential market for solithromycin or other products will be reduced and our ability to realize the full market potential of our products will be harmed. We do not intend to commercialize Taksta outside the U.S. because of the widespread use of fusidic acid in Europe and Australia.

If approved for commercialization in a foreign country, we intend to enter into agreements with third parties to market solithromycin whenever it may be approved and wherever we have the right to market it. Consequently, we expect that we will be subject to additional risks related to entering into international business relationships, including:

•	potentially reduced protection for intellectual property rights;

•

the potential for so-called parallel importing, which is what happens when a local seller, faced with high or higher local prices, opts to import goods from a foreign market (with low or lower prices) rather than buying them locally;

•	unexpected changes in tariffs, trade barriers and regulatory requirements;

•	economic weakness, including inflation, or political instability in particular foreign economies and markets;

•	compliance with laws for employees traveling abroad;

•	foreign taxes, including withholding of payroll taxes;

•	foreign currency fluctuations, which could result in increased operating expenses and reduced revenues;

•	workforce uncertainty in countries where labor unrest is more common than in the U.S.;

•	production shortages resulting from any events affecting API and/or finished drug product supply or manufacturing capabilities abroad;

•	business interruptions resulting from geo-political actions, including war and terrorism, or natural disasters including earthquakes, typhoons, floods and fires; and

•	failure to comply with Office of Foreign Asset Control rules and regulations and the Foreign Corrupt Practices Act.

These and other risks may materially adversely affect our ability to attain or sustain revenue from international markets.

Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements and insider trading.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with FDA regulations, provide accurate information to the FDA, comply with federal and state health care fraud and abuse laws and regulations, report financial information or data accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the health care industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. We have adopted a Code of Conduct, but it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

We have incurred significant operating losses since inception and anticipate that we will incur continued losses for the foreseeable future.

As of December 31, 2012, we had an accumulated deficit of approximately $121.2 million. We have no revenues and have funded our operations to date from the private sale of equity and debt securities and our initial public offering. We expect to incur substantial additional losses over the next several years as our research, development, pre-clinical testing, and clinical trial activities increase, especially those related to solithromycin and Taksta. In addition, we also expect to incur additional costs operating as a public company. The amount of future losses and when, if ever, we will achieve profitability are uncertain.

To raise additional funds to support our business operations, we may issue equity or debt securities. Debt securities could contain restrictive covenants that may adversely impact the operation of our business. The issuance of equity securities or convertible debt securities would result in dilution to our stockholders.

The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. For example, in August 2011, we issued 10.0% unsecured convertible notes (the “August 2011 Notes”) in the aggregate principal amount of $5,000,000. The August 2011 Notes contained restrictive covenants that prohibited us from incurring new indebtedness in excess of $0.5 million in the aggregate and granting a security interest on any of our material assets without the consent of the holders of at least a majority of the aggregate outstanding principal amount of the August 2011 Notes. Pursuant to this authority, the holders of the August 2011 Notes approved the Hercules debt financing that we closed in December 2011. The August 2011 Notes automatically converted into shares of our common stock upon the closing of our IPO and their restrictive covenants terminated at such time. Future debt securities or other financing arrangements could contain similar or more restrictive negative covenants than the August 2011 Notes. In addition, the sale of equity securities or convertible debt securities would result in the issuance of additional shares of our capital stock, which would result in dilution to our stockholders.

Our limited operating history makes it difficult to evaluate our business and prospects.

We began operations in 2006. Our operations to date have been limited to financing and staffing our company, conducting product development activities for solithromycin and Taksta and performing research and development with respect to our proprietary macrolide library. We have not yet demonstrated an ability as a company to obtain regulatory approval for or commercialize a product candidate. Consequently, the ability to predict our future performance may not be as accurate as they could be if we had a history of successfully developing and commercializing pharmaceutical products.

Risks Related to Our Industry

We are subject to extensive and costly government regulation.

Antibiotics, including those we are developing and plan to develop in the future, are subject to extensive and rigorous domestic government regulation including regulation by the FDA, the Centers for Medicare and Medicaid Services, other divisions of the U.S. Department of Health and Human Services, the U.S. Department of Justice, state and local governments and their respective foreign equivalents. The FDA regulates the research, development, pre-clinical and clinical testing, manufacture, safety, effectiveness, record keeping, reporting, labeling, storage, approval, advertising, promotion, sale, distribution, import and export of pharmaceutical products. If any products we develop are tested or marketed abroad, they will also be subject to extensive regulation by foreign governments, whether or not we have obtained FDA approval for a given product and its uses. Such foreign regulation may be equally or more demanding than corresponding U.S. regulation.

Government regulation substantially increases the cost and risk of researching, developing, manufacturing and selling products. Our failure to comply with these regulations could result in significant fines or the inability of our product candidates to obtain and maintain regulatory approval, which would have a materially adverse effect on our business, financial condition, results of operations and prospects.

Even if we obtain regulatory approval for solithromycin, Taksta or any of our future product candidates, we will still face extensive regulatory requirements and our products may face future development and regulatory difficulties.

Even if regulatory approval in the U.S. is obtained, the FDA may still impose significant restrictions on a product’s indicated uses or marketing or impose ongoing requirements for potentially costly post-approval studies or post-market surveillance. For example, the labeling ultimately approved for solithromycin and/or Taksta if any, may include restrictions on use. Solithromycin, Taksta or any of our other product candidates will also be subject to ongoing FDA requirements governing the labeling, packaging, storage, distribution, safety surveillance, advertising, promotion, record keeping and reporting of safety and other post-market information. The holder of an approved NDA is subject to obligations to monitor and report adverse events and instances of the failure of a product to meet the specifications in the NDA. Application holders must submit new or supplemental applications and obtain FDA approval for certain changes to the approved product, product labeling or manufacturing process. Application holders must also submit advertising and other promotional material to the FDA and report on ongoing clinical trials. Legal requirements have also been enacted to require disclosure of clinical trial results on publicly available databases.

In addition, manufacturers of drug products and their facilities are subject to continual review and periodic inspections by the FDA and other regulatory authorities for compliance with cGMP regulations. If we or a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product, the manufacturing facility or us, including requiring recall or withdrawal of the product from the market or suspension of manufacturing, requiring new warnings or other labeling changes to limit use of the drug, requiring that we conduct additional clinical trials, imposing new monitoring requirements, or requiring that we establish a REMS. Advertising and promotional materials must comply with FDA rules in addition to other potentially applicable federal and state laws. The distribution of product samples to physicians must comply with the requirements of the Prescription Drug Marketing Act. Sales, marketing and scientific/educational grant programs must comply with the anti-fraud and abuse provisions of the Social Security Act, the False Claims Act and similar state laws, each as amended. Pricing and rebate programs must comply with the Medicaid rebate requirements of the Omnibus Budget Reconciliation Act of 1990 and the Veteran’s Health Care Act of 1992, each as amended. If products are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. All of these activities are also potentially subject to federal and state consumer protection and unfair competition laws. If we or our third party collaborators fail to comply with applicable regulatory requirements, a regulatory agency may:

•	conduct an investigation into our practices and any alleged violation of law;

•	issue warning letters or untitled letters asserting that we are in violation of the law;

•	seek an injunction or impose civil or criminal penalties or monetary fines;

•	suspend or withdraw regulatory approval;

•	suspend any ongoing clinical trials;

•	refuse to approve pending applications or supplements to applications filed by us;

•	suspend or impose restrictions on operations, including costly new manufacturing requirements;

•	seize or detain products, refuse to permit the import or export of products, or require us to initiate a product recall; or

•	refuse to allow us to enter into supply contracts, including government contracts.

The occurrence of any event or penalty described above may force us to expend significant amounts of time and money and may significantly inhibit our ability to bring to market or continue to market our products and generate revenues. Similar regulations apply in foreign jurisdictions.

Product liability lawsuits could divert our resources, result in substantial liabilities and reduce the commercial potential of our products.

We face an inherent risk of product liability as a result of the clinical testing of our product candidates despite obtaining appropriate informed consents from our clinical trial participants, and will face an even greater risk if we commercialize solithromycin or Taksta in the U.S. or other additional jurisdictions or if we engage in the clinical testing of new product candidates or commercialize any additional products. For example, we may be sued if any product we develop allegedly causes injury or is found to be otherwise unsuitable during clinical testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our product candidates. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

•	decreased demand for our products or product candidates that we may develop;

•	loss of revenue;

•	injury to our reputation;

•	withdrawal of clinical trial participants;

•	initiation of investigations by regulators;

•	costs to defend the related litigation;

•	a diversion of management’s time and our resources;

•	substantial monetary awards to trial participants or patients;

•	product recalls, withdrawals or labeling, marketing or promotional restrictions;

•	exhaustion of any available insurance and our capital resources;

•	the inability to commercialize our products or product candidates; and

•	a decline in our stock price.

Although we maintain general liability insurance of up to $2.0 million in the aggregate and clinical trial liability insurance of $5.0 million in the aggregate for each of solithromycin and Taksta, this insurance may not fully cover potential liabilities. The cost of any product liability litigation or other proceeding, even if resolved in our favor, could be substantial. In addition, inability to obtain or maintain sufficient insurance coverage at an acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the development and commercial production and sale of our products, which could adversely affect our business, financial condition, results of operations, and prospects.

If we use hazardous and biological materials in a manner that causes injury or violates applicable law, we may be liable for damages.

Our research and development activities involve the controlled use of potentially hazardous substances, including chemical, biological and radioactive materials and viruses. In addition, our operations produce hazardous waste products. Federal, state and local laws and regulations in the U.S. govern the use, manufacture, storage, handling and disposal of hazardous materials. Although we believe that our procedures for use, handling, storing and disposing of these materials (all of which only occur at third-party sites operated by our contractors) comply with legally prescribed standards, we may incur significant additional costs to comply with applicable laws in the future. We also cannot predict the impact on our business of new or amended environmental laws or regulations, or any changes in the way existing and future laws and regulations are interpreted or enforced. Also, even if we are in compliance with applicable laws, we cannot completely eliminate the risk of contamination or injury resulting from hazardous materials, and we may incur liability as a result of any such contamination or injury. In the event of an accident, we could be held liable for damages or penalized with fines, and the liability could exceed our resources, and we do not carry liability insurance covering the use of hazardous materials. If we fail to comply with applicable requirements, we could incur substantial costs, including civil or criminal fines and penalties, clean-up costs, or capital expenditures for control equipment or operational changes necessary to achieve or maintain compliance.

Compliance with applicable environmental laws and regulations is expensive, and current or future environmental regulations may impair our research, development and production efforts, which adversely affect our business, financial condition, results of operations, and prospects.

Risks Related to our Intellectual Property

Our ability to pursue the development and commercialization of solithromycin depends upon the continuation of our licenses from Optimer and TSRI.

Our agreement with Optimer provides us with a worldwide exclusive license to develop and sell solithromycin outside of ASEAN countries. We are obligated to use our diligent efforts to develop and commercialize products licensed from Optimer. We have other obligations to Optimer under the license related to progress reporting, payment terms and confidentiality. If we are unable to make the required milestone and royalty payments under the agreement, if we do not continue to use diligent efforts to develop and commercialize solithromycin or if we otherwise materially breach the agreement, our rights to develop and commercialize solithromycin would terminate and revert to Optimer. In addition, either we or Optimer may terminate the agreement upon the uncured material breach of the agreement. If our agreement with Optimer is terminated by Optimer, we would lose our rights to develop and commercialize solithromycin, which would adversely affect our business, financial condition, results of operations, and prospects.

Our agreement with TSRI provides us with a license to make, use, sell, and import products for human or animal therapeutic use that use or incorporate one or more macrolides as an active pharmaceutical ingredient and is covered by certain patent rights owned by TSRI claiming technology related to copper-catalysed ligation of azides and acetylenes, with exclusive rights as to the People’s Republic of China (excluding Hong Kong), South Korea and Australia, and non-exclusive rights in all other countries worldwide, except the member-nations of the Association of Southeast Asian Nations (which are not included in the license with TSRI). We are obligated to use commercially reasonable efforts to develop and obtain regulatory approvals to market and sell one or more licensed products. TSRI may terminate the agreement due to our insolvency, our conviction for a felony relating to the development, manufacture, use, marketing, distribution or sale of a licensed product, or upon an uncured breach of the agreement by us, including failure to make any required payment. If our agreement with TSRI is terminated by TSRI, we could lose our rights to synthesize and/or manufacture solithromycin under the licensed TSRI technology, which could adversely affect our business, financial condition, results of operations, and prospects.

Another party could develop a fusidic acid product and achieve FDA regulatory exclusivity in the U.S. before we do, potentially preventing our ability to commercialize Taksta.

We will rely partly on FDA regulatory exclusivity to protect our proprietary rights for Taksta, our fusidic acid product, in the U.S. Fusidic acid has been approved and sold for several decades in Europe and other countries outside the U.S., but it has never been approved in the U.S. We believe this was due to the lack of regulatory exclusivity that was available for the molecule until the passage of Public Law 110-379 on October 8, 2008, which allowed old antibiotics such as fusidic acid to obtain five-year new chemical entity, or NCE, exclusivity upon NDA approval. This exclusivity will be granted to the first fusidic acid product that receives NDA approval. During the exclusivity period, the FDA will not accept an application filed by a third party that relies on any data contained in the approved NDA. Although we are not aware of another party currently developing fusidic acid for use in the U.S. for any indication, if another party were to do so and obtain NDA approval before we do, we would not be able to obtain approval for Taksta for any disease until after any period of regulatory exclusivity if our NDA relies on data contained in the previously approved NDA. In that event, we may not be able to commercialize Taksta, which would harm our ability to generate revenue and achieve profitability.

Our competitive position may be harmed if a competitor obtains orphan drug exclusivity for the treatment of prosthetic joint infections before we do. Even if we were to obtain orphan drug exclusivity, a competitor could obtain approval of a different drug for the treatment of prosthetic joint infections or for the same drug upon a showing that its drug is clinically superior to ours, which would harm our business.

Orphan drug designation is an important element of our competitive strategy for Taksta. The company that obtains the first FDA approval for a drug that is designated as an orphan drug for a rare disease receives a type of marketing exclusivity known as “orphan drug exclusivity.” Orphan drug exclusivity prevents FDA approval of applications by others for the same drug and the designated orphan disease or condition for seven years from the date of NDA approval. If the orphan indication is the first NDA approved for the drug, the drug is also eligible for the five-year Hatch-Waxman exclusivity for NCEs. Orphan and Hatch-Waxman exclusivities run concurrently.

The FDA may approve a subsequent application from another entity for the orphan indication of prosthetic joint infections if it determines that the application is for a different drug. The FDA may also approve a subsequent application for fusidic acid for an indication other than prosthetic joint infections. Orphan exclusivity does not block the same drug from being approved for another indication; however, Hatch-Waxman exclusivity could block an NDA submission for a period of five years after approval if the subsequent application referenced data in the earlier NDA.

The FDA may approve a subsequent application from another entity for the same drug for the same designated and approved orphan indication during the orphan exclusivity period if it determines that the subsequent product is clinically superior, or that the holder of the initial orphan drug approval cannot assure the availability of sufficient quantities of the drug to meet the public’s need.

If we do not receive orphan exclusivity for Taksta for the treatment of prosthetic joint infections, our business would be negatively affected. In addition, even if we do obtain orphan exclusivity for Taksta, the FDA may permit other companies to market other drugs for the same condition or use. In addition, the FDA may approve another fusidic acid product for prosthetic joint infections during our period of orphan drug exclusivity if it can be demonstrated that the drug is clinically superior to our drug, or if we are unable to supply sufficient product to meet the public’s need. This could create a more competitive market for us.

If our efforts to protect the proprietary nature of the intellectual property related to solithromycin, Taksta, and our other product candidates are not adequate, we may not be able to compete effectively in our market.

Our commercial success will depend in part on our ability to obtain additional patents and protect our existing patent position as well as our ability to maintain adequate protection of other intellectual property for solithromycin, Taksta and any future products in the U.S. and other countries. If we do not adequately protect our intellectual property, competitors may be able to use our technologies and erode or negate any competitive advantage we may have, which could harm our business and ability to achieve profitability. The patent positions of pharmaceutical companies are highly uncertain. The legal principles applicable to patents are in transition due to changing court precedent and legislative action and we cannot assure you that the historical legal standards surrounding questions of validity will continue to be applied or that current defenses relating to issued patents in these fields will be sufficient in the future. Changes in patent laws in the U.S. such as the America Invents Act of 2011 may affect the scope, strength and enforceability of our patent rights or the nature of proceedings which may be brought by us related to our patent rights. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the U.S., and we may encounter significant problems in protecting our proprietary rights in these countries. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary technologies, solithromycin, Taksta and any future products are covered by valid and enforceable patents or are effectively maintained as trade secrets.

These risks include the possibility that:

•	the patent applications that we licensed or have filed on our own may fail to result in issued patents in the U.S. or in foreign countries;

•	patents issued or licensed to us or our partners may be challenged, discovered to have been issued on the basis of insufficient or incorrect information and/or held to be invalid or unenforceable;

•	the scope of any patent protection may be too narrow to exclude other competitors from developing or designing around these patents;

•	we or our licensors were not the first to make the inventions covered by each of our issued patents and pending patent applications;

•	we or our licensors were not the first to file patent applications for these inventions;

•

we may fail to comply with procedural, documentary, fee payment and other similar provisions during the patent application process, which can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights;

•	future product candidates may not be patentable;

•	others will claim rights or ownership with regard to patents and other proprietary rights which we hold or license;

•	delays in development, testing, clinical trials and regulatory review may reduce the period of time during which we could market our product candidates under patent protection; and

•	we may fail to timely apply for patents on our technologies or products.

While we apply for patents covering both our technologies and potential products, including solithromycin and Taksta, as we deem appropriate, many biopharmaceutical companies and university and research institutions already have filed patent applications or have received patents in our areas of product development. These entities’ applications, patents and other intellectual property rights may conflict with patent applications to which we have rights and could prevent us from obtaining patents or could call into question the validity of any of our patents, if issued, or could otherwise adversely affect our ability to develop, manufacture or commercialize antibiotic candidates. In addition, if third parties file patent applications in the technologies that also claim technology to which we have rights, we may have to participate in interference, derivation or other proceedings with the U.S. Patent and Trademark Office, or USPTO, or applicable foreign patent regulatory authorities, as applicable, to determine our rights in the invention, which may be time-consuming and expensive. Moreover, issued patents may be challenged during post-grant proceedings brought by a third party or the USPTO, or in foreign countries, or in the courts. These proceedings may result in loss of patent claims or adverse changes to the scope of the claims.

If we or our licensors or partners fail to obtain and maintain patent protection for our product candidates, or our proprietary technologies and their uses, companies may be dissuaded from collaborating with us. In such event, our ability to commercialize solithromycin, Taksta and our other product candidates may be threatened, we could lose our competitive advantage and the competition we face could increase, all of which could adversely affect on our business, financial condition, results of operations, and prospects.

If we are sued for infringing intellectual property rights of third parties, litigation will be costly and time consuming and could prevent us or delay us from developing or commercializing our product candidates.

Our commercial success depends, in part, on our not infringing the patents and proprietary rights of other parties and not breaching any collaboration or other agreements we have entered into with regard to our technologies and products. Numerous third-party U.S. and non-U.S. issued patents and pending applications exist in the areas of antibacterial treatment, including compounds, formulations, treatment methods and synthetic processes that may be applied towards the synthesis of antibiotics. Although no legal action has been commenced or threatened against us by a third party for infringing intellectual property rights, we cannot provide assurances that we or our partners will be free to manufacture or market our product candidates as planned, or that we or our licensors’ and partners’ patents will not be opposed or litigated by third parties. We are currently negotiating a license with a third party for technology used in our manufacturing process for solithromycin. There can be no assurances that we will be able to obtain a license to such patent on favorable terms or at all. Failure to obtain such license may have a material adverse effect on our business.

There is a substantial amount of litigation involving intellectual property in the biopharmaceutical industry generally. If a third party asserts that we infringe its patents or other proprietary rights, we could face a number of risks that could adversely affect our business, financial condition, results of operations, and prospects, including:

•

infringement and other intellectual property claims, which would be costly and time consuming to defend, whether or not we are ultimately successful, which in turn could delay the regulatory approval process, consume our capital and divert management’s attention from our business;

•	substantial damages for past infringement, which we may have to pay if a court determines that our products or technologies infringe a competitor’s patent or other proprietary rights;

•

a court prohibiting us from selling or licensing our technologies or future products unless the third party licenses its patents or other proprietary rights to us on commercially reasonable terms, which it is not required to do;

•

if a license is available from a third party, we may have to pay substantial royalties or lump sum payments or grant cross licenses to our patents or other proprietary rights to obtain that license; and

•	redesigning our products so they do not infringe, which may not be possible or may require substantial monetary expenditures and time.

Although we are not currently party to any legal proceedings relating to our intellectual property, in the future, third parties may file claims asserting that our technologies, processes or products infringe on their intellectual property. We cannot predict whether third parties will assert these claims against us or our partners or against the licensors of technology licensed to us, or whether those claims will harm our business. In addition, the outcome of intellectual property litigation is subject to uncertainties that cannot be adequately quantified in advance. If we or our partners were to face infringement claims or challenges by third parties relating to our product candidates, an adverse outcome could subject us to significant liabilities to such third parties, and force us or our partners to curtail or cease the development of some or all of our product candidates, which could adversely affect our business, financial condition, results of operations, and prospects.

We may be required to file lawsuits or take other actions to protect or enforce our patents or the patents of our licensors, which could be expensive and time consuming.

Competitors may infringe our patents or the patents of our licensors. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. Moreover, there can be no assurance that we will have sufficient financial or other resources to file and pursue such infringement claims, which typically last for years before they are concluded. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biopharmaceuticals, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally.

In addition, in an infringement proceeding, a court may decide that a patent of ours or our licensors is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents, or those of our licensors, do not cover the technology in question. An adverse result in any litigation or defense proceedings could put one or more of our patents, or those of our licensors, at risk of being invalidated, held unenforceable or interpreted narrowly and could put our patent applications, or those of our licensors, at risk of not issuing. Moreover, we may not be able to prevent, alone or with our licensors, misappropriation of our proprietary rights, particularly in countries where the laws may not protect those rights as fully as in the U.S. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, if securities analysts or investors perceive public announcements of the results of hearings, motions or other interim proceedings or developments to be negative, the price of our common stock could be adversely affected. The occurrence of any of the above could adversely affect our business, financial condition, results of operations, and prospects.

The intellectual property protection for our products is dependent on third parties.

With respect to patent applications relating to solithromycin or other compounds licensed from Optimer, Optimer retains rights in ASEAN countries. Generally, we do not have the right to prosecute and maintain any applications in those countries, unless Optimer elects not to file, prosecute or maintain any or all of such patents. Our potential future licensors also may retain the right to prosecute and maintain the patent rights that they license to us. If Optimer or other licensors fail to appropriately prosecute and maintain patent protection for any of our product candidates in those countries controlled by them, our ability to develop and commercialize those products may be adversely affected and we may not be able to prevent competitors from making, using and selling competing products in those countries.

With respect to inventions that are jointly made by us and one of our licensors, partners or potential partners, we would need to determine, with our licensors, partners or potential partners, who would be responsible for the prosecution of patents relating to any joint inventions should they arise. In addition, we may be required to cede control of prosecution of our patents to partners or potential partners in order to consummate a partnering transaction. If any of our licensors or partners fails to appropriately prosecute and maintain patent protection for any of our product candidates in those countries controlled by them, our ability to develop and commercialize those products may be adversely affected and we may not be able to prevent competitors from making, using and selling competing products in those countries.

If we are unable to protect the confidentiality of certain information, the value of our products and technology could be materially adversely affected.

We also rely on trade secrets, know-how and continuing technological advancement to develop and maintain our competitive position. To protect this competitive position, we regularly enter into confidentiality and proprietary information agreements with third parties, including employees, independent contractors, suppliers and collaborators. We cannot, however, ensure that these protective arrangements will be honored by third parties, and we may not have adequate remedies if these arrangements are breached. In addition, enforcement of claims that a third party has illegally obtained and is using trade secrets, know-how and technological advancements is expensive, time consuming and uncertain. Non-U.S. courts are sometimes less willing than U.S. courts to protect this information. Moreover, our trade secrets, know-how and technological advancements may otherwise become known or be independently developed by competitors in a manner providing us with no practical recourse against the competing parties. If any such events were to occur, they could adversely affect our business, financial condition, results of operations, and prospects.

We have not yet registered our trademarks in all of our potential markets, and failure to secure those registrations could adversely affect our business.

The USPTO has allowed our trademark applications for our mark “Taksta”, and, if we submit statements of use to the USPTO in a timely manner, the USPTO will issue trademark registrations, subject to unforeseen circumstances that arise. Although we are not currently aware of any oppositions to or cancellations of our registered trademarks or pending applications, it is possible that one or more of the applications could be subject to opposition or cancellation after the marks are registered. The registrations will be subject to use and maintenance requirements. We have not yet registered all of our trademarks in all of our potential markets and there are names or symbols other than “Cempra” that may be protectable marks for which we have not sought registration. Failure to secure those registrations could adversely affect our business. We cannot assure you that opposition or cancellation proceedings will not be filed against our trademarks or that our trademarks would survive such proceedings.

We may be subject to claims that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

As is common in the biotechnology and pharmaceutical industries, we employ individuals who were previously employed at other biotechnology or pharmaceutical companies, including our competitors or potential competitors. We may be subject to claims that these employees, or we, have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. Such claims may lead to material costs for us, or an inability to protect or use valuable intellectual property rights, which could adversely affect our business, financial condition, results of operations, and prospects.

Risks Related to Ownership of Our Common Stock

An active trading market for our common stock may not develop to provide our stockholders with adequate liquidity.

Prior to February 3, 2012, there had not been a public market for our common stock. Since that time, our common stock has been thinly traded. We cannot assure you that an active trading market for our common stock will develop, or if it does develop, it may not be maintained. You may not be able to sell your shares quickly or at the market price if trading in our common stock is not active.

We might not be able to maintain the listing of our common stock on the Nasdaq Global Market.

Our common stock began listing on the Nasdaq Global Market on February 3, 2012, under the symbol “CEMP.” We might not be able to maintain the listing standards of that exchange. If we fail to maintain the listing requirements, our common stock might trade on the Nasdaq Capital Market, or move to the OTC Bulletin Board or in the “pink sheets” maintained by Pink OTC Markets, Inc. The OTC Bulletin Board and the “pink sheets” are generally considered to be markets that are less efficient and less broad than the Nasdaq Capital Market.

The market price of our common stock may be highly volatile, and you could lose all or part of your investment.

Our stock began trading on the Nasdaq Global Market on February 3, 2012. Between that date and March 7, 2013, it has traded between $5.26 and $9.56. Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

•	any delay in commencement of our planned Phase 3 clinical trial for IV to oral solithromycin or our Phase 3 clinical trials for Taksta;

•	adverse results or delays in clinical trials;

•

any delay in filing our NDAs for solithromycin or Taksta and any adverse development or perceived adverse development with respect to the FDA’s review of the NDAs, including without limitation the FDA’s issuance of a “refusal to file” letter or a request for additional information;

•	changes in laws or regulations applicable to our products or product candidates, including but not limited to clinical trial requirements for approvals;

•	unanticipated serious safety concerns related to the use of solithromycin, Taksta or any of our other product candidates;

•	a decision to initiate a clinical trial, not to initiate a clinical trial or to terminate an existing clinical trial;

•	the inability to obtain adequate product supply for solithromycin, Taksta or any other approved drug product, or the inability to do so at acceptable prices;

•	adverse regulatory decisions;

•	the introduction of new products or technologies offered by us or our competitors;

•	the effectiveness of our or our potential partners’ commercialization efforts;

•	the inability to effectively manage our growth;

•	actual or anticipated variations in quarterly operating results;

•	the failure to meet or exceed the estimates and projections of the investment community;

•	the perception of the pharmaceutical industry by the public, legislatures, regulators and the investment community;

•	the overall performance of the U.S. equity markets and general political and economic conditions;

•	developments concerning our sources of manufacturing supply and any commercialization partners;

•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•	additions or departures of key scientific or management personnel;

•	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

•	sales of our common stock by our stockholders in the future;

•	significant lawsuits, including patent or stockholder litigation;

•	changes in the market valuations of similar companies;

•	the trading volume of our common stock;

•	effects of natural or man-made catastrophic events or other business interruptions; and

•	other events or factors, many of which are beyond our control.

In addition, the stock market in general, and the NASDAQ Global Market and the stock of biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

At February 28, 2013, our executive officers, directors and entities affiliated with certain of our directors beneficially owned approximately 43% of our outstanding voting common stock. Therefore, these stockholders have the ability to influence us through their ownership position. These stockholders may be able to determine the outcome of all matters requiring stockholder approval. For example, these stockholders may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders.

The requirements of being a public company adds to our operating costs and might strain our resources and distract our management.

We became a public company on February 2, 2012. As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules subsequently implemented by the Securities and Exchange Commission, or SEC, and the NASDAQ Global Market have imposed various requirements on public companies. While we may opt to rely on certain exemptions from these requirements provided in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, our management and other personnel still need to devote a substantial amount of time to compliance initiatives. Moreover, we anticipate that compliance with certain rules and regulations will increase our legal, accounting and financial compliance costs substantially. We estimate the additional costs we may incur to respond to these requirements to range from $0.9 million to $1.2 million annually, although unforeseen circumstances could increase actual costs. In addition, these rules and regulations may make our activities related to legal, accounting and financial compliance more difficult, time-consuming and costly and may also place undue strain on our personnel, systems and resources. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth will make our common stock less attractive to investors or otherwise negatively impact the price of our stock.

The JOBS Act contains provisions that, among other things, reduce reporting requirements for qualifying companies. As an “emerging growth company”, we evaluate the benefits of relying on the other reduced reporting requirements provided by the JOBS Act.

Subject to certain conditions set forth in the JOBS Act, as an emerging growth company, we have chosen to rely on these exemptions, and as a result, we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and disclose executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering, or IPO, on February 8, 2012 or until we otherwise no longer satisfy the criteria to be an emerging growth company, whichever is earlier. We cannot be certain if our scaled disclosure will make our stock less attractive to investors or negatively affect the price of our stock.

If we fail to establish and maintain proper internal controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

SEC rules that implement Section 404 of the Sarbanes-Oxley Act require us to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. We first became subject to this requirement for this report. While we have concluded that our internal control over financial reporting was effective as of December 31, 2012, there can be no assurance that we will be able to so conclude in the future or that we will not identify one or more material weaknesses in our internal controls in connection with future evaluations. Additionally, we have opted to rely on the exemptions provided in the JOBS Act, and will not be required to provide our independent auditor’s assessment of our internal controls over financial reporting until such time we cease to be an “emerging growth company”, which, at the latest, would be for our annual report on Form 10-K for the year ending December 31, 2017. Investors may lose confidence in our operating results, our stock price could decline and we may be subject to litigation or regulatory enforcement actions if (i) in the future we are unable to conclude that our internal control over financial reporting is effective, (ii) we identify material weaknesses in our internal control over financial reporting, which could result in financial statement errors which, in turn, could require us to restate our operating results or (iii) when required, our independent auditors are unwilling or unable to provide us with an attestation report on the effectiveness of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act. Any of these events could cause investors to lose confidence in our operating results, our stock price could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, we may not be able to remain listed on the NASDAQ Global Market.

Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our stock price to decline.

Certain holders of shares of our common stock are entitled to rights with respect to the registration under the Securities Act of 1933, as amended, or the Securities Act, of shares of our common stock or shares of our common stock issuable upon the exercise of warrants held by these individuals or entities. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares held by our affiliates as defined in Rule 144 under the Securities Act. Sales of stock by these stockholders could have a material adverse effect on the trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. A limited number of securities and industry analysts currently publish research on our company. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which might cause our stock price and trading volume to decline.

Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited.

Under Section 382 of the Internal Revenue Code of 1986, as amended, referred to as the Internal Revenue Code, if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period), the corporation’s ability to use its pre-change net operating loss carry-forwards and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We believe that, with the financing transactions that have occurred over the past three years, we may have triggered an “ownership change” limitation. We may also experience ownership changes in the future as a result of subsequent shifts in our stock ownership. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carry-forwards to offset U.S. federal taxable income may be subject to limitations, which potentially could result in increased future tax liability to us.

We do not intend to pay dividends on our common stock so any returns will be limited to the value of our stock.

We have never declared or paid any cash dividend on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will be limited to the value of their stock.

In addition, pursuant to the terms of the Hercules loan, for as long as the Hercules loan is outstanding, we may not pay any cash dividends on our common stock.

Some provisions of our charter documents and Delaware law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our stockholders and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us or increase the cost of acquiring us, even if an acquisition would benefit our stockholders, and could also make it more difficult to remove our current management. These provisions include:

•	authorizing the issuance of “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

•	limiting the removal of directors by the stockholders;

•	creating a staggered board of directors;

•	prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of stockholders;

•	eliminating the ability of stockholders to call a special meeting of stockholders; and

•	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, we are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless such transactions are approved by the board of directors. This provision could have the effect of discouraging, delaying or preventing someone from acquiring us or merging with us, whether or not it is desired by or beneficial to our stockholders. Any provision of our certificate of incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “may,” “might,” “should,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s current judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to: the costs, timing, regulatory review and results of our studies and clinical trials; our need to obtain additional funding and our ability to obtain future funding on acceptable terms; our ability to obtain FDA approval of our product candidates; our dependence on the success of solithromycin and Taksta; our anticipated capital expenditures and our estimates regarding our capital requirements; the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties; the unpredictability of the size of the markets for, and market acceptance of, any of our products, including solithromycin and Taksta; our ability to produce and sell any approved products and the price we are able realize for those products; our ability to retain and hire necessary employees and to staff our operations appropriately; our ability to compete in our industry; innovation by our competitors; and our ability to stay abreast of and comply with new or modified laws and regulations that currently apply or become applicable to our business. Please also see the discussion of risks and uncertainties under “Risk Factors” above and contained in any supplements to this prospectus.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities by us under this prospectus for general corporate purposes, including clinical trials, research and development expenses, and general and administrative expenses. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities by us. Pending the application of the net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The NASDAQ Global Market may engage in passive market making transactions in the common stock on The NASDAQ Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

Pursuant to our certificate of incorporation, we are authorized to issue 80,000,000 shares of common stock, $0.001 par value per share. As of February 28, 2013, we had 24,903,774 shares of common stock outstanding and 32 stockholders of record, which excludes stockholders whose shares were held in nominee or street name by brokers.

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our certificate of incorporation and our bylaws, both of which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.

General

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders, and there are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock.

The holders of common stock are entitled to receive ratable dividends, if any, payable in cash, in stock or otherwise if, as and when declared from time to time by our board of directors out of funds legally available for the payment of dividends, subject to any preferential rights that may be applicable to any outstanding preferred stock. In the event of a liquidation, dissolution, or winding up of our company, after payment in full of all outstanding debts and other liabilities, the holders of common stock are entitled to share ratably in all remaining assets, subject to prior distribution rights of preferred stock, if any, then outstanding. No shares of common stock have preemptive rights or other subscription rights to purchase additional shares of common stock. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock included in this registration statement will be fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to, and might be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. All shares of common stock that are acquired by us shall be available for reissuance by us at any time.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021.

NASDAQ Global Market

Our common stock is listed for quotation on The NASDAQ Global Market under the symbol “CEMP.” On March 1, 2013, the last reported sale price of our common stock was $6.66 per share.

DESCRIPTION OF PREFERRED STOCK

Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by our stockholders. As of the date of this prospectus, no shares of preferred stock were outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we may offer, an indenture (and any relevant supplemental indenture) will contain additional important terms and provisions, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated therein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

•	the maturity date;

•	the principal amount due at maturity;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;

•	whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment or interest and the maximum length of any such deferral period;

•

the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	any provisions for payment of additional amounts for taxes;

•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	events of default;

•	whether we and/or the indenture trustee may change an indenture without the consent of any holders;

•	the form of debt security and how it may be exchanged and transferred;

•	description of the indenture trustee and paying agent, and the method of payments; and

•	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

We summarize below the material terms of the form of indenture or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

•	does not limit the amount of debt securities that we may issue;

•	allows us to issue debt securities in one or more series;

•	does not require us to issue all of the debt securities of a series at the same time;

•	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provides that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of any warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. With respect to any warrants that we offer, specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to reports that we file with the SEC and incorporated by reference in this prospectus:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the exercise price for shares of our common stock or preferred stock and the number of shares of common stock or preferred stock to be received upon exercise of the warrants;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or the common stock issuable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We might issue units composed of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, warrant and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We may choose to evidence each series of units by unit certificates that we would issue under a separate agreement. If we choose to evidence the units by unit certificates, we will enter into the unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement relating to the particular series of units.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Certain provisions of Delaware law and our certificate of incorporation and bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law. We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•

an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our certificate of incorporation and bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Certificate of Incorporation and Bylaws. Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

•

permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change of control);

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divide our board of directors into three classes;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•

do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

•	provide that special meetings of our stockholders may be called only by the board of directors or by such person or persons duly designated by the board of directors to call such meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned as of February 28, 2013 by:

•	each person known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•	each director;

•	each of our executive officers; and

•	all of our current directors and executive officers as a group.

This table is based upon the information supplied by our executive officers, directors and principal stockholders and from Schedules 13D and 13G filed with the SEC. Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown, and their address is c/o Cempra, Inc., 6340 Quadrangle Drive, Suite 100, Chapel Hill, North Carolina 27517. As of February 28, 2013, we had 24,903,774 shares of common stock outstanding. Share ownership in each case also includes shares issuable pursuant to the exercise of stock options and warrants that can be exercised within 60 days after February 28, 2013 for purposes of computing the percentage of common stock owned by the person named. Options and warrants owned by a person are not included for purposes of computing the percentage owned by any other person.

Name and Address of Beneficial Owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% or greater stockholders:
Intersouth Partners VI, L.P. and its affiliates (1)	3,355,762	13.45%
406 Blackwell Street, Suite 200 Durham, NC 27701
Aisling Capital II, LP (2)	3,332,278	13.36%
888 Seventh Avenue, 30th Floor New York, NY 10106
Quaker BioVentures II, L.P. (3)	3,300,601	13.23%
Cira Centre 2929 Arch Street, Suite 325 Philadelphia, PA 19104
Wasatch Advisors, Inc. (4)	2,547,090	10.23%
150 Social Hall Avenue, 4 th Floor Salt Lake City, UT 84111
I. Wistar Morris, III and his affiliates (5)	2,273,468	9.11%
234 Broughton Lane Villanova, PA 19085
Deerfield Management Company, L.P. and its affiliates (6)	1,335,461	5.36%
780 Third Avenue, 37th Floor New York, NY 10017

Name and Address of Beneficial Owner	Number of shares beneficially owned	Percentage of shares beneficially owned
Directors and Named Executive Officers:
Richard Kent, M.D. (7)	3,375,762	13.53%
Dov Goldstein, M.D. (8)	3,352,278	13.44%
P. Sherrill Neff (9)	3,320,601	13.31%
Prabhavathi Fernandes, Ph.D. (10)	533,960	2.14%
Mark W. Hahn (11)	90,531	*
John H. Johnson (12)	45,733	*
Garheng Kong, M.D., Ph.D. (13)	41,990	*
David Gill (14)	30,000	*
All current executive officers and directors as a group (8 persons) (15)	10,790,855	43.13%

*	Less than 1%.
(1)	Includes (i) 1,970,728 shares of held by Intersouth Partners VI, L.P. and 1,345,558 shares held by Intersouth Partners VII, L.P. and (ii) 15,790 shares and 23,686 shares issuable upon the exercise of warrants held by Intersouth Partners VI, L.P. and Intersouth Partners VII, L.P., respectively. The shares directly held by Intersouth Partners VI, L.P. (“Intersouth VI”) are indirectly held by Intersouth Associates VI, LLC (“ISA VI”), as general partner of Intersouth VI, and each of the individual managing members of ISA VI. The individual managing members (collectively, the “ISA VI Member Managers”) of ISA VI are Mitch Mumma and Dennis Dougherty. ISA VI Member Managers may share voting and dispositive power over the shares directly held by Intersouth VI. The shares held directly by Intersouth Partners VII, L.P. (“Intersouth VII”) are indirectly held by Intersouth Associates VII, LLC (“ISA VII”), as general partner of Intersouth VII, and each of the individual managing members of ISA VII. The individual managing members (collectively, the “ISA VII Member Managers”) of ISA VII are Mitch Mumma and Dennis Dougherty.
(2)	Includes (i) 3,293,060 shares and (ii) 39,218 shares issuable upon the exercise of warrants. The shares directly held by Aisling Capital II, LP (“Aisling”) are indirectly held by Aisling Capital Partners, LP (“Aisling GP”), as general partner of Aisling, Aisling Capital Partners, LLC (“Aisling Partners”), as general partner of Aisling GP, and each of the individual managing members of Aisling Partners. The individual managing members (collectively, the “Aisling Managers”) of Aisling Partners are Dennis Purcell, Dr. Andrew Schiff and Steve Elms. Each of Aisling, Aisling GP and Aisling Partners may be deemed to have sole power to direct the voting and disposition of the shares directly held by Aisling. The Aisling Managers may share voting and dispositive power over the shares directly held by Aisling.
(3)	Includes (i) 3,262,154 shares and (ii) 38,447 shares issuable upon the exercise of warrants. The shares directly held by Quaker BioVentures II, L.P. (“Quaker BioVentures”) are indirectly held by Quaker BioVentures Capital II, L.P. (“Quaker Capital LP”), as general partner of Quaker BioVentures and Quaker BioVentures Capital II, LLC (“Quaker Capital LLC”), as general partner of Quaker Capital LP.
(4)

Includes (i) 1,366,958 shares held by Wasatch Small Cap Growth Fund, (ii) 113,483 shares held by Wasatch Ultra Growth Fund, (iii) 190,356 shares held by Wasatch Micro Cap Fund, and (iv) 876,293 shares held by accounts separately managed by Wasatch Advisors, Inc., referred to as the Separate Accounts. Wasatch Advisors, Inc. is the investment advisor for Wasatch Small Cap Growth Fund, Wasatch Ultra Growth Fund, Wasatch Micro Cap Fund, and the Separate Accounts. Wasatch Advisors, Inc., through its portfolio managers, has voting and dispositive authority over the shares held by Wasatch Small Cap Growth Fund, Wasatch Ultra Growth Fund, Wasatch Micro Cap Fund, and the Separate Accounts. Jeff Cardon, John Malooly and Dan Chace, respectively, have voting and dispositive authority over these shares and disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.
(5)	Includes (i) 744,533 shares held by I. Wistar Morris, III, 517,566 shares held by Martha Morris, 474,616 shares held by Cotswold Foundation, and 496,286 shares held by Eleventh Generation Partnership, LP, and (ii) 13,635 shares, 9,345 shares, 8,543 shares and 8,944 shares issuable upon the exercise of warrants held by Mr. Morris, Mrs. Morris, Cotswold Foundation and Eleventh Generation Partnership, LP, respectively. Mr. Morris is the spouse of Martha Morris and a trustee of Cotswold Foundation. Eleventh Generation Partnership, LP is a partnership of which Mr. Morris’s daughters are the general partners. Mr. Morris shares voting power with respect to the securities owned by Mrs. Morris and Cotswold Foundation. Mr. Morris disclaims beneficial ownership of the shares held by Mrs. Morris, Cotswold Foundation, and Eleventh Generation Partnership, LP, except to the extent of any pecuniary interest therein.
(6)	Includes 616,793 shares directly held by Deerfield Special Situations Fund, L.P. (“Deerfield SS Fund”), and 718,668 shares held by Deerfield Special Situations International Master Fund, L.P. (“Deerfield SS International”). Deerfield MGMT, L.P. (“Deerfield MGMT”) is the general partner, and Deerfield Management Company, L.P. (“Deerfield Management”) is the investment advisor, of Deerfield SS Fund and Deerfield SS International. James E. Flynn, president of the general partners of Deerfield MGMT and Deerfield Management, holds voting and dispositive power over the shares held by Deerfield SS Fund and Deerfield SS International.
(7)	Consists of (i) 20,000 shares that Dr. Kent has the right to acquire from us within 60 days of February 28, 2013 pursuant to the exercise of stock options, (ii) 1,970,728 shares held by Intersouth Partners VI, L.P., 1,345,558 shares held by Intersouth Partners VII, L.P. and (iii) 15,790 shares and 23,686 shares issuable upon the exercise of warrants held by Intersouth Partners VI, L.P. and Intersouth Partners VII, L.P., respectively. Dr. Kent, a member of our board of directors, is a partner of Intersouth Partners, the general partner of Intersouth Partners VI, L.P. and Intersouth Partners VII, L.P. Dr. Kent disclaims beneficial ownership of these shares held by Intersouth Partners VI, L.P. and Intersouth Partners VII, L.P., except to the extent of any pecuniary interest therein.
(8)	Consists of (i) 20,000 shares that Dr. Goldstein has the right to acquire from us within 60 days of February 28, 2013 pursuant to the exercise of stock options, (ii) 3,293,060 shares held by Aisling Capital II, LP and (iii) 39,218 shares issuable upon the exercise of warrants held by Aisling Capital II, LP. Dr. Goldstein, a member of our Board, is a member of the investment committee of Aisling Capital II, LP. Dr. Goldstein disclaims beneficial ownership of these shares held by Aisling Capital II, LP, except to the extent of any pecuniary interest therein.
(9)	Consists of (i) 20,000 shares that Mr. Neff has the right to acquire from us within 60 days of February 28, 2013 pursuant to the exercise of stock options, (ii) 3,262,154 shares held by Quaker BioVentures II, L.P. and (iii) 38,447 shares issuable upon the exercise of warrants held by Quaker BioVentures II, L.P. Mr. Neff, a member of our Board, is a managing member of Quaker BioVentures Capital II, LLC, the general partner of Quaker BioVentures Capital II, L.P., the general partner of Quaker BioVentures II, L.P. Pursuant to powers of attorney granted by Quaker BioVentures Capital II, LLC and Quaker BioVentures Capital II, L.P., Mr. Neff shares voting power with respect to the securities owned by the entities for which these entities serve as general partners. Mr. Neff disclaims beneficial ownership of these shares held by Quaker BioVentures II, L.P., except to the extent of any pecuniary interest therein.
(10)	Includes (i) 203,684 shares held by Dr. Fernandes, and (ii) 330,276 shares that Dr. Fernandes has the right to acquire from us within 60 days of February 28, 2013 pursuant to the exercise of stock options.
(11)	Consists of 90,531 shares that Mr. Hahn has the right to acquire from us within 60 days of February 28, 2013 pursuant to the exercise of stock options.
(12)	Consists of 45,733 shares that Mr. Johnson has the right to acquire from us within 60 days of February 28, 2013 pursuant to the exercise of stock options.
(13)	Consists of 41,990 shares that Dr. Kong has the right to acquire from us within 60 days of February 28, 2013 pursuant to the exercise of stock options.
(14)	Consists of 30,000 shares that Mr. Gill has the right to acquire from us within 60 days of February 28, 2013 pursuant to the exercise of stock options.
(15)	Includes 117,141 shares issuable upon the exercise of warrants and 596,530 shares subject to options that will be exercisable within 60 days of February 28, 2013 pursuant to the exercise of stock options.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Wyrick Robbins Yates & Ponton, LLP, Raleigh, North Carolina.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov. Our common stock is listed on The NASDAQ Global Market, and you can read and inspect our filings at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 7, 2013;

•	our Current Reports on Form 8-K filed with the SEC on February 5, 2013;

•

the description of our common stock contained in our registration statement on Form 8-A (File No. 333-177261) filed with the SEC on January 24, 2012, including any amendment or report filed for the purpose of updating such description; and

•

all of the filings pursuant to the Securities Exchange Act of 1934, as amended, after the date of the filing of the original registration statement and prior to the effectiveness of the registration statement.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Cempra, Inc., Attention: Shane Barton, 6340 Quadrangle Drive, Suite 100, Chapel Hill, North Carolina 27517, (919) 316-6601.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

7,250,000 Shares

Common Stock

Prospectus Supplement

dated June 14, 2013

Barclays

Stifel

Cowen and Company

Needham & Company

SunTrust Robinson Humphrey